Exhibit 10.13
• 180 GRAND AVENUE •
• Oakland, California •
• OFFICE BUILDING LEASE •
BASIC LEASE INFORMATION

Date of Lease:	March 1, 2016

Landlord:	MACH 11 180 LLC, a Delaware limited liability company

Landlord’s Address For Notices:	MACH II 180 LLC c/o Ellis Partners LLC 111 Sutter Street, Suite 800 San Francisco, California 94104 Attn: James F. Ellis

Tenant:	MARQETA, INC., a Delaware corporation

Tenant’s Address For Notices:	180 Grand Avenue, 5th Floor Oakland, California 94612 Attn: Gizelle Barany, General Counsel

Building:	180 Grand Avenue, Oakland, California

Leased Premises:	Approximately 18,774 rentable square feet consisting of the entire 5th Floor of the Building

Rentable Area:
Leased Premises:	Approximately 18,774 rentable square feet
Building:	Approximately 277,147 rentable square feet

Term Commencement Date:	The date that the Tenant Improvements (as defined in Exhibit B) are Substantially Complete (as defined in Exhibit B), estimated to occur on or about July 1, 2016.

Term Expiration Date:
The last day of the eighty-seventh (87th) full calendar month after the Term Commencement Date (meaning if the Term Commencement Date shall occur on a date other than the first day of a calendar month, the Term shall be eighty-seven (87) full calendar months plus a partial month).

Option to Extend:	Number of Extension Periods: One (l) Years per Extension Period: Seven (7)
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Base Rent:
Term Commencement Date through the last day of the 12th full calendar month after the Term Commencement Date = $75,096.00 per month (based on $4.00 per rentable square foot of Rentable Area of the Leased Premises per month). Notwithstanding the foregoing, no Base Rent shall be payable for three (3) months after the Term Commencement Date (the “Base Rent Abatement Period’’). The collective Base Rent abatement during the Base Rent Abatement Period is equivalent to $225,288.00.
Month 13 through Month 24 = $77,348.88 per month (based on $4.12 per rentable square foot of Rentable Area of the Leased Premises per month).
Month 25 through Month 36 = $79,601.76 per month (based on $4.24 per rentable square foot of Rentable Area of the Leased Premises per month).
Month 37 through Month 48 = $82,042.38 per month (based on $4.37 per rentable square foot of Rentable Area of the Leased Premises per month).
Month 49 through Month 60 = $84,483.00 per month (based on $4.50 per rentable square foot of Rentable Area of the Leased Premises per month).
Month 61 through Month 72 = $87,111.36 per month (based on $4.64 per rentable square foot of Rentable Area of the Leased Premises per month).
Month 73 through 84 = $89,739.72 per month (based on $4.78 per rentable square foot of Rentable Area of the Leased Premises per month).
Month 85 through Term Expiration Date = $92,368.08 per month (based on $4.92 per rentable square foot of Rentable Area of the Leased Premises per month).

Base Year:	Calendar year 2016

Tenant’s Proportionate Share:	Approximately 6.77%
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Parking Spaces:	Tenant shall have the right, but not the obligation, to use one (1) unreserved parking space per 1,000 rentable square feet of the Leased Premises, which amounts to a total of nineteen (19) unreserved parking spaces, in the Building’s adjacent parking structure at the prevailing rates established by Landlord for the Building from time to time (currently $175.00 per unreserved parking space per month). Reserved parking is currently $220.00 per parking space per month.

Security Deposit:	$901,152.00 (which shall be provided in the form of a letter of credit and is subject to reduction [see Section 5.14]).

Guarantor:	None

Landlord’s Broker:	CBRE, Inc.

Tenant’s Broker:	Colliers International
EXHIBITS:

Exhibit A -	Floor Plan of the Leased Premises
Exhibit B -	Initial Improvement of the Leased Premises
Exhibit C -	Confirmation of Term of Lease
Exhibit D -	Building Rules and Regulations
The foregoing BASIC LEASE INFORMATION is incorporated herein and made a part of the LEASE to which it is attached. If there is any conflict between the BASIC LEASE INFORMATION and the LEASE, the BASIC LEASE INFORMATION shall control.
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OFFICE BUILDING LEASE
THIS OFFICE BUILDING LEASE (this “Lease”) is made as of the date specified in the BASIC LEASE INFORMATION sheet, by and between the landlord specified in the BASIC LEASE INFORMATION sheet (“Landlord”) and the tenant specified in the BASIC LEASE INFORMATION sheet (“Tenant”).
Article 1.
Definitions
1.1 Definitions: Terms used herein shall have the following meanings:
1.2 “Additional Rent” shall mean all monetary obligations of Tenant under this Lease other than the obligation for payment of Gross Rent.
1.3 Intentionally Omitted.
1.4 “Base Rent” shall mean the minimum monthly rental amounts set forth in the Basic Lease Information due from time to time as rental for the Leased Premises.
1.5 “Base Year” shall mean the calendar year specified on the Basic Lease Information sheet.
1.6 “Basic Operating Costs” shall have the meaning given in Section 3.5.
1.7 “Building” shall mean the building and other improvements associated therewith identified on the Basic Lease Information sheet.
1.8 “Building Standard Improvements” shall mean the standard materials ordinarily used by Landlord in the improvement of the Building and leased premises within the Building.
1.9 “Common Areas” shall mean, as applicable, (a) the areas of the Building devoted to the non-exclusive use and benefit of tenants (and invitees, if applicable), such as common corridors, lobbies, fire vestibules, elevator foyers, stairways, elevators, electric and telephone closets, restrooms, mechanical closets, janitor closets, loading docks, and other similar facilities, and (b) other areas of the Project available for the non-exclusive use and benefit of tenants (and invitees, if applicable).
1.10 “Computation Year” shall mean a fiscal year consisting of the calendar year commencing January 1st of the Base Year and continuing through the Term with a short or stub fiscal year in (i) the Base Year for the period between the Term Commencement Date and December 31 of such year (if the Term Commencement Date is not January 1) and (ii) any partial year in which the Lease expires or is terminated for the period between January 1 of such year and the date of lease termination or expiration (if the Term Expiration Date is not December 31).
1.11 “Gross Rent” shall mean the total of Base Rent and Tenant’s Proportionate Share of Basic Operating Costs and Tenant’s Proportionate Share of Property Taxes.

1.12 “Landlord’s Broker” shall mean the individual or corporate broker identified on the Basic Lease Information sheet as the broker for Landlord.

1.13 Intentionally Omitted.
1.14 Intentionally Omitted.
1.15 “Leased Premises” shall mean the floor area more particularly shown on the floor plan attached hereto as Exhibit A, containing the Rentable Area (as such term is defined in Section 1.19 below) specified on the Basic Lease Information sheet.
1.16 “Permitted Use” shall mean general office and other ancillary office use; provided, however, that Permitted Use shall not include (a) offices or agencies of any foreign government or political subdivision thereof; (b) offices of any agency or bureau of any state, county or city government; (c) offices of any health care professionals; (d) schools or other training facilities which are not ancillary to corporate, executive or professional office use; (e) retail, restaurant, church or worship uses; or (f) telephone call centers, data centers, or internet service provider facilities.
1.17 “Project” shall mean the Building, adjoining parking areas and garages, if any, and Common Areas associated with the Building, and the real property on which the Building and the parking and Common Areas are located.
1.18 “Rent” shall mean Gross Rent plus Additional Rent.
1.19 “Rentable Area” shall mean the number of rentable square feet included within the Building as calculated in accordance with the methods of measuring rentable square feet, as that method is described in the American National Institute Publication ANSI Z65.1-1996, as promulgated by the Building Owners and Managers Association (the “BOMA Standard”). Tenant and Landlord agree that the rentable square footage in the Leased Premises shall be calculated by measuring the number of usable square feet within the Leased Premises in accordance with the BOMA Standard and increasing the number of usable square feet by fifteen percent (15%). The Rentable Area of the Leased Premises is agreed for all purposes of this Lease by Tenant and Landlord to be the amount stated on the Basic Lease Information sheet, subject to remeasurement by Landlord using the BOMA Standard.
1.20 “Security Deposit” shall mean the amount specified on the Basic Lease Information sheet to be paid by Tenant to Landlord and held and applied pursuant to Section 5.14.
1.21 Intentionally Omitted.
1.22 Intentionally Omitted.
1.23 “Tenant Improvements” shall have the meaning given in Exhibit B, if any.
1.24 “Tenant’s Broker” shall mean the individual or corporate broker identified on the Basic Lease Information sheet as the broker for Tenant.
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1.25 Intentionally Omitted.
1.26 “Tenant’s Proportionate Share” is specified on the Basic Lease Information sheet and is based on the percentage which the Rentable Area of the Leased Premises bears to the total Rentable Area of the Building.
1.27 “Term” shall mean the period commencing with the Term Commencement Date and ending at midnight on the Term Expiration Date.
1.28 “Term Commencement Date” shall be the date set forth on the Basic Lease Information sheet.
1.29 “Term Expiration Date” shall be the date set forth on the Basic Lease Information sheet, unless sooner terminated pursuant to the terms of this Lease or unless extended pursuant to the provisions of Section 8.1.
1.30 Other Terms. Other terms used in this Lease and on the Basic Lease Information sheet shall have the meanings given to them herein and thereon.
Article 2.
Leased Premises
2.1 Lease. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Leased Premises upon all of the terms, covenants and conditions set forth in this Lease.

2.2 Acceptance of Leased Premises. Tenant acknowledges that: (a) it has been advised by Landlord, Landlord’s Broker and Tenant’s Broker, if any, to satisfy itself with respect to the condition of the Leased Premises (including, without limitation, the HVAC, electrical, plumbing and other mechanical installations, fire sprinkler systems, security, environmental aspects, and compliance with applicable laws, ordinances, rules and regulations) and the present and future suitability of the Leased Premises for Tenant’s intended use; (b) Tenant has made such inspection and investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to Tenant’s occupancy of the Leased Premises and the Term of this Lease; and (c) neither Landlord nor Landlord’s Broker nor any of Landlord’s agents has made any oral or written representations or warranties with respect to the condition, suitability or fitness of the Leased Premises other than as may be specifically set forth in this Lease. Tenant accepts the Leased Premises in its AS IS condition existing on the date Tenant executes this Lease, subject to all matters of record and applicable laws, ordinances, rules and regulations. Tenant acknowledges that neither Landlord nor Landlord’s Broker nor any of Landlord’s agents has agreed to undertake any alterations or additions or to perform any maintenance or repair of the Leased Premises except for the routine maintenance and janitorial work specified herein and except as may be expressly set forth in Exhibit B. If Landlord, for any reason whatsoever, cannot deliver possession of the Leased Premises to Tenant on the estimated commencement date in the condition specified in this Section 2.2, Landlord shall neither be subject to any liability nor shall the validity of this Lease be affected; provided, the Term and the obligation to pay Gross Rent shall commence on the date possession is actually tendered to Tenant (which date shall become the Term Commencement Date) and the Term Expiration Date shall be extended commensurately. If the Term Commencement Date and/or the Term Expiration Date is other than the Term

Commencement Date and Term Expiration Date specified in the Basic Lease Information or is not set forth in the Basic Lease Information, the parties shall execute that certain Confirmation of Term of Lease, substantially in the form of Exhibit C hereto specifying the actual Term Commencement Date, Term Expiration Date and the date on which Tenant is to commence paying Rent. Tenant shall execute and return such Confirmation of Term of Lease to Landlord within fifteen (15) days after Tenant’s receipt thereof. If Tenant fails to execute and return (or reasonably object in writing to) the Confirmation of Term of Lease within fifteen (15) days after receiving it, Tenant shall be deemed to have executed and returned it without exception.
2.3 Right To Relocate Leased Premises. At any time during the Term, Landlord shall have the right to relocate Tenant to other premises within the Building which are at least an entire floor in the Building and above the fifth (5th) floor, have the same approximate area as the Leased Premises, are built-out by Landlord to substantially the same layout, with finishes of equal or better quality, as is in place in the Leased Premises immediately prior to such relocation, and the same rental rate per square foot as the Leased Premises, upon ninety (90) days prior notice to Tenant. In addition, Tenant’s rights with respect to its signage on the fifth (5th) floor, as provided in Section 4.4 below, shall apply with regard to the floor to which the Leased Premises arc relocated. Any such move to such relocated premises must be completed by Landlord only during a weekend, and at Tenant’s reasonable convenience. Landlord shall lease the new premises to Tenant on the same terms and conditions as set forth in this Lease, at a Gross Rent no greater than what Tenant is obligated to pay under this Lease prior to such relocation, provided that if the Rentable Area of the new premises is less than the Rentable Area of the original Leased Premises, there shall be a proportionate adjustment of Gross Rent based on the revised Rentable Area. Landlord shall reimburse Tenant for Tenant’s reasonable out of pocket costs to relocate Tenant’s inventory, furniture, trade fixtures, and equipment and to install Tenant’s fixtures (or provide new fixtures of the same quality, nature and extent as those in the Leased Premises if, in Landlord’s judgment, it is not economically feasible to relocate Tenant’s fixtures), within ten (10) business days after the later of (a) Tenant’s submission to Landlord of an itemized list of such out of pocket expenses (accompanied by copies of paid receipts for each itemized cost) and (b) Tenant’s conducting business in such new premises. The new premises thereafter shall be the “Leased Premises” under this Lease for all purposes and Tenant agrees to execute an amendment to this Lease memorializing such relocation and modifying this Lease to reflect any change in Rent or other terms.
2.4 Reservation of Rights. Landlord reserves the right from time to time, to install, use, maintain, repair, relocate and/or replace pipes, conduits, wires and equipment within and around the Building and the Common Areas and to do and perform such other acts and make such other changes, additions, improvements, repairs and/or alterations in, to or with respect to the Building and the Project (including without limitation with respect to the driveways, parking areas, walkways and entrances to the Project) as Landlord may, in the exercise of sound business judgment, deem to be appropriate. In connection therewith, Landlord shall have the right to close temporarily any of the Common Areas while engaged in making any such repairs, improvements or alterations.
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Article 3.
Term, Use and Rent
3.1 Term. Except as otherwise provided in this Lease, the Term shall commence upon the Term Commencement Date, and unless sooner terminated, shall end on the Term Expiration Date. Subject to Landlord’s reasonable security precautions and factors beyond the reasonable control of Landlord. Tenant shall have access to the Leased Premises twenty-four (24) hours per day, seven (7) days per week, and fifty-two (52) weeks per year. In addition, notwithstanding the terms of Rule No. 5 in the rules and regulations attached hereto as Exhibit D, Tenant shall be permitted to install and utilize either a key/card or a biometric security system for entry to the Leased Premises provided Tenant receives Landlord’s prior written approval as to system size, design, installation and location (which approval Landlord shall not unreasonably withhold or delay) and Tenant also gives Landlord access to the Leased Premises through such system.
3.2 Use. Tenant shall use the Leased Premises solely for the Permitted Use and for no other use or purpose. Tenant shall not commit waste, overload the Building’s structure or the Building’s systems or subject the Leased Premises to any use that would damage the Leased Premises. Tenant shall maintain a ratio of not more than the lesser of (i) one Occupant (as defined below) for each one hundred twenty-five (125) rentable square feet of the Leased Premises, or (ii) any occupancy limit imposed by applicable law. Upon request by Landlord, Tenant shall maintain on a daily basis an accurate record of the number of employees, visitors, contractors and other people that visit the Leased Premises (collectively “Occupants”). Landlord shall have the right to audit Tenant’s Occupant record and, at Landlord’s option, Landlord shall have the right to periodically visit the Leased Premises without advance notice to Tenant in order to track the number of Occupants arriving at the Leased Premises. For purposes of this Section 3.2, “Occupants” shall not include people not employed by Tenant that deliver or pick up mail or other packages or deliver supplies or perform maintenance work at the Leased Premises, employees of Landlord or employees of Landlord’s agents or contractors. Tenant acknowledges that increased numbers of Occupants causes additional wear and tear on the Leased Premises and the Common Areas, additional use of electricity, water and other utilities, and additional demand for other Building services. Tenant’s failure to comply with the requirements of this Section 3.2 shall constitute an event of default under Section 7.8 and Landlord shall have the right, in addition to any other remedies it may have at law or equity, to specifically enforce Tenant’s obligations under this Section.
3.3 Base Rent.
(a) Tenant shall pay the Base Rent to Landlord in accordance with the schedule set forth on the Basic Lease Information sheet and in the manner described below. Tenant shall prepay $75,096.00 of Base Rent (to be credited for Base Rent due and payable after the Base Rent Abatement Period, if any, expires) upon execution of this Lease. Tenant shall pay the Gross Rent (consisting of Base Rent plus, when applicable in accordance with Section 3.4 below, Tenant’s Proportionate Share of Basic Operating Costs and/or Tenant’s Proportionate Share of Property Taxes)) in monthly installments on or before the first day of each calendar month during the Term and any extensions or renewals thereof, in advance without demand and without any reduction, abatement, counterclaim or setoff, in lawful money of the United States at Landlord’s address specified on the Basic Lease Information sheet or at such other address as may be designated by Landlord in the manner provided for giving notice under Section 9.11 hereof.
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(b) If the Term commences on other than the first day of a month, then the Base Rent provided for such partial month shall be prorated based upon a thirty (30)-day month. If the Term terminates on other than the last day of a calendar month, then the Gross Rent provided for such partial month shall be prorated based upon a thirty (30)-day month and the prorated installment shall be paid on the first day of the calendar month in which the date of termination occurs.
3.4 Tenant’s Proportionate Share of Basic Operating Costs and Property Taxes.
(a) Commencing on the Term Commencement Date and continuing through the remainder of the Term, for each Computation Year after the Base Year Tenant shall pay to Landlord (i) Tenant’s Proportionate Share of the total dollar increase, if any, in Basic Operating Costs attributable to such Computation Year over the Basic Operating Costs attributable to the Base Year, and (ii) Tenant’s Proportionate Share of the total dollar increase, if any, in Property Taxes attributable to such Computation Year over the Property Taxes attributable to the Base Year. Tenant shall not be entitled to any credit or refund from Landlord if the Basic Operating Costs or Property Taxes for any Computation Year are less than the Basic Operating Costs or Property Taxes for the Base Year, respectively.
(b) During the first Computation Year after the Base Year, on or before the first day of each month during such Computation Year, Tenant shall pay to Landlord one-twelfth (1/12th) of Landlord’s estimate of the amount payable by Tenant under Section 3.4(a) as set forth in Landlord’s written notice to Tenant. During the last month of each Computation Year (or as soon thereafter as practicable), Landlord shall give Tenant notice of Landlord’s estimate of the amount payable by Tenant under Section 3.4(a) for the following Computation Year. On or before the first day of each month during the following Computation Year, Tenant shall pay to Landlord one-twelfth (1/12) of such estimated amount, provided that if Landlord fails to give such notice in the last month of the prior year, then Tenant shall continue to pay on the basis of the prior year’s estimate until the first day of the calendar month next succeeding the date such notice is given by Landlord; and from the first day of the calendar month following the date such notice is given, Tenant’s payments shall be adjusted so that the estimated amount for that Computation Year will be fully paid by the end of that Computation Year. If at any time or times Landlord determines that the amount payable under Section 3.4(a) for the current Computation Year will vary from its estimate given to Tenant, Landlord, by notice to Tenant, may revise its estimate for such Computation Year, and subsequent payments by Tenant for such Computation Year shall be based upon such revised estimate.
(c) Following the end of each Computation Year, Landlord shall deliver to Tenant a statement of amounts payable under Section 3.4(a) for such Computation Year. If such statement shows an amount owing by Tenant that is less than the payments for such Computation Year previously made by Tenant, and if no event of default (as defined below) is outstanding at the time such statement is delivered, Landlord shall credit such amount to the next payment(s) of Gross Rent falling due under this Lease. If such statement shows an amount owing by Tenant that is more than the estimated payments for such Computation Year previously made by Tenant,

Tenant shall pay the deficiency to Landlord within fifteen (15) days after delivery of such statement. The respective obligations of Landlord and Tenant under this Section 3.4(c) shall survive the Term Expiration Date, and, if the Term Expiration Date is a day other than the last day of a Computation Year, the adjustment in Tenant’s Proportionate Share of Basic Operating Costs and in Tenant’s Proportionate Share of Property Taxes pursuant to this Section 3.4(c) for the Computation Year in which the Term Expiration Date occurs shall be prorated in the proportion that the number of days in such Computation Year preceding the Term Expiration Date bears to three hundred sixty-five (365).
(d) Landlord shall have the same remedies for a default in the payment of Tenant’s Proportionate Share of Basic Operating Costs or for a default in the payment of Tenant’s Proportionate Share of Property Taxes as for a default in the payment of Base Rent.
(e) Provided that (i) no event of default is then occurring hereunder, nor (ii) is any event occurring which with the giving of notice or the passage of time, or both, would constitute an event of default, then in the event that Basic Operating Costs allocated to the Building increases by more than ten percent (10%) in any Computation Year as compared to the immediately preceding Computation Year, Tenant, at its sole expense, shall have the right, exercisable upon delivery of written notice to Landlord within six (6) months after the end of the Computation Year or the receipt of a reconciliation statement for the Computation Year (if applicable), to review and audit Landlord’s books and records regarding such increase in Basic Operating Costs with respect to such Computation Year for the sole purpose of determining the accuracy thereof. Such review or audit shall be performed by a nationally recognized accounting firm that calculates its fees with respect to hours actually worked (as opposed to a calculation based upon percentage of recoveries or other incentive arrangement), shall take place during business hours in the office of Landlord or Landlord’s property manager and shall be completed within sixty (60) days after Tenant’s delivery to Landlord of notice of its election to conduct such audit. If Tenant does not so review or audit Landlord’s books and records, the Basic Operating Costs for a particular Computation Year shall be final and binding upon Tenant. In the event that such audit of Landlord’s books and records reveals that the amount of Basic Operating Cost paid by Tenant pursuant to Section 3.4(a), as adjusted pursuant to Section 3.4(c) above, for the period covered by such audit is less than or greater than the actual amount properly payable by Tenant under the terms of this Lease, Tenant shall promptly pay any deficiency to Landlord or, if Landlord concurs with the results of such audit. Landlord shall promptly refund any excess payment to Tenant, as the case may be. Without limiting the foregoing, in the event that such audit reveals an overstatement of Basic Operating Costs charged to Tenant in excess of seven percent (7%), Landlord shall reimburse Tenant for the reasonable cost of said audit in addition to refunding any excess payment to Tenant as provided above. Tenant shall keep any information gained from its review of Landlord’s books and records confidential and shall not disclose it to any other party, except as required by any laws. Prior to being permitted access to Landlord’s books and records to conduct any audit permitted by the terms of this Section 3.4(e), Tenant’s accounting firm shall execute a confidentiality agreement, in a form reasonably acceptable to Landlord, pursuant to which Tenant’s accounting firm shall agree (i) to keep any information gained from its review of Landlord’s books and records confidential, (ii) not disclose such information to any other party, except as required by any laws, and (iii) such other terms and conditions as Landlord may reasonably require.
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3.5 Basic Operating Costs.
(a) Basic Operating Costs shall mean all expenses and costs (but not specific costs which are separately billed to and paid by particular tenants of the Building) of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the management, ownership, maintenance, repair, replacement, preservation and operation of the Leased Premises, the Building, the Project and its supporting facilities directly servicing the Building and/or the Project (determined in accordance with generally accepted accounting principles, consistently applied) including, but not limited to, the following:
(1) Wages, salaries and related expenses and benefits of all on-site and off-site employees and personnel engaged in the operation, maintenance, repair and security of the Project.
(2) Costs of Landlord’s office (including the property management office) to the extent providing for the management of the Project and office operation in the Project, as well as the costs of operation of a room for delivery and distribution of mail to tenants of the Building.
(3) All supplies, materials, equipment and equipment rental used in the operation, maintenance, repair, replacement and preservation of the Project .

(4) Utilities, including water, sewer and power, telephone, communication and cable television facilities, lighting, heating, air conditioning and ventilating the entire Project.
(5) All maintenance, janitorial and service agreements for the Project and the equipment therein, including, without limitation, alarm and/or security service, window cleaning, elevator maintenance, courtyards, sidewalks, landscaping, Building exterior and service areas.
(6) A property management fee in an amount not to exceed five percent (5%) of all gross revenues derived from the Project.
(7) Legal and accounting services for the Project, including the costs of audits by certified public accountants; provided, however, that legal expenses shall not include the cost of lease negotiations, termination of leases, extension of leases or legal costs incurred in proceedings by or against any specific tenant, or for the defense of Landlord’s legal title to the Project.
(8) All insurance premiums and costs, including, but not limited to, the cost of property and liability coverage and rental income and earthquake and flood insurance applicable to tire Project and Landlord’s personal property used in connection therewith, as well as deductible amounts applicable to such insurance; provided, however, that Landlord may, but shall not be obligated to, carry earthquake or flood insurance.
(9) Repairs, replacements and general maintenance (except to the extent paid by proceeds of insurance or by Tenant or other tenants of the Building or third parties).
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(10) Intentionally Omitted.
(11) Amortized costs (together with reasonable financing charges) of capital improvements made to the Project subsequent to the Term Commencement Date which are designed to improve the operating efficiency of the Project, achieve energy or carbon reduction, or which may be required by governmental authorities, including, but not limited to, those improvements required for the benefit of individuals with disabilities, such amortization to be taken in accordance with generally accepted accounting principles.
(b) In the event any of the Basic Operating Costs are not provided on a uniform basis, Landlord shall make an appropriate and equitable adjustment, in Landlord’s discretion reasonably exercised.
(c) Notwithstanding any other provision of this Lease to the contrary, in the event that the Project is not fully occupied during any year of the Term, an adjustment shall be made in computing Basic Operating Costs for such year (including the Base Year) so that Basic Operating Costs shall be computed as though the Building had been ninety-five percent (95%) occupied during such year.
(d) The following items shall be excluded from Basic Operating Costs: (i) depreciation on the Building and the Project; (ii) debt service; (iii) rental under any ground or underlying lease; (iv) attorneys’ fees and expenses incurred in connection with lease negotiations with prospective Building tenants or alleged defaults with other Building tenants; (v) the cost of any improvements or equipment which would be properly classified as capital expenditures (except for any capital expenditures expressly included in Section 3.5(a), including, without limitation, Section 3.5(a)(ll)); (vi) the cost of decorating, improving for tenant occupancy, painting or redecorating portions of the Building to be demised to tenants; (vii) advertising expenses relating to vacant space; or (viii) real estate brokers’ or other leasing commissions.
3.6 Property Taxes. “Property Taxes” shall mean all real estate or personal property taxes, possessory interest taxes, business or license taxes or fees, service payments in lieu of such taxes or fees, annual or periodic license or use fees, excises, transit charges, housing fund assessments, open space charges, assessments, bonds, levies, fees or charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind which are assessed, levied, charged, confirmed or imposed by any public authority upon the Project (or any portion or component thereof), its operations, this Lease, or the Rent due hereunder (or any portion or component thereof), except: (i) inheritance or estate taxes imposed upon or assessed against the Project, or any part thereof or interest therein, and (ii) Landlord’s personal or corporate income, gift or franchise taxes.
Article 4.
Landlord’s Covenants
4.1 Basic Services. Landlord shall provide the following basic services during the Term, subject to any limitations imposed by applicable law and governmental authorities:

(a) Hot and cold water at those points of supply provided for general use of other tenants in the Building; heat and air conditioning in season, during the Building hours of operation specified in the rules and regulations for the Building adopted pursuant to Section 5.17 and at such temperatures and in such amounts as are considered by Landlord to be standard for the comfortable use and occupancy of the Leased Premises or, in all events, as may be required by applicable laws, ordinances, rules and regulations.
(b) Structural and exterior maintenance (including exterior glass and glazing) and routine maintenance, repairs and electric lighting service for all public areas and service areas of the Project in the manner and to the extent deemed by Landlord to be standard.
(c) Janitorial service on a five (5) day per week basis, excluding holidays.
(d) Electric lighting service throughout the Leased Premises and electrical facilities to provide sufficient power for copy machines, facsimile machines, standard size personal computers and other standard office machines of similar low electrical consumption, but not including electricity required for special lighting in excess of Building standards, and any other item of electrical equipment which consumes electricity in amounts in excess of standard office equipment (“Extra Electrical Service”).
(e) Building Standard lamps, bulbs, starters and ballasts used in the Leased Premises.
(f) Public elevator service serving the floors on which the Leased Premises are situated, including freight elevator service when prearranged with Landlord, subject to such rules and regulations as Landlord shall promulgate from time to time.
Landlord shall not be liable for damages to either person or property, nor shall Landlord be deemed to have evicted Tenant, nor shall there be any abatement of Rent, nor shall Tenant be relieved from performance of any covenant on its part to be performed under this Lease by reason of any (i) deficiency in the provision of basic services; (ii) breakdown of equipment or machinery utilized in supplying services; or (iii) curtailment or cessation of services due to causes or circumstances beyond the reasonable control of Landlord or by the making of necessary repairs or improvements, unless such deficiency, breakdown, curtailment or cessation is due to the active gross negligence or willful misconduct of Landlord. Landlord shall use reasonable diligence to make such repairs as may be required to machinery or equipment within the Project to provide restoration of services and, where the cessation or interruption of service has occurred due to circumstances or conditions beyond Project boundaries, to cause the same to be restored, by diligent application or request to the provider thereof. In no event shall any mortgagee or the beneficiary under any deed of trust referred to in Section 5.12 be or become liable for any default of Landlord under this Section 4.1.
4.2 Extra Services. Landlord may provide to Tenant at Tenant’s sole cost and expense (and subject to the limitations hereinafter set forth) the following extra services:
(a) Such extra cleaning and janitorial services requested by Tenant;
(b) Intentionally Omitted;
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(c) Heating, ventilation, air conditioning or Extra Electrical Service, subject to the provisions of Section 4.2(g) hereof, provided by Landlord to Tenant (i) during hours other than the Building hours of operation specified in the rules and regulations for the Building adopted pursuant to Section 5.17, which shall provide for Building hours of operation of 8:00 a.m. to 6:00 p.m., Monday through Friday (excluding holidays observed by the federal government), or (ii) on Saturdays, Sundays, or holidays, all said heating, ventilation, and air conditioning or extra electrical service to be furnished solely upon the prior written request of Tenant submitted during business hours to Landlord at least 24 hours in advance of the time such service is needed, or pursuant to such other procedures (which may permit less than 24 hours notice) as may be established from time to time by Landlord for the Building (such after-hour HVAC, shall be billed at Landlord’s commercially reasonable standard rates);
(d) Maintaining and replacing non-Building Standard lamps, bulbs, starters and ballasts (whether or not the light fixtures were installed by Landlord as part of the Tenant Improvements);
(e) Repair and maintenance service which is the obligation of Tenant under this Lease;
(f) Repair, maintenance or janitorial service to the Leased Premises, the Common Areas or the Project parking area which is required as a result of the acts or omissions of Tenant, its agents, employees, contractors, invitees or licensees; and

(g) Any basic service in amounts determined by Landlord to exceed the amounts required to be provided under Section 4.1, including without limitation, Extra Electrical Service, but only if Landlord elects to provide such additional or excess service.
For the purposes of this Section 4.2, if, in Landlord’s reasonable opinion, Tenant’s use of electrical and/or water service at the Leased Premises is excessive, Landlord may install a separate meter(s) at the Leased Premises to measure the amount of electricity and/or water consumed by Tenant therein. The cost of such installation and of such excess electricity and/or water (at the rates charged for such services by the local public utility) shall be paid by Tenant to Landlord upon receipt by Tenant of a bill therefor.
The cost chargeable to Tenant for all extra services shall constitute Additional Rent and shall include a management fee payable to Landlord of ten percent (10%). Additional Rent shall be paid monthly by Tenant to Landlord concurrently with the payment of Base Rent.
4.3 Window Coverings. All window coverings for the Leased Premises shall be those approved by Landlord. Tenant shall not place or maintain any window coverings, blinds, curtains or drapes other than those approved by Landlord on any exterior window without Landlord’s prior written approval, which Landlord shall have the right to grant or withhold in its absolute and sole discretion.
4.4 Graphics and Signage. Landlord, at Landlord’s sole cost and expense, shall provide Building standard identification of Tenant’s name and suite numerals on a building directory in the Building lobby. Landlord reserves the right to exclude any other names from the building directory. All signs, notices, advertisements and graphics of every kind or character,
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visible in or from the Common Areas or the exterior of the Leased Premises shall be subject to approval from the City of Oakland, if applicable, and shall be subject to Landlord’s prior written approval, which Landlord shall have the right to withhold in its absolute and sole discretion. Landlord may remove, without notice to and at the expense of Tenant, any sign, notice, advertisement or graphic of any kind inscribed, displayed or affixed in violation of the foregoing requirement. All approved signs, notices, advertisements or graphics shall be printed, affixed or inscribed at Tenant’s expense by a sign company selected by or approved by Landlord. Landlord shall be entitled to revise the Project graphics and signage standards at any time. Tenant shall have the right, at Tenant’s sole expense, to install signage of its name and logo on the fifth (5th)floor of the Building, the size and design, installation method, and location of which shall be proposed by Tenant in a rendering and submitted to Landlord for approval, which approval Landlord shall not unreasonably withhold or delay. Installation, fabrication, maintenance and removal of Tenant’s signs shall be at Tenant’s sole cost and expense; Tenant shall remove Tenant’s signage and repair any damage caused by the installation or removal of such signage (and Tenant shall restore the installation area to the condition existing prior to installation of such signage) at the expiration or earlier termination of this Lease.
4.5 Intentionally Omitted.
4.6 Repair Obligation. Landlord’s obligation under this Lease with respect to maintenance, repair, and replacement shall be limited to (i) the structural portions of the Building; (ii) the exterior walls of the Building, including exterior glass and glazing; (iii) the exterior roof; (iv) mechanical, electrical, plumbing and life safety systems serving the Project and/or the Leased Premises, subject to Tenant’s repair obligations provided in Section 5.4 below; (v) the Common Areas; (vi) the Project parking area; and (vii) landscaped areas. However, Landlord shall not have any obligation to repair damage caused by Tenant, its agents, employees, contractors, invitees or licensees. Landlord shall have the right, but not the obligation, to undertake work of repair which Tenant is required to perform under this Lease and which Tenant fails or refuses to perform in a timely and efficient manner after Tenant’s receipt of written notice and reasonable opportunity to cure. Tenant shall reimburse Landlord upon demand, as Additional Rent, for all costs incurred by Landlord in performing any such repair for the account of Tenant, together with an amount equal to ten percent (10%) of such costs to reimburse Landlord for its administration and managerial effort. Except as specifically set forth in this Lease, Landlord shall have no obligation whatsoever to maintain or repair the Leased Premises or the Project. The parties intend that the terms of this Lease govern their respective maintenance and repair obligations. Tenant expressly waives the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease with respect to such obligations or which affords Tenant the right to make repairs at the expense of Landlord or terminate this Lease by reason of the condition of the Leased Premises or any needed repairs.
4.7 Peaceful Enjoyment. Landlord covenants with Tenant that upon Tenant paying the Rent required under this Lease and performing all of Tenant’s covenants and agreements herein contained, Tenant shall peacefully have, hold and enjoy the Leased Premises subject to all of the terms of this Lease and to any deed of trust, mortgage, ground lease or other agreement to which this Lease may be subordinate. This covenant and the other covenants of Landlord contained in this Lease shall be binding upon Landlord and its successors only with respect to breaches occurring during its or their respective ownerships of Landlord’s interest hereunder.

Article 5.
Tenant’s Covenants
5.1 Payments by Tenant. Tenant shall pay Rent at the times and in the manner provided in this Lease. All obligations of Tenant hereunder to make payments to Landlord shall constitute Rent and failure to pay the same when due shall give rise to the rights and remedies provided for in Section 7.8. If Tenant consists of more than one person or entity, the obligations imposed under this Lease upon all such persons or entities shall be joint and several.
5.2 Tenant Improvements. The Tenant Improvements, if any, shall be installed and constructed pursuant to Exhibit B.
5.3 Taxes on Personal Property. In addition to and wholly apart from its obligation to pay Tenant’s Proportionate Share of Basic Operating Costs and Tenant’s Proportionate Share of Property Taxes, Tenant shall be responsible for, and shall pay prior to delinquency, all taxes or governmental service fees, possessory interest taxes, fees or charges in lieu of any such taxes, capital levies, and any other charges imposed upon, levied with respect to. or assessed against Tenant’s personal property, and on its interest pursuant to this Lease. To the extent that any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount thereof as invoiced to Tenant by Landlord.
5.4 Repairs by Tenant. Tenant shall be obligated to maintain and repair, at Tenant’s sole cost and expense, the interior of the Leased Premises (including all wall surfaces, floor coverings and fixtures, all supplemental heating, ventilation and air conditioning units exclusively serving the Leased Premises [e.g., server room cooling units], kitchens [including hot water heaters, dishwashers, garbage disposals, insta-hot dispensers] and Tenant’s personal property, trade fixtures and any improvements or alterations installed by or on behalf of Tenant), to keep the same at all times in good order, condition and repair, and, upon expiration of the Term, to surrender the same to Landlord in the same condition as on the Term Commencement Date, reasonable wear and tear, taking by condemnation, and damage by casualty not caused by Tenant, its agents, employees, contractors, invitees and licensees excepted. In addition, with regard to the plumbing serving the Leased Premises, Tenant shall keep such plumbing clear and functional, and shall be responsible for any maintenance or repairs made necessary by the clogging of any sink or toilet in the Leased Premises. Tenant shall be responsible for the maintenance and repair of all electrical lines located within the Leased Premises and exclusively serving the Leased Premises. Tenant’s obligations shall include, without limitation, the obligation to repair all damage caused by Tenant, its agents, employees, contractors, invitees and others using the Leased Premises with Tenant’s expressed or implied permission. At the request of Tenant, but without obligation to do so, Landlord may perform the work of maintenance and repair constituting Tenant’s obligation under this Section 5.4 at Tenant’s sole cost and expense and as an extra service to be rendered pursuant to Section 4.2. Any work of repair and maintenance performed by or for the account of Tenant by persons other than Landlord shall be performed by contractors approved by Landlord and in accordance with procedures Landlord shall from time to time reasonably establish. Tenant shall give Landlord prompt notice of any damage to or defective condition in any part of the Building’s mechanical, electrical, plumbing, life safety or other system servicing, located in or passing through the Leased Premises.
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5.5 Waste. Tenant shall not commit or allow any waste or damage to be committed in any portion of the Leased Premises or the Project.
5.6 Assignment or Sublease.
(a) Tenant shall not voluntarily or by operation of law assign, transfer or encumber (collectively “Assign”) or sublet all or any part of Tenant’s interest in this Lease or in the Leased Premises, or allow any third party to use any portion of the Leased Premises (which for purposes of the balance of this Section 5.6 shall be deemed to be a “sublet” or “sublease” of the Leased Premises), without Landlord’s prior written consent given under and subject to the terms of this Section 5.6.
(b) If Tenant desires to Assign this Lease or any interest herein or sublet the Leased Premises or any part thereof, Tenant shall give Landlord a request for consent to such transaction, in writing. Tenant’s written request for consent shall specify the date the proposed assignment or sublease would be effective and be accompanied by information pertinent to Landlord’s determination as to the financial and operational responsibility and appropriateness of the proposed assignee or subtenant, including, without limitation, its name, business and financial condition, financial details of the proposed transfer, the intended use (including any modification) of the Leased Premises, and exact copies of all of the proposed agreement(s) between Tenant and the proposed assignee or subtenant. Tenant shall promptly provide Landlord with (i) such other or additional information or documents reasonably requested (within ten (10) days after receiving Tenant’s consent request) by Landlord, and (ii) an opportunity to meet and interview the proposed assignee or subtenant, if requested by Landlord.
(c) Landlord shall have until the later of (i) ten (10) business days following such interview and receipt of all such additional information, or (ii) thirty (30) days from the date of Tenant’s original notice if Landlord does not request additional information or an interview, within which to notify Tenant in writing that Landlord elects either (A) to terminate this Lease if Tenant is seeking consent to Assign this Lease, or if Tenant is seeking consent to sublet more than forty percent (40%) of the Leased Premises, to terminate the Lease as to the portion of the Leased Premises so affected as of the effective date of the proposed assignment or sublease specified by Tenant, in which event Tenant will be relieved of all further obligations hereunder as to such portion of the Leased Premises as of such date, other than those obligations which survive termination of the Lease, or (B) to consent to or withhold consent to Tenant’s request to Assign this Lease or sublet such space, such consent not to be withheld so long as the proposed assignee or sublessee is approved by Landlord, which approval Landlord shall not unreasonably withhold or delay, and is of sound financial condition as determined by Landlord in its commercially reasonable discretion, the use of the Leased Premises by such proposed assignee or sublessee would be a Permitted Use, the proposed assignee or sublessee executes such reasonable assumption documentation as Landlord shall require, and the proposed assignee or sublessee is not (x) already a tenant in the Building or (y) a party with whom Landlord has been discussing the leasing of space in the Building within the immediately preceding sixty (60) days. Failure by Landlord to approve a proposed subtenant or assignee shall not cause a termination of this Lease.

(d) In the event Tenant shall request the consent of Landlord to any assignment or subletting hereunder, Tenant shall pay Landlord a processing fee of $2,500.00. All such fees shall be deemed Additional Rent under this Lease.
(e) Any rent or other consideration realized by Tenant under any such sublease or assignment in excess of (i) the Rent payable hereunder, (ii) any reasonable tenant improvement allowance or other economic concession (e.g., space planning allowance, moving expenses, free or reduced rent periods, etc.), and (iii) any advertising costs and brokerage commissions associated with such assignment or sublease (“Profit”), shall be divided and paid as follows: fifty percent (50%) to Tenant and fifty percent (50%) to Landlord; provided, however, that if Tenant is in default hereunder beyond any applicable cure period, Landlord shall be entitled to all such Profit.
(f) Intentionally Omitted.
(g) The consent of Landlord to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting by Tenant or to any subsequent or successive assignment or subletting by the assignee or subtenant.
(h) No assignment or subletting by Tenant shall relieve Tenant of any obligation under this Lease. In the event of default by an assignee or subtenant of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee, subtenant or successor. Any assignment or subletting made without Landlord’s consent or which conflicts with the provisions hereof shall be void and, at Landlord’s option, shall constitute a default under this Lease.
5.7 Alterations, Additions and Improvements.
(a) Tenant shall not make or allow to be made any alterations, additions or improvements in or to the Leased Premises without first obtaining the written consent of Landlord. Landlord’s consent will not be unreasonably withheld or delayed with respect to proposed alterations, additions or improvements which (i) comply with all applicable laws, ordinances, rules and regulations; (ii) are compatible with and do not adversely affect the Building and its mechanical, telecommunication, electrical. HVAC and life safety systems; (iii) will not affect the structural or exterior portions of the Building; (iv) will not interfere with the use and occupancy of any other portion of the Building by any other tenant, its employees or invitees; and (v) will not trigger any additional costs to Landlord. Specifically, but without limiting the generality of the foregoing, Landlord’s right of consent shall encompass plans and specifications for the proposed alterations, additions or improvements, construction means and methods, the identity of any contractor or subcontractor to be employed on the work of alterations, additions or improvements, and the time for performance of such work. Tenant shall supply to Landlord any additional documents and information reasonably requested by Landlord in connection with Tenant’s request for consent hereunder.
(b) Any consent given by Landlord under this Section 5.7 shall be deemed conditioned upon: (i) Tenant acquiring all applicable permits required by governmental authorities; (ii) Tenant furnishing to Landlord copies of such permits, together with copies of the approved plans and specifications, prior to commencement of the work thereon; and (iii) the compliance by Tenant with the conditions of all applicable permits and approvals in a prompt and expeditious manner.
(c) Tenant shall provide Landlord with not less than fifteen (15) days prior written notice of commencement of the work so as to enable Landlord to post and record appropriate notices of non-responsibility. All alterations, additions and improvements permitted hereunder shall be made and performed by Tenant without cost or expense to Landlord and in strict accordance with plans and specifications approved by Landlord. Tenant shall pay the contractors and suppliers all amounts due to them when due and keep the Leased Premises and the Project free from any and all mechanics’, materialmen’s and other liens and claims arising out of any work performed, materials furnished or obligations incurred by or for Tenant. Landlord may require, at its sole option, that Tenant provide to Landlord, at Tenant’s expense, a lien and completion bond in an amount equal to the total estimated cost of any alterations, additions or improvements to be made in or to the Leased Premises, to protect Landlord against any liability for mechanics’, materialmen’s and other liens and claims, and to ensure timely completion of the work. In the event any alterations, additions or improvements to the Leased Premises are performed by Landlord hereunder, whether by prearrangement or otherwise, Landlord shall be entitled to charge Tenant a fifteen percent (15%) administration fee in addition to the actual costs of labor and materials provided. Such costs and fees shall be deemed Additional Rent under this Lease, and may be charged and payable prior to commencement of the work.
(d) Any and all alterations, additions or improvements made to the Leased Premises by Tenant shall become the property of Landlord upon installation and shall be surrendered to Landlord without compensation to Tenant upon the termination of this Lease by lapse of time or otherwise unless (i) Landlord conditioned its approval of such alterations, additions or improvements on Tenant’s agreement to remove them, or (ii) if Tenant did not provide a Removal Determination Request (as defined below), Landlord notifies Tenant prior to (or promptly after) the Term Expiration Date that the alterations, additions and/or improvements must be removed, in which case Tenant shall, by the Term Expiration Date, remove such alterations, additions and improvements, repair any damage resulting from such removal and restore the Leased Premises to their condition existing prior to the date of installation of such alterations, additions and improvements, ordinary wear and tear excepted. Prior to making any alterations, additions or improvements to the Leased Premises, Tenant may make a written request that Landlord determine in advance whether or not Tenant must remove such alterations, additions or improvements on or prior to the Term Expiration Date or any earlier termination of this Lease (‘‘Removal Determination Request”). Notwithstanding anything to the contrary set forth above, this clause shall not apply to movable equipment or furniture owned by Tenant. Tenant shall repair at its sole cost and expense all damage caused to the Leased Premises and the Project by removal of Tenant’s movable equipment or furniture and such other alterations, additions and improvements as Tenant shall be required or allowed by Landlord to remove from the Leased Premises.
(e) All alterations, additions and improvements permitted under this Section 5.7 shall be constructed diligently, in a good and workmanlike manner with new, good and sufficient materials and in compliance with all applicable laws, ordinances, rules and regulations (including, without limitation, building codes and those related to accessibility and use by
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individuals with disabilities). Tenant shall, promptly upon completion of the work, furnish Landlord with “as built” drawings for any alterations, additions or improvements performed under this Section 5.7.
(f) Notwithstanding anything in this Lease to the contrary, Tenant shall construct all alterations, additions and improvements and perform all repairs and maintenance under this Lease (all contractors to be approved in writing in advance by Landlord or, at Landlord’s option, designated by Landlord; without limiting the generality of the foregoing. Tenant specifically acknowledges and agrees that Landlord may require any contractors to be union members and may withhold approval of such contractors in the event the use of the same would, in Landlord’s reasonable judgment, violate the terms of any agreement between Landlord and any union providing work, labor or services at the Project or disturb labor harmony with the workforce or trades engaged in performing other work, labor or services at the Project) in conformance with any and all applicable laws, including, without limitation, pursuant to a valid building permit issued by the applicable municipality, in conformance with Landlord’s construction rules and regulations.
(g) Tenant shall have the right to install a wireless intranet, internet, and communications network (also known as “Wi-Fi”) within the Leased Premises for the use of Tenant and its employees (the “Network”) subject to this subsection and all the other clauses of this Lease as are applicable. Tenant shall not solicit, suffer, or permit other tenants or occupants of the Building to use the Network or any other communications service, including, without limitation, any wired or wireless internet service that passes through, is transmitted through, or emanates from the Leased Premises. Tenant agrees that Tenant’s communications equipment and the communications equipment of Tenant’s service providers located in or about the Leased Premises, including, without limitation, any antennas, switches, or other equipment (collectively, “Tenant’s Communications Equipment”) shall be of a type and, if applicable, a frequency that will not cause radio frequency, electromagnetic, or other interference to any other party or any equipment of any other party including, without limitation, Landlord, other tenants, or occupants of the Building or any other party. In the event that Tenant’s Communications Equipment causes or is believed to cause any such interference, upon receipt of notice from Landlord of such interference. Tenant will take all steps necessary, at Tenant’s sole cost and expense, to correct and eliminate the interference. If the interference is not eliminated within 24 hours (or a shorter period if Landlord believes a shorter period to be appropriate) then, upon request from Landlord, Tenant shall shut down the Tenant’s Communications Equipment pending resolution of the interference, with the exception of intermittent testing upon prior notice to and with the approval of Landlord.
5.8 Compliance With Laws and Insurance Standards. Tenant shall not occupy or use, or permit any portion of the Leased Premises to be occupied or used in a manner that violates any applicable law, ordinance, rule, regulation, order, permit, covenant, easement or restriction of record, or the recommendations of Landlord’s engineers or consultants, relating in any manner to the Project, or for any business or purpose which is disreputable, objectionable or productive of fire hazard. Tenant shall not do or permit anything to be done which would result in the cancellation, or in any way increase the cost, of the property insurance coverage on the Project and/or its contents. If Tenant does or permits anything to be done which increases the cost of any insurance covering or affecting the Project, then Tenant shall reimburse Landlord, upon demand, as Additional Rent, for such additional costs. Landlord shall deliver to Tenant a written statement setting forth the amount of any such insurance cost increase and showing in reasonable detail the manner in which it has been computed. Tenant shall, at Tenant’s sole cost and expense, comply with all laws, ordinances, rules, regulations and orders (state, federal, municipal or promulgated by other agencies or bodies having or claiming jurisdiction) related to the use, condition or occupancy of the Leased Premises now in effect or which may hereafter come into effect including, but not limited to, (a) accessibility and use by individuals with disabilities, and (b) environmental conditions in, on or about the Leased Premises. If anything done by Tenant in its use or occupancy of the Leased Premises shall create, require or cause imposition of any requirement by any public authority for structural or other upgrading of or alteration or improvement to the Project, Tenant shall, at Landlord’s option, either perform the upgrade, alteration or improvement at Tenant’s sole cost and expense or reimburse Landlord upon demand, as Additional Rent, for the cost to Landlord of performing such work. The judgment of any court of competent jurisdiction or the admission by Tenant in any action against Tenant, whether Landlord is a party thereto or not, that Tenant has violated any law, ordinance, rule, regulation, order, permit, covenant, easement or restriction shall be conclusive of that fact as between Landlord and Tenant.
5.9 No Nuisance; No Overloading. Tenant shall use and occupy the Leased Premises, and control its agents, employees, contractors, invitees and visitors in such manner so as not to create any nuisance, or interfere with, annoy or disturb (whether by noise, odor, vibration or otherwise) any other tenant or occupant of the Building or Landlord in its operation of the Building. Tenant shall not place or permit to be placed any loads upon the floors, walls or ceilings in excess of the maximum designed load specified by Landlord or which might damage the Leased Premises, the Building, or any portion thereof.
5.10 Furnishing of Financial Statements; Tenant’s Representations. In order to induce Landlord to enter into this Lease, Tenant agrees that it shall promptly furnish Landlord, from time to time (but not more than twice in any twelve (12) month period), within ten (10) business days of receipt of Landlord’s written request therefor, with financial statements in form and substance reasonably satisfactory to Landlord reflecting Tenant’s current financial condition. Tenant represents and warrants that all financial statements, records and information furnished by Tenant to Landlord in connection with this Lease are or will be true, correct and complete in all material respects.
5.11 Entry by Landlord. Landlord, its employees, agents and consultants, shall have the right to enter the Leased Premises at any time, in cases of an emergency, and otherwise at reasonable times after reasonable advance notice to Tenant (which notice may be telephonic, via email, or in person) to inspect the same, to clean, to perform such work as may be permitted or required under this Lease, to make repairs to or alterations of the Leased Premises or other portions of the Building or other tenant spaces therein, to deal with emergencies, to post such notices as may be permitted or required by law to prevent the perfection of liens against Landlord’s interest in the Project or to show the Leased Premises to prospective tenants (only during the last nine (9) months of the lease term, with 24 hours advance notice and only while accompanied by an employee or agent designated by Tenant, provided that Tenant makes such employee or agent available), purchasers, encumbrancers or others, or for any other purpose as Landlord may deem reasonably necessary or desirable. Landlord need not provide advance notice when entering the Leased Premises to provide routine services, such as the janitorial service described in Section 4.1(c). Tenant shall not be entitled to any abatement of Rent or damages by reason of the exercise of any such right of entry or performance of any such work by Landlord.

5.12 Nondisturbance and Attornment.
(a) Titis Lease and the rights of Tenant hereunder shall be subject and subordinate to the lien of any deed of trust, mortgage, ground lease or other hypothecation or security instrument (collectively, “Security Device”) now or hereafter placed upon, affecting or encumbering the Project or any part thereof or interest therein, and to any and all advances made thereunder, interest thereon or costs incurred and any modifications, renewals, supplements, consolidations, replacements and extensions thereof. Without the consent of Tenant, the holder of any such Security Device or the beneficiary thereunder shall have the right to elect to be subject and subordinate to this Lease, such subordination to be effective upon such terms and conditions as such holder or beneficiary may direct which are not inconsistent with the provisions hereof. Tenant agrees to attorn to and recognize as the Landlord under this Lease the holder or beneficiary under a Security Device or any other party that acquires ownership of the Leased Premises by reason of a foreclosure or sale under any Security Device (or deed in lieu thereof). The new owner following such foreclosure, sale or deed shall not be (i) liable for any act or omission of any prior landlord or with respect to events occurring prior to acquisition of ownership; (ii) subject to any offsets or defenses which Tenant might have against any prior landlord; (iii) bound by prepayment of more than one (1) month’s Rent; or (iv) liable to Tenant for any security deposit not actually received by such new owner. Tenant covenants and agrees to execute (and acknowledge if required by Landlord, any lender or ground lessor) and deliver, within ten (10) business days of receipt of a written demand or request by Landlord and in the form reasonably requested by Landlord, any ground lessor, mortgagee or beneficiary, any additional documents evidencing the priority or subordination of this Lease with respect to any such ground leases or underlying leases or the lien of any such mortgage or deed of trust.
(b) At Tenant’s sole cost, not to exceed One Thousand Five Hundred Dollars ($1,500.00), Landlord shall use commercially reasonable efforts to obtain a nondisturbance agreement from the existing lender within ninety (90) days after the Date of Lease on such lender’s standard form with commercially reasonable changes requested by Tenant and agreed to by the lender. Landlord shall be responsible for any cost of obtaining such nondisturbance agreement above the amount indicated hereinabove.
5.13 Estoppel Certificate. Within ten (10) business days following Tenant’s receipt of Landlord’s request, Tenant shall execute, acknowledge and deliver written estoppel certificates addressed to (i) any mortgagee or prospective mortgagee of Landlord, or (ii) any purchaser or prospective purchaser of all or any portion of, or interest in, the Project, on a form specified by Landlord, certifying as to such facts (if true) and agreeing to such notice provisions and other matters as such mortgagee(s) or purchaser(s) may reasonably require, including, without limitation, the following: (a) that this Lease is unmodified and in full force and effect (or in full force and effect as modified, and stating the modifications); (b) the amount of, and date to which Rent and other charges have been paid in advance; (c) the amount of any Security Deposit; and (d) acknowledging that Landlord is not in default under this Lease (or, if Landlord is claimed to be in default, stating the nature of the alleged default). Any such estoppel certificate may be relied upon by any such mortgagee or purchaser. Failure by Tenant to execute and deliver any such
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estoppel certificate within the time requested shall be, at Landlord’s election, conclusive upon Tenant that (1) this Lease is in full force and effect and has not been modified except as represented by Landlord; (2) not more than one month’s Rent has been paid in advance; and (3) Landlord is not in default under this Lease.
5.14 Security Deposit.
(a) Concurrently with the execution hereof, Tenant shall pay to Landlord the agreed upon Security Deposit as security for the full and faithful performance of Tenant’s obligations under this Lease. If at any time during the Term, Tenant shall be in default in the payment of Rent or in default for any other reason, Landlord may use. apply or retain all or part of the Security Deposit for payment of any amount due Landlord or to cure such default or to reimburse or compensate Landlord for any liability, loss, cost, expense or damage (including attorneys’ fees) which Landlord may suffer or incur by reason of Tenant’s default. If Landlord uses or applies all or any part of the Security Deposit, Tenant shall, on demand, pay to Landlord a sum sufficient to restore the Security Deposit to the full amount required by this Lease. Upon expiration of the Term or earlier termination of this Lease and after Tenant has vacated the Leased Premises, Landlord shall return the Security Deposit to Tenant, reduced by such amounts as may be required by Landlord to remedy defaults on the part of Tenant in the payment of Rent, to repair damages to the Leased Premises caused by Tenant and to clean the Leased Premises. The portion of the deposit not so required shall be paid over to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest in this Lease) within thirty (30) days after expiration of the Term or earlier termination hereof. Landlord shall hold the Security Deposit for the foregoing purposes; provided, however, that Landlord shall have no obligation to segregate the Security Deposit from its general funds or to pay interest in respect thereof. No part of the Security Deposit shall be considered to be held in trust, or to be prepayment of any monies to be paid by Tenant under this Lease. Tenant hereby waives (i) the protections of Section 1950.7 of the California Civil Code, as it may hereafter be amended and any and all other laws, rules and regulations applicable to security deposits in the commercial context (“Security Deposit Laws”), and (ii) any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws. Notwithstanding anything to the contrary herein, the Security Deposit may be retained and applied by Landlord (a) to offset Rent which is unpaid either before or after termination of this Lease, and (b) against other damages suffered by Landlord before or after termination of this Lease.
(b) Instead of a cash deposit, Tenant shall deliver the Security Deposit to Landlord in the form of a clean and irrevocable letter of credit (the “Letter of Credit”) issued by and drawable upon (said issuer being referred to as the “Issuing Bank”) a financial institution which is reasonably approved by Landlord, provided that Landlord shall not withhold its consent to an Issuing Bank which is insured by the Federal Deposit Insurance Corporation, and the long term unsecured debt obligations of which are rated at least “AA” by Fitch and Standard & Poors and “Aa2” by Moody’s. Such Letter of Credit shall (a) name Landlord as beneficiary, (b) be in the amount of the Security Deposit, (c) have a term of not less than one (1) year, (d) permit multiple drawings, (e) be fully transferable by Landlord, and (f) otherwise be in form and content reasonably satisfactory to Landlord. If upon any transfer of the Letter of Credit, any fees or charges shall be so imposed, then such fees or charges shall be payable solely by Tenant and the Letter of Credit shall so specify and if the Issuing Bank will not agree to the transfer (or if it imposes unreasonable requirements for the transfer), Tenant shall promptly replace such Letter of Credit. The Letter of Credit shall provide that it shall be deemed automatically renewed, without amendment, for consecutive periods of one year each thereafter during the Term unless the Issuing Bank sends a notice (the “Non-Renewal Notice”) to Landlord by certified mail, return receipt requested, not less than 45 days next preceding the then expiration date of the Letter of Credit stating that the Issuing Bank has elected not to renew the Letter of Credit. Landlord shall have the right, upon receipt of the Non-Renewal Notice, to draw the full amount of the Letter of Credit, by sight draft on the Issuing Bank, and shall thereafter hold or apply the cash proceeds of the Letter of Credit pursuant to the terms of this Section 5.14. The Issuing Bank shall agree with all drawers, endorsers and bona fide holders that drafts drawn under and in compliance with the terms of the Letter of Credit will be duly honored upon presentation to the Issuing Bank at an office location in the San Francisco Bay Area. Notwithstanding the foregoing, Landlord hereby approves Silicon Valley Bank as an Issuing Bank.
(c) Notwithstanding anything in this Section 5.14 to the contrary, the Security Deposit shall be reduced from $901,152.00 to $450,576.00 if Tenant provides to Landlord at any time during the Term after the last day of the forty-fourth (44th) full calendar month after the Term Commencement Date financial statements, in form and substance reasonably satisfactory to Landlord, showing an operating profit for Tenant in each of the four (4) consecutive quarters immediately preceding Tenant’s delivery of such financial statements. In the event that Tenant satisfies the condition above, Tenant shall have the right to reduce the Letter of Credit amount via the delivery to Landlord of either (i) an amendment to the existing Letter of Credit (in form and content reasonably acceptable to Landlord) reducing the Letter of Credit amount to the amount set forth above, or (ii) an entirely new Letter of Credit (in the form and content required by this Section 5.14) in the Letter of Credit amount then required as set forth above. If applicable, Landlord shall cooperate with Tenant in executing such authorizations as the Issuing Bank may require to accomplish any such reduction.
5.15 Surrender.
(a) Subject to the provisions of Section 5.7 hereof, on the Term Expiration Date (or earlier termination of this Lease), Tenant shall quit and surrender possession of the Leased Premises to Landlord in broom clean condition and as good order and condition as they were in on the Term Commencement Date, reasonable wear and tear, taking by condemnation and damage by casualty not caused by Tenant, its agents, employees, contractors, invitees and licensees excepted. Reasonable wear and tear shall not include any damage or deterioration that would have been prevented by good maintenance practice or by Tenant performing all of its obligations under this Lease. Tenant shall, without cost to Landlord, remove all furniture, equipment, trade fixtures, debris and articles of personal property owned by Tenant in the Leased Premises, and shall repair any damage to the Project resulting from such removal. Any such property not removed by Tenant by the Term Expiration Date (or earlier termination of this Lease) shall be considered abandoned, and Landlord may remove any or all of such items and dispose of same in any lawful manner or store same in a public warehouse or elsewhere for the account and at the expense and risk of Tenant. If Tenant shall fail to pay the cost of storing any such property after storage for thirty (30) days or more, Landlord may sell any or all of such property at public or private sale, in such manner and at such times and places as Landlord may deem proper, without notice to or demand upon Tenant. Landlord shall apply the proceeds of any such sale as follows: first, to the costs of such
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sale; second, to the costs of storing any such property; third, to the payment of any other sums of money which may then or thereafter be due to Landlord from Tenant under any of the terms of this Lease; and fourth, the balance, if any, to Tenant.
(b) In addition, on the Term Expiration Date (or earlier termination of this Lease), Tenant shall remove, at its sole cost and expense, all of Tenant’s telecommunications lines and cabling installed by Tenant, including, without limitation, any such lines and cabling installed in the plenum or risers of the Building in compliance with the National Electrical Code (collectively, “Wires”) and repair all damage caused thereby and restore the Leased Premises or the Building, as the case may be, to their condition existing prior to the installation of the Wires (“Wire Restoration Work”). Landlord, at its option, may perform such Wire Restoration Work at Tenant’s sole cost and expense. In the event that Tenant fails to perform the Wire Restoration Work or refuses to pay all costs of the Wire Restoration Work (if performed by Landlord) within ten (10) days of Tenant’s receipt of Landlord’s notice requesting Tenant’s reimbursement for or payment of such costs or otherwise fails to comply with the provisions of this Section, Landlord may apply all or any portion of the Security Deposit toward the payment of any costs or expenses relative to the Wire Restoration Work or Tenant’s obligations under this Section. The retention or application of such Security Deposit (if any) by Landlord pursuant to this Section does not constitute a limitation on or waiver of Landlord’s right to seek further remedy under law or equity. The provisions of this Section shall survive the expiration or sooner termination of this Lease.
5.16 Tenant’s Remedies.
(a) Landlord shall not be deemed in breach of this Lease unless Landlord fails within a reasonable time to perform an obligation required to be performed by Landlord. For purposes of this Section 5.16, a reasonable time shall in no event be less than thirty (30) days after receipt by Landlord, and by the holders of any ground lease, deed of trust or mortgage covering the Leased Premises whose name and address shall have been furnished Tenant in writing for such purpose, of written notice specifying wherein such obligation of Landlord has not been performed; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days after such notice are reasonably required for its performance, then Landlord shall not be in breach of this Lease if performance is commenced within said thirty (30)-

day period and thereafter diligently pursued to completion. If Landlord fails to cure such default within the time provided for in this Lease, the holder of any such ground lease, deed of trust or mortgage shall have an additional period of time as described in Section 9.26 below. The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to the actual interest of Landlord and its present or future partners or members in the Building, and Tenant agrees to look solely to Landlord’s interest in the Building for satisfaction of any liability and shall not look to other assets of Landlord nor seek any recourse against the assets of the individual partners, members, directors, officers, shareholders, agents or employees of Landlord, including without limitation, any property management or asset management company of Landlord (collectively, the “Landlord Parties”). It is the parties’ intention that Landlord and the Landlord Parties shall not in any event or circumstance be personally liable, in any manner whatsoever, for any judgment or deficiency hereunder or with respect to this Lease. Landlord shall not be liable for any loss, injury or damage arising from any act or omission of any other tenant or occupant of the Building, nor shall Landlord be liable under any circumstances for damage or inconvenience to Tenant’s business or for any loss of income or profit therefrom or for other consequential damages. The liability of Landlord under this Lease is limited to its actual period of ownership of title to the Building. Any lien obtained to enforce any such judgment and any levy of execution thereon shall be subject and subordinate to any lien, deed of trust or mortgage to which Section 5.12 applies or may apply. Tenant shall not have the right to terminate this Lease or withhold, reduce or offset any amount against any payments of Rent due and payable under this Lease by reason of a breach of this Lease by Landlord, except as hereinafter provided.
(b) If (i) Tenant provides written notice to Landlord of an event or circumstance which requires the action of Landlord with respect to repair and/or maintenance which solely affects the Leased Premises and no other tenant space, and Landlord fails to provide such action and the failure continues beyond the applicable cure period set forth in this Section 5.16, and (ii) Landlord does not provide Tenant written notice reasonably objecting to the necessity or appropriateness of the Tenant requested repair and/or maintenance, then Tenant may proceed to take the required action upon delivery of an additional ten (10) days’ notice to Landlord specifying that Tenant is taking such required action, and if such action was required under the terms of this Lease to be taken by Landlord and was not taken by Landlord within such additional ten (10)-day period, then Tenant shall be entitled to prompt reimbursement by Landlord of Tenant’s reasonable direct out-of- pocket costs and expenses in taking such action. If Landlord provides written notice to Tenant reasonably objecting to the necessity or appropriateness of the Tenant requested repair and/or maintenance. Tenant’s sole remedy shall be to claim a default by Landlord and file an action in a court of competent jurisdiction in connection therewith. In the event Tenant takes such action, such work must be performed in a first-class manner and in compliance with all applicable laws; and, if such work will affect the Building’s systems and equipment or the structural integrity of the Building, Tenant shall use only those contractors used by Landlord in the Building for work on such systems and equipment (or structural components) (and Landlord shall cause such contractors to charge Tenant competitive rates for such work) unless such contractors are unwilling or unable to perform, or timely perform, such work, in which event Tenant may utilize the services of any other qualified contractor which normally and regularly performs similar work in Comparable Buildings (as defined in Section 8.1). Further, if Landlord does not deliver a detailed written objection to Tenant within thirty (30) days after receipt of an invoice by Tenant of Tenant’s costs of taking action which Tenant claims should have been taken by Landlord, and if such invoice from Tenant sets forth a reasonably particularized breakdown of Tenant’s costs and expenses in connection with taking such action on behalf of Landlord, then Tenant shall be entitled to deduct from Base Rent payable by Tenant under this Lease, the amount set forth in such invoice. If, however, Landlord delivers to Tenant within thirty (30) days after receipt of Tenant’s invoice, a written objection to the payment of such invoice, setting forth with reasonable particularity Landlord’s reasons for its claim that such action did not have to be taken by Landlord pursuant to the terms of this Lease or that the charges are excessive (in which case Landlord shall pay the amount it contends would not have been excessive), then Tenant shall not be entitled to such deduction from Base Rent, but as Tenant’s sole remedy, Tenant may proceed to claim a default by Landlord and file an action in a court of competent jurisdiction in connection therewith.
5.17 Rules and Regulations. Tenant shall comply with the rules and regulations for the Project attached as Exhibit D and such reasonable amendments thereto as Landlord may adopt from time to time with prior notice to Tenant. Notwithstanding the foregoing, it is understood that Rule No. 2 of such rules and regulations shall in no event prevent Tenant from having snacks delivered to the Leased Premises, or from having lunches or other events catered in the Leased Premises.
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Article 6.
Environmental Matters
6.1 Hazardous Materials Prohibited.
(a) Tenant shall not cause or permit any Hazardous Material (as defined in Section 6.1(c) below) to be brought, kept, used, generated, released or disposed in, on, under or about the Leased Premises or the Project by Tenant, its agents, employees, contractors, licensees or invitees (collectively, “Tenant’s Representatives”); provided, however, that Tenant may use, store and dispose of, in accordance with applicable Governmental Requirements (as defined in Section 6.1(b), limited quantities of standard office and janitorial supplies, but only to the extent reasonably necessary for Tenant’s operations in the Leased Premises. Tenant hereby indemnifies Landlord from and against (i) any breach by Tenant of the obligations stated in the preceding sentence, (ii) any breach of the obligations stated in Section 6.1(b) below, or (iii) any claims or liability resulting from Tenant’s use of Hazardous Materials. Tenant hereby agrees to defend and hold Landlord harmless from and against any and all claims, liability, losses, damages, costs and/or expenses (including, without limitation, diminution in value of the Project, or any portion thereof, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Building, damages arising from any adverse impact on marketing of space in the Building, and sums paid in settlement of claims, fines, penalties, attorneys’ fees, consultants’ fees and experts’ fees) which arise during or after the Term as a result of any breach of the obligations stated in Sections 6,1 (a) or 6.1(b) or otherwise resulting from Tenant’s use of Hazardous Materials. This indemnification of Landlord by Tenant includes, without limitation, death of or injury to person, damage to any property or the environment and costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state or local governmental agency or political subdivision because of any Hazardous Material present in, on, under or about the Leased Premises or the Project (including soil and ground water contamination) which results from such a breach. Without limiting the foregoing, if the presence of any Hazardous Material in, on, under or about the Leased Premises or the Project caused or permitted by Tenant results in any contamination of the Leased Premises or the Project, Tenant shall promptly take all actions at its sole expense as are necessary to return the same to the condition existing prior to the introduction of such Hazardous Material; provided that Landlord’s approval of such actions, and the contractors to be used by Tenant in connection therewith, shall first be obtained. This indemnification of Landlord by Tenant shall survive the expiration or sooner termination of this Lease.
(b) Tenant covenants and agrees that Tenant shall at all times be responsible and liable for, and be in compliance with, all federal, state, local and regional laws, ordinances, rules, codes and regulations, as amended from time to time (“Governmental Requirements”), relating to health and safety and environmental matters, arising, directly or indirectly, out of the use of Hazardous Materials (as defined in Section 6.1(c) below) in the Project, including the specific laws, ordinances and regulations referred to in Section 6.1(c) below. Health and safety and environmental matters for which Tenant is responsible under this paragraph include, without limitation (i) notification and reporting to governmental agencies, (ii) the provision of warnings of potential exposure to Hazardous Materials to Landlord and Tenant’s agents, employees, licensees, contractors and others, (iii) the payment of taxes and fees, (iv) the proper off-site transportation and disposal of Hazardous Materials, and (v) all requirements, including training, relating to the use of equipment. Immediately upon discovery of a release of Hazardous Materials, Tenant shall give written notice to Landlord, whether or not such release is subject to reporting under Governmental Requirements. The notice shall include information on the nature and conditions of the release and Tenant’s planned response. Tenant shall be liable for the cost of any clean-up of the release of any Hazardous Materials by Tenant or Tenant’s Representatives on the Project.
(c) As used in this Lease, the term “Hazardous Material” means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government. The term “Hazardous Material’’ includes, without limitation, any substance, material or waste which is (i) defined as a “hazardous waste” or similar term under the laws of the jurisdiction where the Project is located; (ii) designated as a “hazardous substance” pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. § 1317); (iii) defined as a “hazardous waste” pursuant to Section 1004 of the Federal Resource, Conservation and Recovery Act, 42 U.S.C. § 6901 et seq. (42 U.S.C. § 6903); (iv) defined as a “hazardous substance” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq. (42 U.S.C. § 9601); (v) hydrocarbons, petroleum, gasoline, crude oil or any products, by-products or fractions thereof; or (vi) asbestos in any form or condition.
6.2 Limitations on Assignment and Subletting. In addition to the provisions of Section 5.6 above, it shall not be unreasonable for Landlord to withhold its consent to any proposed assignment or subletting of the Leased Premises if (i) the proposed transferee’s anticipated use of the Leased Premises involves the generation, storage, use, treatment, or disposal of Hazardous Material (excluding standard office and janitorial supplies; in limited quantities as hereinabove provided); (ii) the proposed transferee has been required by any prior landlord, lender or governmental authority to take remedial action in connection with Hazardous Material contaminating a property if the contamination resulted from such transferee’s actions or use of the property in question; or (iii) the proposed transferee is subject to an enforcement order issued by any governmental authority in connection with the generation, storage, use, treatment or disposal of a Hazardous Material.
6.3 Right of Entry. In addition to the provisions of Section 5.11 above, Landlord, its employees, agents and consultants, shall have the right to enter the Leased Premises at any time, in case of an emergency, and otherwise during reasonable hours and upon reasonable notice to Tenant, and only while accompanied by an employee or agent designated by Tenant (provided that an employee or agent is made available by Tenant), in order to conduct periodic environmental inspections and tests to determine whether any Hazardous Materials are present. The costs and expenses of such inspections shall be paid by Landlord unless a default or breach of this Lease, violation of Governmental Requirements or contamination caused or permitted by Tenant is found to exist or Landlord has reason to believe such a default exists. In such event, Tenant shall reimburse Landlord upon demand, as Additional Rent, for the costs and expenses of such inspections.

6.4 Notice to Landlord. Tenant shall immediately notify Landlord in writing of: (i) any enforcement, clean-up, removal or other governmental or regulatory action instituted or threatened regarding the Leased Premises or the Project pursuant to any Governmental Requirements; (ii) any claim made or threatened by any person against Tenant or the Leased Premises relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Material: and (iii) any reports made to or received from any governmental agency arising out of or in connection with any Hazardous Material in or removed from the Leased Premises or the Project, including any complaints, notices, warnings or asserted violations in connection therewith. Tenant shall also supply to Landlord as promptly as possible, and in any event within three (3) business days after Tenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings, asserted violations or other communications relating in any way to the Leased Premises or Tenant’s use thereof.
6.5 Disclosure as to Hazardous Materials. Landlord hereby discloses to Tenant that previous occupants or others possessed and used or may have possessed and used office supplies, cleaning products, construction and decorating materials and other substances in or about the Leased Premises or portions thereof and which may contain or may have contained Hazardous Materials. In addition: (i) portions of the Project (including, without limitation, the equipment rooms) contain Hazardous Materials of the kind ordinarily employed in such areas; and (ii) automobiles and other vehicles operated or parked in the parking and loading dock areas emit substances which may contain Hazardous Materials.
Article 7.
Insurance, Indemnity, Condemnation, Damage and Default
7.1 Landlord’s Insurance. Landlord shall secure and maintain policies of insurance for the Project covering loss of or damage to the Project, including the Tenant Improvements, if any, but excluding all subsequent alterations, additions and improvements to the Leased Premises, with loss payable to Landlord and to the holders of any deeds of trust, mortgages or ground leases on the Project. Landlord shall not be obligated to obtain insurance for Tenant’s trade fixtures, equipment, furnishings, machinery or other property. Such policies shall provide protection against fire and extended coverage perils and such additional perils as Landlord deems suitable, and with such deductible(s) as Landlord shall deem reasonably appropriate. Landlord shall further secure and maintain commercial general liability insurance with respect to the Project in such amount as Landlord shall determine, such insurance to be in addition to and not in lieu of, the liability insurance required to be maintained by Tenant. Landlord may elect to self-insure for the coverages required under this Section 7.1. If the annual cost to Landlord for any such insurance exceeds the standard rates because of the nature of Tenant’s operations. Tenant shall, upon receipt of appropriate invoices, reimburse Landlord for such increases in cost, which amounts shall be deemed Additional Rent hereunder. Tenant shall not be named as an additional insured on any policy of insurance maintained by Landlord.
7.2 Tenant’s Liability Insurance. Tenant (with respect to both the Leased Premises and the Project) shall secure and maintain, at its own expense, at all times during the Term (including any early access period), a policy or policies of commercial general liability insurance with the premiums thereon fully paid in advance, protecting Tenant and naming Landlord, the holders of any deeds of trust, mortgages or ground leases on the Project, and Landlord’s representatives (which term, whenever used in this Article 7, shall be deemed to include Landlord’s partners, trustees, ancillary trustees, officers, directors, shareholders, beneficiaries, agents, employees and independent contractors) as additional insureds against claims for bodily injury, personal injury, advertising injury and property damage (including attorneys’ fees) based upon, involving or arising out of Tenant’s operations, assumed liabilities or Tenant’s use, occupancy or maintenance of the Leased Premises and the Common Areas of the Project. Such insurance shall provide for a minimum amount of Two Million Dollars ($2,000,000.00) for property damage or injury to or death of one or more than one person in any one accident or occurrence, with an annual aggregate limit of at least Five Million Dollars ($5,000,000.00). The coverage required to be carried shall include fire legal liability, blanket contractual liability, personal injury liability (libel, slander, false arrest and wrongful eviction), broad form property damage liability, products liability and completed operations coverage (as well as owned, non-owned and hired automobile liability if an exposure exists) and the policy shall contain an exception to any pollution exclusion which insures damage or injury arising out of heat, smoke or fumes from a hostile fire. Such insurance shall be written on an occurrence basis and contain a separation of insureds provision or cross-liability endorsement acceptable to Landlord. Tenant shall provide Landlord with a certificate evidencing such insurance coverage. The certificate shall indicate that the insurance provided specifically recognizes the liability assumed by Tenant under this Lease and that Tenant’s insurance is primary to and not contributory with any other insurance maintained by Landlord, whose insurance shall be considered excess insurance only. Not more frequently than every two (2) years, if, m the commercially reasonable opinion of any mortgagee of Landlord or of the insurance broker retained by Landlord, the amount of liability insurance coverage at that time is not adequate, Tenant shall increase its liability insurance coverage as required by either any mortgagee of

Landlord or Landlord’s insurance broker. Whenever, in Landlord’s reasonable judgment, good business practice or change in conditions indicate a need for additional or different types of insurance, Tenant shall, within fifteen (15) days of receipt of Landlord’s request therefor, obtain the insurance at its own expense.
7.3 Tenant’s Additional Insurance Requirements.
(a) Tenant shall secure and maintain, at Tenant’s expense, at all times during the Term (including any early access period), a policy of physical damage insurance on all of Tenant’s fixtures, furnishings, equipment, machinery, merchandise and personal property in the Leased Premises and on any alterations, additions or improvements made by or for Tenant upon the Leased Premises, all for the full replacement cost thereof without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance. Such insurance shall insure against those risks customarily covered in an “all risk” policy of insurance covering physical loss or damage. Tenant shall use the proceeds from such insurance for the replacement of fixtures, furnishings, equipment and personal property and for the restoration of any alterations, additions or improvements to the Leased Premises. In addition, Tenant shall secure and maintain, at all times during the Term, loss of income, business interruption and extra expense insurance in such amounts as will reimburse Tenant for direct or indirect loss of earnings and incurred costs for a minimum period of twelve (12) months attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Leased Premises or to the Building as a result of such perils; such insurance shall be maintained with Tenant’s property insurance carrier. Further, Tenant shall secure and maintain at all times during the Term workers’ compensation insurance in such amounts as are required by
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law, employer’s liability insurance in the amount of One Million Dollars ($1,000,000.00) per occurrence, and all such other insurance as may be required by applicable law or as may be reasonably required by Landlord. In the event Tenant makes any alterations, additions or improvements to the Leased Premises, prior to commencing any work in the Leased Premises, Tenant shall secure “builder’s all risk” insurance which shall be maintained throughout the course of construction, such policy being an all risk builder’s risk completed value form, in an amount approved by Landlord, but not less than the total contract price for the construction of such alterations, additions or improvements and covering the construction of such alterations, additions or improvements, and such other insurance as Landlord may reasonably require, it being understood and agreed that all of such alterations, additions or improvements shall be insured by Tenant pursuant to this Section 7.3 immediately upon completion thereof. Tenant shall provide Landlord with certificates of all such insurance. The property insurance certificate shall confirm that the waiver of subrogation required to be obtained pursuant to Section 7.5 is permitted by the insurer. Tenant shall, at least thirty (30) days prior to the expiration of any policy of insurance required to be maintained by Tenant under this Lease, furnish Landlord with an “insurance binder” or other satisfactory evidence of renewal thereof.
(b) All policies required to be carried by Tenant under this Lease shall be issued by and binding upon a reputable insurance company of good financial standing licensed to do business in the State of California with a rating of at least A-IX or such other rating as may be required by a lender having a lien on the Project, as set forth in the most current issue of “Best’s Insurance Reports.” Tenant shall not do or permit anything to be done that would invalidate the insurance policies referred to in this Article 7. All policies required to be carried by Tenant under this Article 7 shall contain a waiver of subrogation endorsement and shall contain an endorsement or endorsements providing that (i) Landlord and its affiliated entities, the property manager for the Building, the asset manager for the Building, and any lender with a deed of trust encumbering the Project or any part thereof, of whom Landlord has notified Tenant, are included as additional insureds, (ii) the insurer agrees not to cancel or alter the policy without at least thirty (30) days’ prior written notice to Landlord and all named and additional insureds, and (iii) all such insurance maintained by Tenant is primary, with any other insurance available to Landlord or any other named or additional insured being excess and non-contributing.
(c) Tenant shall provide evidence of each of the policies of insurance which Tenant is required to obtain and maintain pursuant to this Lease on or before the Term Commencement Date (or the start of any early access period) and at least thirty (30) days prior to the expiration of any policy, which evidence shall be binding upon the insurance carrier, shall be accompanied by a copy of the ISO Additional Insured Endorsement CG 2037 or CG 2026 (or their equivalent), as applicable, and, as to property insurance, shall be in the form of an “ACORD 28 (10/2003)” evidence of insurance or other form reasonably acceptable to Landlord. In the event that Tenant fails to provide evidence of insurance required to be provided by Tenant under this Lease, prior to commencement of the Term, and thereafter during the Term, within ten (10) days following Landlord’s written request therefor, Landlord shall be authorized (but not required) to procure such coverage in the amounts stated with all costs thereof (plus a fifteen percent (15%) administrative fee) to be chargeable to Tenant and payable upon written invoice therefor, which amounts shall be deemed Additional Rent hereunder.

(d) The minimum limits of insurance required by this Lease, or as carried by Tenant, shall not limit the liability of Tenant nor relieve Tenant of any obligation hereunder.
7.4 Indemnity and Exoneration.

(a) To the extent not prohibited by law, Landlord and Landlord’s representatives, partners, members, agents, employees, directors, officers, successors and assigns (“Landlord’s Representatives”) shall not be liable for any loss, injury or damage to person or property of Tenant, Tenant’s agents, employees, contractors, invitees or any other person, whether caused by theft, fire, act of God, acts of the public enemy, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority or which may arise through repair, alteration or maintenance of any part of the Project or failure to make any such repair or from any other cause whatsoever, except as expressly otherwise provided in Sections 7.6 and 7.7. Landlord shall not be liable for any loss, injury or damage arising from any act or omission of any other tenant or occupant of the Project, nor shall Landlord be liable under any circumstances for damage or inconvenience to Tenant’s business or for any loss of income or profit therefrom.
(b) Landlord shall indemnify, protect, defend and hold Tenant and Tenant’s Representatives, harmless of and from any and all claims, liability, costs, penalties, fines, damages, injury, judgments, forfeiture, losses (including without limitation diminution in the value of the Leased Premises) or expenses (including without limitation attorneys’ fees, consultant fees, testing and investigation fees, expert fees and court costs) arising out of or in any way related to or resulting directly or indirectly from (i) the negligent activities or willful misconduct of Landlord or Landlord’s Representatives in or about the Leased Premises or the Project, (ii) any failure to comply with any applicable law, and (iii) any default or breach by Landlord in the performance of any obligation of Landlord under this Lease; provided, however, that the foregoing indemnity shall not be applicable to claims arising by reason of the negligence or willful misconduct of Tenant.
(c) Tenant shall indemnify, protect, defend and hold the Project. Landlord and Landlord’s Representatives, harmless of and from any and all claims, liability, costs, penalties, fines, damages, injury, judgments, forfeiture, losses (including without limitation diminution in the value of the Leased Premises) or expenses (including without limitation attorneys’ fees, consultant fees, testing and investigation fees, expert fees and court costs) arising out of or in any way related to or resulting directly or indirectly from (i) the use or occupancy of the Leased Premises, (ii) the activities of Tenant or Tenant’s Representatives in or about the Leased Premises or the Project, (iii) any failure to comply with any applicable law, and (iv) any default or breach by Tenant in the performance of any obligation of Tenant under this Lease; provided, however, that the foregoing indemnity shall not be applicable to claims arising by reason of the negligence or willful misconduct of Landlord.
(d) Tenant shall indemnify, protect, defend and hold the Project, Landlord and its representatives, harmless of and from any and all claims, liability, costs, penalties, fines, damages, injury, judgments, forfeiture, losses (including without limitation diminution in the value of the Leased Premises) or expenses (including without limitation attorneys’ fees, consultant fees, testing and investigation fees, expert fees and court costs) arising out of or in any way related to or resulting directly or indirectly from work or labor performed, materials or supplies furnished to or at the request of Tenant or in connection with obligations incurred by or performance of any work done for the account of Tenant in the Leased Premises or the Project.
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(e) The provisions of this Section 7.4 shall survive the expiration or sooner termination of this Lease. EACH PARTY HERETO ACKNOWLEDGES IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THE PROVISIONS SET FORTH IN THIS SECTION 7.4 AND FURTHER ACKNOWLEDGES THAT SUCH PROVISIONS WERE SPECIFICALLY NEGOTIATED.
7.5 Waiver of Subrogation. Anything in this Lease to the contrary notwithstanding. Landlord and Tenant each waives all rights of recovery, claim, action or cause of action against the other, its agents (including partners, both general and limited), trustees, officers, directors, and employees, for any loss or damage that may occur to the Leased Premises, or any improvements thereto, or the Project or any personal property of such party therein, by reason of any cause required to be insured against under this Lease to the extent of the coverage required, regardless of cause or origin, including negligence of the other party hereto, provided that such party’s insurance is not invalidated thereby; and each party covenants that, to the fullest extent permitted by law, no insurer shall hold any right of subrogation against such other party. Tenant shall advise its insurers of the foregoing and such waiver shall be a part of each policy maintained by Tenant which applies to the Leased Premises, any part of the Project or Tenant’s use and occupancy of any part thereof.
7.6 Condemnation.
(a) If the Leased Premises are taken under the power of eminent domain or sold under the threat of the exercise of such power (all of which are referred to herein as “condemnation”), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs (the “date of taking”). If the Leased Premises or any portion of the Project is taken by condemnation to such an extent as to render the Leased Premises untenantable as reasonably determined by Landlord or Tenant, this Lease shall, at the option of either party to be exercised in writing within thirty (30) days after receipt of written notice of such taking, forthwith cease and terminate as of the date of taking. All proceeds from any condemnation of the Leased Premises shall belong and be paid to Landlord, subject to the rights of any mortgagee of Landlord’s interest in the Project or the beneficiary of any deed of trust which constitutes an encumbrance thereon; provided that Tenant shall be entitled to any compensation separately awarded to Tenant for Tenant’s relocation expenses and/or, loss of Tenant’s trade fixtures. If this Lease continues in effect after the date of taking pursuant to the provisions of this Section 7.6(a), Landlord shall proceed with reasonable diligence to repair, at its expense, the remaining parts of the Project and the Leased Premises to substantially their former condition to the extent that the same is feasible (subject to reasonable changes which Landlord shall deem desirable) and so as to constitute a complete and tenantable Project and Leased Premises. Following a taking, Gross Rent shall thereafter be equitably adjusted according to the remaining Rentable Area of the Leased Premises and the Building. Except as hereinafter provided, in the event of any taking. Landlord shall have the right to all compensation, damages, income, rent or awards made with respect thereto (collectively an “award”), including any award for the value of the leasehold estate created by this Lease. No award to Landlord shall be apportioned and, subject to Tenant’s rights hereinafter specified Tenant hereby assigns to Landlord any right of Tenant in any award to Landlord made for any taking. So long as such claim will not reduce any award otherwise payable to Landlord under this Section 7.6, Tenant may seek to recover, at its cost and expense, as a separate claim, any damages or awards payable on a taking of the Leased Premises to compensate for the unamortized cost paid by Tenant for the alterations, additions or improvements, if any, made by Tenant during the initial improvement of the Leased Premises and for any alterations, or for Tenant’s personal property taken, or for interference with or interruption of Tenant’s business (including goodwill), or for Tenant’s removal and relocation expenses.
(b) In the event of a temporary taking of all or a portion of the Leased Premises, there shall be no abatement of Rent and Tenant shall remain fully obligated for performance of all of the covenants and obligations on its part to be performed pursuant to the terms of this Lease. As used herein, a taking shall be deemed temporary if it negatively impacts Tenant’s use and occupancy of the Leased Premises for thirty (30) days or less.
7.7 Damage or Destruction. In the event of a fire or other casualty in the Leased Premises, Tenant shall immediately give notice thereof to Landlord. The following provisions shall then apply:
(a) If the damage is limited solely to the Leased Premises and the Leased Premises can, in Landlord’s reasonable opinion, be made tenantable with all damage repaired (excluding Tenant’s personal property, trade fixtures, equipment and any Tenant Improvements or alterations installed by or on behalf of Tenant) within six (6) months from the date of damage, then Landlord shall be obligated to rebuild the same to substantially their former condition to the extent that the same is feasible (subject to reasonable changes which Landlord shall deem desirable and such changes as may be required by applicable law) and shall proceed with reasonable diligence to do so and this Lease shall remain in full force and effect.
(b) If portions of the Project outside the boundaries of the Leased Premises are damaged or destroyed (whether or not the Leased Premises are also damaged or destroyed) and the Leased Premises and the Project can, in Landlord’s opinion, both be made tenantable with all damage repaired (excluding Tenant’s personal property, trade fixtures, equipment and any Tenant Improvements or alterations installed by or on behalf of Tenant) within six (6) months from the date of damage or destruction, and provided that Landlord determines that it is economically feasible, then Landlord shall be obligated to rebuild the same to substantially their former condition to the extent that the same is feasible (subject to reasonable changes which Landlord shall deem desirable and such changes as may be required by applicable law) and shall proceed with reasonable diligence to do so and this Lease shall remain in full force and effect.
(c) Notwithstanding anything to the contrary contained in Sections 7.7(a) or 7.7(b) above, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Leased Premises if (i) the cost to repair and restore the Building is twenty-five percent (25%) or more of the replacement cost of the entire Building prior to such damage or destruction, (ii) the holder of any mortgage or beneficiary of any deed of trust requires that Landlord’s insurance proceeds be paid to it, or (iii) when any damage thereto or to the Building occurs during the last eighteen (18) months of the Term. Under such circumstances, Landlord shall notify Tenant of its decision not to rebuild within ninety (90) days of such damage, whereupon the Lease shall terminate as of the date of such notice.

(d) If neither Section 7.7(a) nor 7.7(b) above applies, Landlord shall so notify Tenant within ninety (90) days after the date of the damage or destruction and Landlord may terminate this Lease within thirty (30) days after the date of such notice, such termination notice to be immediately effective; provided, however, that if Landlord elects to reconstruct the Project and the Leased Premises, such election to be made at Landlord’s sole option, in which event (i) Landlord shall notify Tenant of such election within said ninety (90) day period, and (ii) Landlord shall proceed with reasonable diligence to rebuild the Project and the Leased Premises to substantially their former condition to the extent that the same is feasible (subject to reasonable changes which Landlord shall deem desirable and such changes as may be required by applicable law) but excluding Tenant’s personal property, trade fixtures, equipment and any Tenant Improvements or alterations installed by or on behalf of Tenant.
(e) During any period when Tenant’s use of the Leased Premises is significantly impaired by damage or destruction, Base Rent shall abate in proportion to the degree to which Tenant’s use of the Leased Premises is impaired and Tenant does not actually use the Leased Premises until such time as the Leased Premises are made tenantable as reasonably determined by Landlord; provided that no such rental abatement shall be permitted if the casualty is the result of the negligence or willful misconduct of Tenant or Tenant’s Representatives.
(f) The proceeds from any insurance paid by reason of damage to or destruction of the Project or any part thereof insured by Landlord shall belong to and be paid to Landlord, subject to the rights of any mortgagee of Landlord’s interest in the Project or the beneficiary of any deed of trust which constitutes an encumbrance thereon. Tenant shall be responsible at its sole cost and expense for the repair, restoration and replacement of (i) its fixtures, furnishings, equipment, machinery, merchandise and personal property in the Leased Premises, and (ii) its alteration, additions and improvements.
(g) Landlord’s repair and restoration obligations under this Section 7.7 shall not impair or otherwise affect the rights and obligations of the parties set forth elsewhere in this Lease. Subject to Section 7.7(e), Landlord shall not be liable for any inconvenience or annoyance to Tenant, its employees, agents, contractors or invitees, or injury to Tenant’s business resulting in any way from such damage or the repair thereof. Landlord and Tenant agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Leased Premises or the Project with respect to the termination of this Lease and hereby waive the provisions of any present or future statute or law to the extent inconsistent therewith.
(h) Tenant shall promptly replace or repair, at Tenant’s cost and expense. Tenant’s movable furniture, equipment, trade fixtures and other personal property in the Leased Premises which Tenant shall be responsible for insuring during the Term of this Lease.
(i) Tenant shall pay to Landlord, as Additional Rent, the deductible amounts under the insurance policies obtained by Landlord and Tenant under this Lease if the proceeds are used to repair the Leased Premises. However, if other portions of the Building arc also damaged by said casualty and insurance proceeds are payable therefor, then Tenant shall only pay its Proportionate Share of the deductible as reasonably determined by Landlord. If any portion of the Leased Premises is damaged and is not fully covered by the aggregate of insurance proceeds received by Landlord and any applicable deductible, and Tenant does not voluntarily contribute
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any shortfall thereof, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within sixty (60) days after the date of notice to Tenant of such event, whereupon this Lease shall terminate thirty (30) days after Tenant’s receipt of such notice, and Tenant shall immediately vacate the Leased Premises and surrender possession thereof to Landlord in the condition required under this Lease.
(j) The respective rights and obligations of Landlord and Tenant in the event of any damage to or destruction of the Leased Premises, or any other portion of the Building or the Project, are governed exclusively by this Lease. Accordingly, Tenant hereby waives the provisions of any law to the contrary, including California Civil Code Sections 1932(2), 1933(4), 1941 and 1942 and any similar or successor laws and any other laws providing for the termination of a lease upon destruction of the leased property.
7.8 Default by Tenant.
(a) Events of Default. The occurrence of any of the following shall constitute an event of default on the part of Tenant:
(1) Abandonment. Vacating the Leased Premises without the intention to reoccupy same, or abandonment of the Leased Premises for a continuous period in excess of ten (10) days;
(2) Nonpayment of Rent. Failure to pay any installment of Rent due and payable hereunder on the date when payment is due; furthermore, if Tenant shall be served with a demand for the payment of past due Rent, any payment(s) tendered thereafter to cure any default by Tenant shall be made only by cashier’s check, wire-transfer or direct deposit of immediately available funds;
(3) Other Obligations. Failure to perform any obligation, agreement or covenant under this Lease other than those matters specified in subsections 7.8(a)(1), 7.8(a)(2) or 7.8(a)(12), such failure continuing for a period of fifteen (15) days after receipt of written notice of such failure (or such longer period as is reasonably necessary to remedy such default (not to exceed sixty (60) days after receipt of notice thereof), provided that Tenant commences the remedy within such fifteen (15)-day period and continuously and diligently pursues such remedy at all times until such default is cured);
(4) General Assignment. Any general arrangement or assignment by Tenant for the benefit of creditors;
(5) Bankruptcy. The filing of any voluntary petition in bankruptcy by Tenant, or the filing of an involuntary petition against Tenant, which involuntary petition remains undischarged for a period of sixty (60) days. In the event that under applicable law the trustee in bankruptcy or Tenant has the right to affirm this Lease and continue to perform the obligations of Tenant hereunder, such trustee or Tenant shall, within such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant hereunder outstanding as of the date of the affirmance of this Lease and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant’s obligations under this Lease;

(6) Receivership. The appointment of a trustee or receiver to take possession of all or substantially all of Tenant’s assets or the Leased Premises, where possession is not restored to Tenant within thirty (30) days;
(7) Attachment. The attachment, execution or other judicial seizure of all or substantially all of Tenant’s assets or the Leased Premises, if such attachment or other seizure remains undismissed or undischarged for a period of thirty (30) days after the levy thereof;
(8) Insolvency. The admission by Tenant in writing of its inability to pay its debts as they become due; the filing by Tenant of a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation; the filing by Tenant of an answer admitting or failing timely to contest a material allegation of a petition filed against Tenant in any such proceeding; or, if within sixty (60) days after the commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed;
(9) Intentionally Omitted;
(10) Intentionally Omitted;
(11) Intentionally Omitted;
(12) Misrepresentation. The discovery by Landlord that any representation, warranty or financial statement given to Landlord by Tenant was materially false or misleading; or
(13) SNDA/Estoppel. Failure to deliver the documents required to be delivered by Tenant under Sections 5.12(a) and/or 5.13 above within the applicable time period set forth in such sections, but only after Landlord has notified Tenant in writing of such failure, and such failure is not cured within another five (5) business days after Tenant’s receipt of such second (2nd) notice.
(b) Remedies Upon Default:
(1) Termination. If an event of default occurs, Landlord shall have the right, with or without notice or demand, immediately (after expiration of any applicable grace period specified herein) to terminate this Lease, and at any time thereafter recover possession of the Leased Premises or any part thereof and expel and remove therefrom Tenant and any other person occupying the same, by any lawful means, and again repossess and enjoy the Leased Premises without prejudice to any of the remedies that Landlord may have under this Lease, or at law or in equity by reason of Tenant’s default or of such termination. In addition to the foregoing, if at any time, Tenant is in default of any term, condition or provision of this Lease beyond all applicable notice and cure periods, to the fullest extent permitted by law, any express or implicit waiver by Landlord of Tenant’s requirement to pay Base Rent shall be amortized over the Term and Tenant shall immediately pay to Landlord the unamortized portion of such Base Rent so expressly or implicitly waived by Landlord as of the date of expiration of all cure periods for such Tenant default.

(2) Continuation After Default. Even though Tenant has breached this Lease and/or abandoned the Leased Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant’s right to possession under subsection 7.8(b)(1) hereof in writing, and Landlord may enforce all of its rights and remedies under this Lease, including (but without limitation) the right to recover Rent as it becomes due, and Landlord, without terminating this Lease, may exercise all of the rights and remedies of a landlord under Section 1951.4 of the Civil Code of the Slate of California or any amended or successor code section. Acts of maintenance or preservation, efforts to relet the Leased Premises or the appointment of a receiver upon application of Landlord to protect Landlord’s interest under this Lease shall not constitute an election to terminate Tenant’s right to possession. If Landlord elects to relet the Leased Premises for the account of Tenant, the rent received by Landlord from such reletting shall be applied as follows: first, to the payment of tiny indebtedness other than Rent due hereunder from Tenant to Landlord; second, to the payment of any costs of such reletting; third, to the payment of the cost of any alterations or repairs to the Leased Premises; fourth, to the payment of Rent due and unpaid hereunder; and the balance, if any, shall be held by Landlord and applied in payment of future Rent as it becomes due. If that portion of rent received from the reletting which is applied against the Rent due hereunder is less than the amount of the Rent due, Tenant shall pay the deficiency to Landlord promptly upon demand by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as determined, any costs and expenses incurred by Landlord in connection with such reletting or in making alterations and repairs to the Leased Premises, which are not covered by the rent received from the reletting.

(c) Damages Upon Termination. Should Landlord terminate this Lease pursuant to the provisions of subsection 7.8(b)(1) hereof, Landlord shall have all the rights and remedies of a landlord provided by Section 1951.2 of the Civil Code of the State of California. Upon such termination, in addition to any other rights and remedies to which Landlord may be entitled under applicable law. Landlord shall be entitled to recover from Tenant: (i) the worth at the time of award of the unpaid Rent and other amounts which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom. The “worth at the time of award” of the amounts referred to in clauses (i) and (ii) shall be computed with interest at the lesser of twelve percent (12%) per annum or the maximum rate then allowed by law. The “worth at the time of award” of the amount referred to in clause (iii) shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one percent (1%).
(d) Computation of Rent for Purposes of Default. For purposes of computing unpaid Rent which would have accrued and become payable under this Lease pursuant to the provisions of Section 7.8(c), unpaid Rent shall consist of the sum of:

(1) the total Base Rent for the balance of the Term, plus
(2) a computation of Tenant’s Proportionate Share of Basic Operating Costs and of Tenant’s Proportionate Share of Property Taxes for the balance of the Term, the assumed amount for the Computation Year of the default and each future Computation Year in the Term to be equal to Tenant’s Proportionate Share of Basic Operating Costs and Tenant’s Proportionate Share of Property Taxes, respectively, for the Computation Year immediately prior to the year in which default occurs, compounded at a per annum rate equal to the mean average rate of inflation for the preceding five (5) calendar years as determined by the United States Department of Labor, Bureau of Labor Statistics Consumer Price Index (All Urban Consumers, all items (1982- 84” 100)) for the Metropolitan Area or Region in which the Project is located. If such Index is discontinued or revised, the average rate of inflation shall be determined by reference to the index designated as the successor or substitute index by the government of the United States.
(e) Late Charge. If any payment required to be made by Tenant under this Lease is not received by Landlord on or before the date the same is due, Tenant shall pay to Landlord an amount equal to ten percent (10%) of the delinquent amount. The parties agree that Landlord would incur costs not contemplated by this Lease by virtue of such delinquencies, including without limitation administrative, collection, processing and accounting expenses, the amount of which would be extremely difficult to compute, and the amount stated herein represents a reasonable estimate thereof. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant’s breach or default with respect to such delinquency, or prevent Landlord from exercising any of Landlord’s other rights and remedies. Notwithstanding the foregoing, Landlord will not assess a late charge until Landlord has given written notice of such late payment for the first late payments in any calendar year and after Tenant has not cured such late payment within five (5) business days from receipt of such notice. After Landlord has given written notice of one (I) late payment in any calendar year, no other notices will be required during the remainder of the applicable calendar year for a late charge to be assessed to Tenant.
(f) Interest on Past-Due Obligations. Except as expressly otherwise provided in this Lease, any Rent due Landlord hereunder, other than late charges, which is not received by Landlord on the date on which it was due. shall bear interest from the day after it was due at the lesser of ten percent (10%) per annum or the maximum rate then allowed by law, in addition to the late charge provided for in Section 7.8(e).
(g) Landlord’s Right to Perform. Notwithstanding anything to the contrary set forth elsewhere in this Lease, in the event Tenant fails to perform any affirmative duty or obligation of Tenant under this Lease, provided Landlord has delivered to Tenant advance written notice of Landlord’s intent with regard to the following, then Landlord may (but shall not be obligated to) perform such duty or obligation on Tenant’s behalf without waiving any of Landlord’s rights in connection therewith or releasing Tenant from any of its obligations or such default, including, without limitation, the obtaining of insurance policies or governmental licenses, permits or approvals. Tenant shall reimburse Landlord upon demand for the costs and expenses of any such performance (including penalties, interest and attorneys’ fees incurred in connection therewith). Such costs and expenses incurred by Landlord shall be deemed Additional Rent hereunder.

(h) Remedies Cumulative. All rights, privileges and elections or remedies of Landlord are cumulative and not alternative with all other rights and remedies at law or in equity to the fullest extent permitted by law.

(i) Waiver. Tenant waives any right of redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179 and California Civil Code Section 3275, or under any other present or future law in the event Tenant is evicted and Landlord lakes possession of the Leased Premises by reason of a default.
Article 8.
Tenant Options
8.1 Option to Renew.
(a) Landlord hereby grants to Tenant one (1) option (the “Option”) to extend the Term of this Lease for an additional period of seven (7) years (the “Option Term”), all on the following terms and conditions:
(1) The Option must be exercised, if at all, by written notice irrevocably exercising the Option (“Option Notice”) delivered by Tenant, to Landlord not later than nine (9) months and not earlier than twelve (12) months prior to the Term Expiration Date. Further, at Landlord’s option, the Option shall not be deemed to be properly exercised if, as of the date of the Option Notice or at the Term Expiration Date, (i) Tenant is in default under this Lease beyond all applicable notice and cure periods, (ii) Tenant has assigned this Lease or sublet more than forty percent (40%) of the Leased Premises (other than to an affiliate or subsidiary of Tenant), (iii) Tenant, or Tenant’s affiliate or subsidiary, is in possession of less than sixty percent (60%) of the square footage of the Leased Premises, or (iv) Tenant has been in default beyond all applicable notice and cure periods at any time during the Term. Provided Tenant has properly and timely exercised the Option, the Term of this Lease shall be extended for the period of the Option Term (and the Option Term shall be part of the “Term”), and all terms, covenants and conditions of this Lease shall remain unmodified and in full force and effect, except that (i) the Tenant Improvements, if any, set forth in Exhibit B shall not apply to the Option Term (Tenant shall accept the Leased Premises in its AS IS condition existing prior to Option Term), (ii) the Base Rent shall be modified as set forth in subsection 8.1(a)(2) below, and (iii) Tenant shall have no further right to extend the Term.
(2) The Base Rent payable for the initial year of the Option Term shall be the greater of (i) the Base Rent payable on the Term Expiration Date, or (ii) the then-current rental rate per rentable square foot (as further defined below, “FMRR”) being agreed to (with annual market increases) in new and renewal leases by Landlord and other landlords of Class A office buildings in the downtown Oakland submarket of Oakland, California which are comparable in quality, location and prestige to the Building (“Comparable Buildings”) and tenants leasing space in the Building or Comparable Buildings. As used herein, “FMRR” shall mean the rental rate per rentable square foot for which Landlord and/or other landlords are entering into new and renewal leases for office space in the Building and/or Comparable Buildings (“Comparative Transactions”), taking into consideration fair market annual increases and the value of existing tenant improvements in the Leased Premises. To the extent such other Comparable Buildings have historically received lower or higher rents than the rents in the Building, then for the purpose of arriving at the FMRR, such rates when used to establish the FMRR in the Building shall be increased or decreased as appropriate to reflect such historical differences. Landlord shall provide its determination of the FMRR to Tenant within twenty (20) days after Landlord receives the Option Notice. Tenant shall have ten (10) days (“Tenant’s Review Period”) after receipt of Landlord’s notice of the FMRR within which to accept such FMRR or to reasonably object thereto in writing. In the event Tenant objects to the FMRR submitted by Landlord, Landlord and Tenant shall attempt to agree upon such FMRR. If Landlord and Tenant fail to reach agreement on such FMRR within ten (10) days following Tenant’s Review Period (the “Outside Agreement Date”), then each party shall place in a separate sealed envelope its final proposal as to FMRR and such determination shall be submitted to arbitration in accordance with subparagraph 8.1(b) below.
(b) Landlord and Tenant shall meet with each other within three (3) business days of the Outside Agreement Date and exchange the scaled envelopes and then open such envelopes in each other’s presence. If Landlord and Tenant do not mutually agree upon the FMRR within one (1) business day of the exchange and opening of envelopes, then, within ten (10) business days of the exchange and opening of envelopes, Landlord and Tenant shall agree upon and jointly appoint one arbitrator who shall be by profession be a real estate appraiser or broker who shall have been active over the ten (10) year period ending on the date of such appointment in the leasing of comparable commercial properties in the vicinity of the Building. Neither Landlord nor Tenant shall consult with such broker or appraiser as to his or her opinion as to FMRR prior to the appointment. The determination of the arbitrator shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted FMRR for the Leased Premises is the closer to the actual rental rate per rentable square foot for new leases for Comparative Transactions. Such arbitrator may hold such meetings and require such additional information as the arbitrator, in his or her sole discretion, determines is necessary. In addition, Landlord or Tenant may submit to the arbitrator with a copy to the other party within two (2) business days after the appointment of the arbitrator any data and additional information that such party deems relevant to the determination by the arbitrator (“Data”) and the other party may submit a reply in writing within two (2) business days after receipt of such Data.

(1) The arbitrator shall, within thirty (30) days of his or her appointment, reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted FMRR, and shall notify Landlord and Tenant of such determination.
(2) The decision of the arbitrator shall be binding upon Landlord and Tenant.
(3) If Landlord and Tenant fail to agree upon and appoint such arbitrator, then the appointment of the arbitrator shall be made by the American Arbitration Association.
(4) The cost of arbitration shall be paid by the losing party.
(5) The arbitration proceeding and all evidence given or discovered pursuant thereto shall be maintained in confidence by all parties.
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8.2 Right of First Offer as to 6th Floor Space. Tenant shall have a right of first offer to lease space on the 6th floor of the Building (as applicable, a “6th Floor Space”) as set forth below. Landlord shall keep Tenant reasonably informed of the date of a potential vacancy for a 6th Floor Space. Before entering into a new lease for a 6th Floor Space with a party other than the current tenant of the applicable 6th Floor Space or a tenant with pre-existing rights, Landlord shall notify Tenant in writing of the terms and conditions upon which Landlord is willing to lease such space (the “Offer Notice”). If Tenant wishes to exercise its option to lease the applicable 6th Floor Space, Tenant, shall, within five (5) business days after receipt of the Offer Notice, deliver written notice to Landlord of Tenant’s irrevocable exercise of its option to lease such space on the terms set forth in the Offer Notice. If Tenant fails to respond to the Offer Notice within the five (5) business day period, the right of first offer set forth in this Section 8.2 for the applicable 6th Floor Space shall be null and void and of no further force or effect, and Landlord shall be free to lease such space to any other persons or entities, free of any restrictions set forth herein; provided, however, if such space is not then leased by Landlord within the following one hundred eighty (180) days. Tenant’s right of first offer to lease such space as provided hereinabove shall again apply. This right of first offer shall only be exercisable by the originally named Tenant under this Lease and only if Tenant has not sublet any portion of the Leased Premises for a term that has at least twelve (12) months of term remaining at the time Tenant receives such Offer Notice (and Tenant may not extend the term of such sublease), and Tenant has no intention to sublet the applicable 6th Floor Space; in addition, this right of first offer shall only be exercisable during the Option Term if Tenant has not sublet any portion of the Leased Premises during the last twelve (12) months of the initial Term or at any time during the Option Term. This right of first offer shall be suspended during any period in which Tenant is in default (beyond any applicable notice and cure period) until said default has been cured. The period of time within which this right of first offer may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise such rights because of the foregoing provisions. Time is of the essence. In the event Landlord relocates the Leased Premises pursuant to Section 2.3 above, if Tenant has not yet exercised its rights pursuant to this Section 8.2, the rights granted to Tenant hereunder shall apply with regard to the floor of the Building immediately above the relocated Leased Premises.
Article 9.
Miscellaneous Matters
9.1 Parking. Tenant shall receive the use of the number of parking spaces set forth in the Basic Lease Information sheet upon Tenant’s compliance with all parking rules and regulations issued from time to time by Landlord and upon payment of prevailing parking rates as in effect from time to time, provided however, if at any time during the Term, Tenant ceases to pay any amounts owed for one (1) or more of the parking spaces provided to Tenant, then Tenant shall have no further right to rent such unused space(s) except as provided in the following sentence. Tenant shall have the right to lease from Landlord for Tenant’s use, additional spaces at the prevailing parking rates established from time to time by Landlord, as and when made available to Tenant by Landlord. Tenant’s parking rights and privileges are personal to the originally-named Tenant only, and may not be assigned, subleased or otherwise transferred. The parking spaces will not be separately identified and Landlord shall have no obligation to monitor the use of the parking area. If a parking density problem occurs during the Term, Landlord shall address the problem, in its reasonable discretion, which solution may include initiating a valet parking system. All parking shall be subject to any and all rules and regulations adopted by Landlord in its reasonable discretion from time to time. Only automobiles no larger than full size passenger automobiles or pick-up trucks or standard business use vehicles (which do not require parking spaces larger than full size passenger automobiles) may be parked in the Project parking area. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant’s employees, agents, customers or invitees to be loaded, unloaded or parked in areas other than those designated by Landlord for such activities. A failure by Tenant or any of its employees, agents, or invitees to comply with the foregoing provisions shall afford Landlord the right, but not the obligation, without notice, in addition to any other rights and remedies available under this Lease, to remove and to tow away the vehicles involved and to charge the cost to Tenant, which cost shall be immediately due and payable upon demand by Landlord.

9.2 Brokers. Landlord has been represented in this transaction by Landlord’s Broker. Tenant has been represented in this transaction by Tenant’s Broker. Upon full execution of this Lease by both parties, Landlord shall pay to Landlord’s Broker and Landlord’s Broker shall pay Tenant’s Broker a fee for brokerage services rendered by it in this transaction provided for in separate written agreements between Landlord and Landlord’s Broker and Landlord’s Broker and Tenant’s Broker. Tenant represents and warrants to Landlord that the brokers named in the Basic Lease Information sheet are the only agents, brokers, finders or other similar parties with whom Tenant has had any dealings in connection with the negotiation of this Lease and the consummation of the transaction contemplated hereby. Tenant hereby agrees to indemnify, defend and hold Landlord free and harmless from and against liability for compensation or charges which may be claimed by any agent, broker, finder or other similar party by reason of any dealings with or actions of Tenant in connection with the negotiation of this Lease and the consummation of this transaction, including any costs, expenses and attorneys’ fees incurred with respect thereto.
9.3 No Waiver. No waiver by either party of the default or breach of any term, covenant or condition of this Lease by the other shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent default or breach by the other of the same or of any other term, covenant or condition hereof. Landlord’s consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Landlord’s consent to, or approval of, any subsequent or similar act by Tenant, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. Regardless of Landlord’s knowledge of a default or breach at the time of accepting Rent, the acceptance of Rent by Landlord shall not be a waiver of any preceding default or breach by Tenant of any provision hereof, other than the failure of Tenant to pay the particular Rent so accepted. Any payment given Landlord by Tenant may be accepted by Landlord on account of monies or damages due Landlord, notwithstanding any qualifying statements or conditions made by Tenant in connection therewith, which statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Landlord at or before the time of deposit of such payment.
9.4 Recording. Neither this Lease nor a memorandum thereof shall be recorded without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole discretion.
9.5 Holding Over. If Tenant fails to surrender possession of the Leased Premises in the condition required under this Lease or holds over after expiration or termination of this Lease without the written consent of Landlord, Tenant shall pay for each month of hold-over tenancy
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one hundred fifty percent (150%) times the Gross Rent which Tenant was obligated to pay for the month immediately preceding the end of the Term for each month or any part thereof of any such hold-over period, together with such other amounts as may become due hereunder. No holding over by Tenant after the Term shall operate to extend the Term. In the event of any unauthorized holding over. Tenant shall indemnify, defend and hold Landlord harmless from and against all claims, demands. liabilities, losses, costs, expenses (including attorneys’ fees), injury and damages including any lost profits incurred by Landlord as a result of Tenant’s delay in vacating the Leased Premises.
9.6 Transfers by Landlord. The term “Landlord” as used in this Lease shall mean the owner(s) at the time in question of the fee title to the Leased Premises. If Landlord transfers, in whole or in part, its rights and obligations under this Lease or in the Project, upon its transferee’s assumption of Landlord’s obligations hereunder and delivery to such transferee of any unused Security Deposit then held by Landlord, no further liability or obligations shall thereafter accrue against the transferring or assigning person as Landlord hereunder. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by Landlord shall be binding only upon Landlord as defined in this Section 9.6.
9.7 Attorneys’ Fees. In the event either party places the enforcement of this Lease, or any part of it, or the collection of any Rent due, or to become due, hereunder, or recovery of the possession of the Leased Premises, in the hands of an attorney, or files suit upon the same, the prevailing party shall recover its reasonable attorneys’ fees, costs and expenses as a cost of suit incurred and not as damages, including those which may be incurred on appeal. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not suit is filed or any suit that may be filed is pursued to decision or judgment. The term “prevailing party” shall include, without limitation, a party who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other party of its claim or defense. The attorneys’ fee award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees reasonably incurred. In addition to the foregoing, in the event Tenant requires Landlord’s consent or signature with respect to an agreement or other matter not provided for in this Lease (e.g., an agreement requested by Tenant’s lender), Tenant shall reimburse Landlord for its reasonable attorneys’ fees or other consultant fees incurred in connection with the review and/or negotiation of such agreement or matter.
9.8 Termination; Merger. No act or conduct of Landlord, including, without limitation, the acceptance of keys to the Leased Premises, shall constitute an acceptance of the surrender of the Leased Premises by Tenant before the scheduled Term Expiration Date. Only a written notice from Landlord to Tenant shall constitute acceptance of the surrender of the Leased Premises and accomplish a termination of this Lease. Unless specifically stated otherwise in writing by

Landlord, the voluntary or other surrender of this Lease by Tenant, the mutual termination or cancellation hereof, or a termination hereof by Landlord for default by Tenant, shall automatically terminate any sublease or lesser estate in the Leased Premises; provided, however, Landlord shall, in the event of any such surrender, termination or cancellation, have the option to continue any one or all of any existing subtenancies. Landlord’s failure within thirty (30) days following any such event to make any written election to the contrary by written notice to the holder of any such lesser interest, shall constitute Landlord’s election to have such event constitute the termination of such interest.

9.9 Amendments; Interpretation. This Lease may not be altered, changed or amended, except by an instrument in writing signed by the parties in interest at the time of the modification. The captions of this Lease are for convenience only and shall not be used to define or limit any of its provisions.
9.10 Severability. If any term or provision of this Lease, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and shall be enforceable to the fullest extent permitted by law.
9.11 Notices. Except as otherwise expressly provided herein, all notices, demands, consents and approvals which are required or permitted by this Lease to be given by either party to the other shall be in writing and shall be deemed to have been fully given by personal delivery or by recognized same day or overnight courier service or when deposited in the United States mail, certified or registered, with postage prepaid, and addressed to the party to be notified at the address for such party specified on the Basic Lease Information sheet, or to such other place as the party to be notified may from time to time designate by at least fifteen (15) days’ notice to the notifying party given in accordance with this Section 9.11, except that upon Tenant’s taking possession of the Leased Premises, the Leased Premises shall constitute Tenant’s address for notice purposes. A copy of all notices given to Landlord under this Lease shall be concurrently transmitted to such party or parties at such addresses as Landlord may from time to time hereafter designate by notice to Tenant.
Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. Notices delivered by recognized overnight courier shall be deemed given on the next business day after the business day upon which delivery of the same was made to the courier. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day. Tenant hereby appoints as its agent to receive the service of all default notices and notice of commencement of unlawful detainer proceedings the person in charge of or apparently in charge of or occupying the Leased Premises at the time, and, if there is no such person, then such service may be made by attaching the same on the main entrance of the Leased Premises.
9.12 Force Majeure. Any prevention, delay or stoppage of work to be performed by Landlord or Tenant which is due to strikes, labor disputes, inability to obtain labor, materials, equipment or reasonable substitutes therefor, acts of God, governmental restrictions or regulations or controls, judicial orders, enemy or hostile government actions, civil commotion, or other causes beyond the reasonable control of the party obligated to perform hereunder, shall excuse performance of the work by that party for a period equal to the duration of that prevention, delay or stoppage. Nothing in this Section 9.12 shall excuse or delay Tenant’s obligation to pay Rent or other charges due under this Lease.
9.13 Intentionally Omitted.
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9.14 Successors and Assigns. This Lease shall be binding upon and inure to the benefit of Landlord, its successors and assigns (subject to the provisions hereof, including, without limitation, Section 5.15), and shall be binding upon and inure to the benefit of Tenant, its successors, and to the extent assignment or subletting, may be approved by Landlord hereunder, Tenant’s assigns or subtenants.
9.15 Further Assurances. Landlord and Tenant each agree to promptly sign all documents reasonably requested to give effect to the provisions of this Lease.
9.16 Incorporation of Prior Agreements. This Lease, including the exhibits and addenda attached to it, contains all agreements of Landlord and Tenant with respect to any matter referred to herein. No prior agreement or understanding pertaining to such matters shall be effective.
9.17 Applicable Law. This Lease shall be governed by, construed and enforced in accordance with the laws of the State of California.
9.18 Time of the Essence. Time is of the essence of each and every covenant of this Lease. Each and every covenant, agreement or other provision of this Lease on Tenant’s part to be performed shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease or on any other covenant or agreement set forth herein.

9.19 No Joint Venture. This Lease shall not be deemed or construed to create or establish any relationship of partnership or joint venture or similar relationship or arrangement between Landlord and Tenant hereunder.
9.20 Authority. If Tenant is a corporation, limited liability company, trust or general or limited partnership, each individual executing this Lease on behalf of Tenant represents and warrants that he or she is duly authorized to execute and deliver this Lease on Tenant’s behalf and that this Lease is binding upon Tenant in accordance with its terms. If Tenant is a corporation, limited liability company, trust or partnership, Tenant shall, upon request by Landlord, deliver to Landlord evidence satisfactory to Landlord of such authority.
9.21 Landlord Renovations. It is specifically understood and agreed that Landlord has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Leased Premises, Building, Project, or any part thereof and that no representations or warranties respecting the condition of the Leased Premises, the Building or the Project have been made by Landlord to Tenant, except as specifically set forth in this Lease. However, Tenant acknowledges that Landlord may from time to time, at Landlord’s sole option, renovate, improve, alter, or modify (collectively, the “Renovations”) the Building, Leased Premises, and/or Project, common areas, systems and equipment, roof, and structural portions of the same, which Renovations may include, without limitation, (i) modifying the common areas and tenant spaces to comply with applicable laws, including regulations relating to the physically disabled, seismic conditions, and building safety and security, and (ii) installing new carpeting, lighting, and wall coverings in the Building common areas, and in connection with such Renovations, Landlord may, among other things, erect scaffolding or other necessary structures in the Building, limit or
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eliminate access to portions of the Project, including portions of the common areas, or perform work in the Building, which work may create noise, dust or leave debris in the Building. Tenant hereby agrees that such Renovations and Landlord’s actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant’s business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Leased Premises or of Tenant’s personal property or improvements resulting from the Renovations or Landlord’s actions in connection with such Renovations, or for any inconvenience or annoyance occasioned by such Renovations or Landlord’s actions in connection with such Renovations.
9.22 Offer. Preparation of this Lease by Landlord or Landlord’s agent and submission of same to Tenant shall not be deemed an offer to lease to Tenant. This Lease is not intended to be binding and shall not be effective until fully executed by both Landlord and Tenant.
9.23 Security. Landlord shall not be required to provide, operate or maintain alarm or surveillance systems or services for the Leased Premises or the Common Areas. Tenant shall provide such security services and shall install within the Leased Premises such security equipment, systems and procedures as may reasonably be required for the protection of its employees and invitees, provided that Tenant shall coordinate such services and equipment with Landlord and the Building rules and regulations. The determination of the extent to which such security equipment, systems and procedures are reasonably required shall be made in the sole judgment, and shall be the sole responsibility, of Tenant. Tenant acknowledges that it has neither received nor relied upon any representation or warranty made by or on behalf of Landlord with respect to the safety or security of the Leased Premises or the Project or any part thereof, and further acknowledges that Tenant has made its own independent determinations with respect to all such matters.
9.24 No Easement For Light, Air and View. This Lease conveys to Tenant no rights for any light, air or view. No diminution of light, air or view, or any impairment of the visibility of the Leased Premises from inside or outside the Building, by any structure or other object that may hereafter be erected (whether or not by Landlord) shall entitle Tenant to any reduction of Rent under this Lease, constitute an actual or constructive eviction of Tenant, result in any liability of Landlord to Tenant, or in any other way affect this Lease or Tenant’s obligations hereunder.
9.25 OFAC Compliance.
(a) Tenant represents and warrants that (i) Tenant and each person or entity owning an interest in Tenant is (A) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the “List”), and (B) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, (ii) none of the funds or other assets of Tenant constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person

(as hereinafter defined), (iii) no Embargoed Person has any interest of any nature whatsoever in Tenant (whether directly or indirectly), (iv) none of the funds of Tenant have been derived from any unlawful activity with the result that the investment in Tenant is prohibited by law or that the Lease is in violation of law, and (v) Tenant has implemented procedures, and will consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times. The term “Embargoed Person” means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Tenant is prohibited by law or Tenant is in violation of law.
(b) Tenant covenants and agrees (i) to comply with all requirements of law relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect, (ii) to immediately notify Landlord in writing if any of the representations, warranties or covenants set forth in this paragraph or the preceding paragraph are no longer true or have been breached or if Tenant has a reasonable basis to believe that they may no longer be true or have been breached, (iii) not to use funds from any “Prohibited Person” (as such term is defined in the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) to make any payment due to Landlord under the Lease and (iv) at the request of Landlord, to provide such information as may be requested by Landlord to determine Tenant’s compliance with the terms hereof.
(c) Tenant hereby acknowledges and agrees that Tenant’s inclusion on the List at any time during the Term shall be a material default of the Lease. Notwithstanding anything herein to the contrary, Tenant shall not permit the Leased Premises or any portion thereof to be used or occupied by any person or entity on the List or by any Embargoed Person (on a permanent, temporary or transient basis), and any such use or occupancy of the Leased Premises by any such person or entity shall be a material default of the Lease.
9.26 Mortgagee Protection. Upon any default on the part of Landlord, Tenant will give written notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee of a mortgage covering the Leased Premises who has provided Tenant with notice of their interest together with an address for receiving notice, and shall offer such beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Leased Premises by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure. If such default cannot be cured within such time period, then such additional time as may be necessary will be given to such beneficiary or mortgagee to effect such cure so long as such beneficiary or mortgagee has commenced the cure within the original time period and thereafter diligently pursues such cure to completion, in which event this Lease shall not be terminated while such cure is being diligently pursued. Tenant agrees that each lender to whom this Lease has been assigned by Landlord is an express third party beneficiary hereof. Tenant shall not make any prepayment of Rent more than one (1) month in advance without the prior written consent of each such lender. Tenant waives the collection of any deposit from each such lender or purchaser at a foreclosure sale unless said lender or purchaser shall have actually received and not refunded the deposit. Tenant agrees to make all payments under this Lease to the lender with the most senior encumbrance upon receiving a direction, in writing, to pay said amounts to such lender. Tenant
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shall comply with such written direction to pay without determining whether an event of default exists under such lender’s loan to Landlord. If, in connection with obtaining financing for the Leased Premises or any other portion of the Project, Landlord’s lender shall request reasonable modification(s) to this Lease as a condition to such financing. Tenant shall not unreasonably withhold, delay or defer its consent thereto, provided such modifications do not materially and adversely affect Tenant’s rights hereunder, including Tenant’s use, occupancy or quiet enjoyment of the Leased Premises.
9.27 Intentionally Omitted.
9.28 Waiver of Jury Trial. To the extent permitted by applicable law, Landlord and Tenant each hereby waive trial by jury in any action, proceeding or counterclaim brought by either party against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant created hereby, Tenant’s use or occupancy of the Leased Premises or any claim or injury or damage.
9.29 Counterparts; Signatures. This Lease may be executed in counterparts. All executed counterparts shall constitute one agreement, and each counterpart shall be deemed an original. The parties hereby acknowledge and agree that facsimile signatures or signatures transmitted by electronic mail in so-called “pdf” format shall be legal and binding and shall have the same full force and effect as if an original of this Lease had been delivered. Landlord and Tenant (i) intend to be bound by the signatures on any document sent by facsimile or electronic mail, (ii) arc aware that the other party will rely on such signatures, and (iii) hereby waive any defenses to the enforcement of the terms of this Lease based on the foregoing forms of signature.
9.30 Accessibility Inspection Disclosure. Pursuant to California Civil Code Section 1938, Landlord hereby advises Tenant that Landlord has not had the Building or the Leased Premises inspected by a Certified Access Specialist.

9.31 Tax Status of Beneficial Owner. Tenant recognizes and acknowledges that Landlord and/or certain beneficial owners of Landlord may from time to time qualify as real estate investment trusts pursuant to Sections 856 et seq. of the Internal Revenue Code and that avoiding (a) the loss of such status, (b) the receipt of any income derived under any provision of this Lease that does not constitute “rents from real property” (in the case of real estate investment trusts), and (c) the imposition of income, penalty or similar taxes (each an “Adverse Event”) is of material concern to Landlord and such beneficial owners. In the event that this Lease or any document contemplated hereby could, in the opinion of counsel to Landlord, result in or cause an Adverse Event, Tenant agrees to cooperate with Landlord in negotiating an amendment or modification thereof and shall at the request of Landlord execute and deliver such documents reasonably required to effect such amendment or modification; provided, however, in the event Tenant notifies Landlord that Tenant has reasonably determines that Tenant will incur an expense in cooperating with such negotiation and/or in executing or delivering any such documents, which notice must include Tenant’s estimate of the expenses it will incur, Tenant shall not be obligated to cooperate in such negotiation or execute and deliver such documents unless Landlord has agreed in advance, in writing, to reimburse Tenant for such estimated expenses within fifteen (15) days following Landlord’s receipt of Tenant’s billing of its actual expenses so incurred. Any amendment or modification pursuant to this Section 9.31 shall be structured so that the economic results to

Landlord and Tenant shall be substantially similar to those set forth in this Lease without regard to such amendment or modification. Without limiting any of Landlord’s other rights under this Section 9.31, Landlord may waive the receipt of any amount payable to Landlord hereunder and such waiver shall constitute an amendment or modification of this Lease with respect to such payment.
9.32 Landlord’s Reservations. In addition to the other rights of Landlord under this Lease, Landlord reserves the right to change the street address and/or name of the Building without being deemed to be guilty of an eviction, actual or constructive, or a disturbance or interruption of the business of Tenant or Tenant’s use or occupancy of the Leased Premises.
9.33 Supplemental HVAC. If any supplemental HVAC unit (a “Unit”) exclusively serves the Leased Premises, then (a) Tenant shall pay the costs of all electricity consumed in the Unit’s operation, together with the cost of installing a meter to measure such consumption; (b) Tenant, at its expense, shall (i) operate and maintain the Unit in compliance with all applicable laws and such reasonable rules and procedures as Landlord may impose; (ii) keep the Unit in as good working order and condition as existed upon installation (or, if later, when Tenant took possession of the Leased Premises), subject to normal wear and tear; (iii) maintain in effect, with a contractor reasonably approved by Landlord, a contract for the maintenance and repair of the Unit, which contract shall require the contractor, at least once every three (3) months, to inspect the Unit and provide to Tenant a report of any defective conditions, together with any recommendations for maintenance, repair or parts-replacement; (iv) follow all reasonable recommendations of such contractor; and (v) promptly provide to Landlord a copy of such contract and each report issued thereunder; (c) the Unit shall become Landlord’s property upon the expiration or earlier termination of this Lease and without compensation to Tenant; provided, however, that upon Landlord’s request at the expiration or earlier termination of this Lease, Tenant, at its expense, shall remove the Unit and repair any resulting damage (and if Tenant fails to timely perform such work, Landlord may do so at Tenant’s expense); (d) [Intentionally Omitted]; (e) if the Unit exists on the date of mutual execution and delivery of this Lease, Tenant accepts the Unit in its “as is” condition, without representation or warranty as to quality, condition, fitness for use or any other matter; (f) if the Unit connects to the Building’s condenser water loop (if any), then Tenant shall pay to Landlord, as Additional Rent, Landlord’s standard one-time fee for such connection and Landlord’s standard monthly per-ton usage fee; and (g) if any portion of the Unit is located on the roof, then (i) Tenant’s access to the roof shall be subject to such reasonable rules and procedures as Landlord may impose; (ii) Tenant shall maintain the affected portion of the roof in a clean and orderly condition and shall not interfere with use of the roof by Landlord or any other tenants or licensees; and (iii) Landlord may relocate the Unit and/or temporarily interrupt its operation, without liability to Tenant, as reasonably necessary to maintain and repair the roof or otherwise operate the Building.
9.34 Conference Room. Landlord currently operates a shared conference facility (the “Conference Center”) in the Building, which Conference Center is currently available for use by all tenants of the Building, at the current rates set by Landlord from time to time in its sole and absolute discretion ($25.00 per hour as of the Date of Lease), on a first come, first serve basis. So long as Landlord continues to offer the Conference Center for non-exclusive use by tenants of the Building, and provided there is no Event of Default, Tenant shall have a non-exclusive right to use the Conference Center, subject to availability, as determined by Landlord in its sole and absolute discretion. Such right to use the Conference Center shall be subject to all rules and regulations regarding the use of the Conference Center as Landlord may impose from time to time, including, without limitation, restrictions on frequency, hours and length of use, payment of a fee for such and cleaning and trash dispensing requirements. Tenant acknowledges, understands and agrees that Landlord makes no representation or warranty to Tenant that Landlord will continue to provide the Conference Center throughout the Term of this Lease or that the Conference Center will be available for use by Tenant at any particular time or from time to time.

9.35 Bicycle Parking. As of the Date of Lease, there are seven (7) bicycle racks (the “Bicycle Racks”) located on the first (1st) floor of the parking garage (within approximately fifty (50) feet from the parking garage attendant’s booth) available for use by all tenants of the Building, on a first come, first serve basis. Landlord shall, prior to the Term Commencement Date, enclose the Bicycle Racks with door to ceiling fencing with an access gate that is securely locked at all times. The Bicycle Racks may be relocated by Landlord from time to time within the parking garage or inside the Building, provided that in no event shall the total number of bicycle parking spaces be reduced from the number in existence as of the Date of Lease. Tenant shall have a nonexclusive right to use the Bicycle Racks, subject to availability. Such right to use the Bicycle Racks shall be subject to all rules and regulations regarding the use of the Bicycle Racks as Landlord may impose from time to time.
9.36 Bart Shuttle. Landlord currently provides a shuttle to and from the 19th Street Oakland BART Station for the non-exclusive use of the tenants of the Building. Such shuttle service is provided at the sole discretion of Landlord.
9.37 Exhibits; Addenda. The following Exhibits and addenda are attached to, incorporated in and made a part of this Lease: Exhibit A Floor Plan of the Leased Premises; Exhibit B Initial Improvement of the Leased Premises; Exhibit C Confirmation of Term of Lease; and Exhibit D Building Rules and Regulations.
[SIGNATURES APPEAR ON FOLLOWING PAGE]
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IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first written above.

“LANDLORD”:

MACH II 180 LLC, a Delaware limited liability company

By:	Mach II Ellis Investments LLC,
a Delaware limited liability company,
its Managing Member

By:	MEP II Investors LLC, a California limited liability company, its Administrative Manager

By:	Ellis Partners LLC, a California limited liability company, its Sole Member and Manager

By:	/s/ James F. Ellis

Printed Name:	James F. Ellis

Title:	Managing Member

“TENANT”:

MARQETA, INC., a Delaware corporation

By:	/s/ Eric Bachman

Printed Name:	Eric Bachman

Title:	COO

EXHIBIT A
FLOOR PLAN OF THE LEASED PREMISES
EXHIBIT B
INITIAL IMPROVEMENT OF THE LEASED PREMISES
1. Tenant Improvements. Landlord and Tenant agree that WCI-GC Commercial Construction (the “Contractor”) shall construct and install the improvements (the “Tenant Improvements”) in the Leased Premises with Building standard materials and finishes (or other materials specifically set forth), substantially in accordance with the space plan (“Tenant’s Plans”) attached to this Exhibit B as Exhibit B-l. Notwithstanding the foregoing, the parties agree that any improvement or installation that is not referenced in Exhibit B-l shall be Tenant’s responsibility and shall be part of Tenant’s Work (as defined below), including, without limitation, phone and data cabling, telephone conduits, furniture, fixtures, and equipment, and any specialized office improvements. Landlord’s architect (the “Architect”) shall prepare the construction documents (the “Construction Documents”) consistent with Tenant’s Plans, which shall be subject to Landlord and Tenant’s written approval, which approval shall not be unreasonably withheld, conditioned or delayed (as set forth below), and upon such approval shall be known as the “Final Construction Documents.” Within three (3) business days after Tenant’s receipt of the Construction Documents in PDF and CAD files (and one (1) business day for revisions), Tenant shall either approve such plans (with Tenant’s approval not to be unreasonably withheld) or disapprove the plans. Any disapproval shall include a detailed explanation of the rejected components of the plans.
2. Permits. If necessary, Landlord shall, as part of the Tenant Improvements, secure all permits and the approval of all government authorities with jurisdiction over the Building with respect to the construction of the Tenant Improvements; provided, however, if needed, Tenant shall cooperate fully with Landlord with respect to the foregoing.
3. Landlord’s Review. Landlord’s review and approval of Tenant’s Plans or the Construction Documents shall not constitute, and Landlord shall not be deemed to have made, any representation or warranty as to the suitability of the Leased Premises or the Tenant Improvements for Tenant’s needs.
4. Construction. The Tenant Improvements shall be completed in accordance with the Final Construction Documents by the Contractor in a good and workmanlike manner.
5. Landlord’s Contribution. With respect to the costs of preparing Tenant’s Plans and the Construction Documents and the construction costs of the Tenant Improvements and all other related costs, Landlord shall provide Tenant an allowance in the maximum amount of $40.00 per rentable square foot of the Leased Premises, for a total of $750,960.00 based on 18,774 rentable square feet (“Landlord’s Contribution”). Notwithstanding the foregoing, Landlord’s Contribution may not be utilized by Tenant until Tenant deposits with Landlord the necessary funds in excess of Landlord’s Contribution (“Tenant’s Construction Funds”) to utilize for the construction of the Tenant Improvements, if applicable, or at Tenant’s option, Tenant may provide the proportionate share of Tenant’s Construction Funds on a monthly basis in advance of construction of the Tenant Improvements planned for the upcoming month based on the construction schedule (monthly payments to the Contractor shall be made pari passu from Landlord’s Contribution on the one hand, and Tenant’s Construction Funds, on the other hand, until such funds are exhausted). Any
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costs related to the construction of the Tenant Improvements in excess of Landlord’s Contribution and Tenant’s Construction Funds shall be paid promptly by Tenant within fifteen (15) days following Tenant’s receipt of Landlord’s billing therefor. Any portion of Landlord’s Contribution not utilized by Tenant on or before the later to occur of six (6) months after Landlord delivers possession of the Leased Premises to Tenant and January 1,2017 shall accrue to Landlord.
6. Changes. If Tenant requests any changes or additions to the Tenant Improvements, Tenant shall request such change in a written notice to Landlord; provided, however, Tenant shall, at its sole cost, pay for all costs reasonably incurred by such change order plus a construction coordination fee equal to five percent (5%) of the total costs (soft and hard costs) of the change order.

7. Requirements for Work Performed by Tenant. All work (including all fit-up work) performed by Tenant or Tenant’s contractor or subcontractors prior to initially commencing business operations in the Leased Premises (“Tenant’s Work”) shall be subject to the following additional requirements:
(a) Such work shall not proceed until Landlord has approved in writing (which approval shall not be unreasonably withheld, conditioned or delayed): (i) the amount and coverage of public liability and property damage insurance, with Landlord named as an additional insured, on such liability coverage carried by Tenant’s contractor, (ii) complete and detailed plans and specifications for such work (among other things, Landlord may condition its approval of any improvements on Tenant’s agreement to remove them prior to the Term Expiration Date, repair any damage resulting from such removal and restore the Leased Premises to their condition existing prior to the date of the installation of such improvements, including, without limitation, in the event Tenant decides to paint certain portions of the Leased Premises), and (iii) a schedule for the work.
(b) All work shall be done in conformity with a valid permit when required, a copy of which shall be furnished to Landlord before such work is commenced. In any case, all such work shall be performed in accordance with all applicable laws. Notwithstanding any failure by Landlord to object to any such work, Landlord shall have no responsibility for Tenant’s failure to comply with applicable laws.
(c) Tenant shall be responsible for cleaning the Leased Premises, the Building and the Project and removing all debris in connection with its work, except for work performed by the Contractor. All completed work shall be subject to inspection and acceptance by Landlord. Tenant shall reimburse Landlord for the actual out-of-pocket cost for all extra expense incurred by Landlord by reason of faulty work done by Tenant or Tenant’s contractor or by reason of inadequate cleanup by Tenant or Tenant’s contractor.
(d) Tenant (and Tenant’s contractors, vendors, agents, and employees) performing Tenant’s Work shall not disrupt or delay the performance of the Tenant Improvements.
8. Tenant Delay. If the completion of the Tenant Improvements is actually delayed (i) at the request, in writing, of Tenant, (ii) by Tenant’s failure to comply with the provisions of
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this Exhibit B (including failure to pay any sums payable by Tenant, failure to provide or approve certain items within the time periods specified herein, or failure to comply with the early access terms and conditions) or failure to reasonably cooperate with Landlord, (iii) by changes in the Tenant’s Plans or the Construction Documents, as the case may be, ordered by Tenant, (iv) because Tenant chooses to have additional work performed by Landlord (collectively, “Tenant Delay”), then Tenant shall be responsible for all costs and any expenses occasioned by such Tenant Delay including, without limitation, any costs and expenses attributable to increases in labor or materials; and, if such delay actually delays the Term Commencement Date, then the Term Commencement Date shall be the date that would have been the Term Commencement Date but not for Tenant’s Delay.
9. Substantial Completion. “Substantial Completion” shall mean (and the Tenant Improvements shall be deemed “Substantially Complete”) when installation of the Tenant Improvements by the Contractor has occurred in accordance with the provisions of this Exhibit B. Substantial Completion shall be deemed to have occurred notwithstanding a requirement to complete punchlist items or similar corrective work.
10. Punchlist. Upon Substantial Completion of the Tenant Improvements, Landlord and Tenant shall inspect the improvements together and prepare a punchlist. The punchlist shall list incomplete, minor or insubstantial details or construction and needed finishing touches that do not unreasonably interfere with Tenant’s use of the Leased Premises. Landlord shall complete the punchlist items in an expeditious manner.
11. Early Access. Depending on the progress of the construction of the Tenant Improvements, Tenant shall be given access to the Leased Premises up to two (2) weeks prior to the Term Commencement Date in order for Tenant to install Tenant’s furniture, trade fixtures, equipment, telephone networks and computer networks, and to perform general set-up for Tenant’s business operations. From the date Tenant is given early access to the Leased Premises as set forth above through the Term Commencement Date, Tenant shall be subject to all of the covenants in the Lease, except that Tenant’s obligation to pay Rent shall commence in accordance with the Basic Lease Information sheet of the Lease; provided, however, (i) Tenant shall not enter the Leased Premises unless they are accompanied by a person designated by Landlord, if required by Landlord, and Tenant shall provide to Landlord at least 24 hours prior written notice prior to such entry, (ii) Tenant shall exercise such right of access in a manner that comports with the requirements of all relevant insurance policies, (iii) Tenant (and Tenant’s contractors, vendors, agents, and employees) shall not disrupt or delay the construction of the Tenant Improvements, and (iv) Tenant (and Tenant’s contractors, vendors, agents, and employees) shall in no event give directions to (or otherwise interfere with) the Contractor or others performing the Tenant Improvements. Tenant shall indemnify and hold the Landlord free and harmless from any and all liens, costs, and liabilities or expenses incurred in connection with any early access of Tenant.
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EXHIBIT B-I

TENANT’S PLANS
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EXHIBIT C
CONFIRMATION OF TERM OF LEASE
This Confirmation of Term of Lease is made by and between MACH II 180 LLC, a Delaware limited liability company, as Landlord, and MARQETA, INC. a Delaware corporation as Tenant, who agree as follows:
1. Landlord and Tenant entered into an Office Building Lease dated March 1, 2016 (the “Lease”), in which Landlord leased to Tenant and Tenant leased from Landlord the Leased Premises described in the Basic Lease Information sheet of the Lease (the “Leased Premises”).
2. Pursuant to Section 3.1 of the Lease, Landlord and Tenant hereby confirm as follows:

a.	August 12, 2016 is the Term Commencement Date;

b.	November 30, 2023 is the Term Expiration Date; and

c.	November 12, 2016 is the commencement date of Rent under the Lease.
3. Tenant hereby confirms that the Lease is in full force and effect and:

a.	It has accepted possession of the Leased Premises as provided in the Lease;

b.	The improvements and space required to be furnished by Landlord under the Lease have been furnished;

c.	Landlord has fulfilled all its duties of an inducement nature;

d.	The Lease has not been modified, altered or amended, except as follows: N/A; and

e.	There are no setoffs or credits against Rent and no security deposit has been paid except as expressly provided by the Lease.
4. The provisions of this Confirmation of Term of Lease shall inure to the benefit of, or bind, as the case may require, the parties and their respective successors, subject to the restrictions on assignment and subleasing contained in the Lease.
[NOTE: If Tenant fails to execute and return (or reasonably object in writing to) this Confirmation of Term of Lease within fifteen (15) days after receiving it, Tenant shall be deemed to have executed and returned it without exception.]
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///continued from previous page///
DATED: 9/6/16

“LANDLORD”:

MACH II180 LLC,
a Delaware limited liability company

By:	Mach II Ellis Investments LLC,
a Delaware limited liability company,
its Managing Member

By:	MEP II Investors LLC,
a California limited liability company,
its Administrative Manager

By:	Ellis Partners LLC,
a California limited liability company,
it’s Sole Member and Manager

By:	/s/ James F. Ellis

Printed Name:	James F. Ellis

Title:	Managing Member

“TENANT”:

MARQETA, Inc.
a Delaware corporation

By:	/s/ Eric Bachman

Printed Name:	Eric Bachman

Title:	COO
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EXHIBIT D
BUILDING RULES AND REGULATIONS
1. No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside or inside of the Building or any part of the Leased Premises visible from the exterior of the Leased Premises without the prior written consent of Landlord, which consent may be withheld in Landlord’s sole discretion. Landlord shall have the right to remove, at Tenant’s expense and without notice to Tenant, any such sign, placard, picture, advertisement, name or notice that has not been approved by Landlord. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved of by Landlord. If Landlord notifies Tenant in writing that Landlord objects to any curtains, blinds, shades or screens attached to or hung in or used in connection with any window or door of the Leased Premises, such use of such curtains, blinds, shades or screens shall be removed immediately by Tenant. No awning shall be permitted on any part of the Leased Premises.

2. No ice, drinking water, or repair services, or other similar services shall be provided to the Leased Premises, except from persons authorized by Landlord and at the hours and under regulations fixed by Landlord.
3. The bulletin board or directory of the Building will be provided exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names therefrom.
4. The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by any of the Tenant’s employees, contractors, agents, or invitees, or used by Tenant for any purpose other than for ingress to and egress from its Leased Premises. The halls, passages, exits, entrances, elevators, stairways, balconies and roof are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants. None of Tenant’s employees, contractors, agents, or invitees shall go upon the roof of the Building.
5. Tenant shall not alter any lock or install any new or additional locks or any bolts on any interior or exterior door of the Leased Premises without the prior written consent of Landlord.
6. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees, contractors, agents or invitees, shall have caused it.
7. Tenant shall not overload the floor of the Leased Premises or mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Leased Premises or any part thereof.
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8. No furniture, freight or equipment of any kind shall be brought into the Building without the consent of Landlord and all moving of the same into or out of the Building shall be done at such time and in such manner as Landlord shall designate. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy equipment brought into the Building and also the times and manner of moving the same in and out of the Building. Safes or other heavy objects shall, if considered necessary by Landlord, stand on a platform of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property from any cause, and all damage done to the Building by moving or maintaining any such safe or other property shall be repaired at the expense of Tenant. The elevator designated for freight by Landlord shall be available for use by all tenants in the Building during the hours and pursuant to such procedures as Landlord may determine from time to time. The persons employed to move Tenant’s equipment, material, furniture or other property in or out of the Building must be acceptable to Landlord. The moving company must be a locally recognized professional mover, whose primary business is the performing of relocation services, and must be bonded and fully insured. In no event shall Tenant employ any person or company whose presence may give rise to a labor or other disturbance in the Project. A certificate or other verification of such insurance must be received and approved by Landlord prior to the start of any moving operations. Insurance must be sufficient in Landlord’s sole opinion, to cover all personal liability, theft or damage to the Project, including, but not limited to, floor coverings, doors, walls, elevators, stairs, foliage and landscaping. Special care must be taken to prevent damage to foliage and landscaping during adverse weather. All moving operations shall be conducted at such times and in such a manner as Landlord shall direct, and all moving shall take place during non-business hours unless Landlord agrees in writing otherwise.
9. Tenant shall not employ any person or persons other than the janitor of Landlord for the purpose of cleaning the Leased Premises, unless otherwise agreed to by Landlord. Except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the Building or the Leased Premises. Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness.
10. Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Leased Premises, or permit or suffer the Leased Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be brought in or kept in or about the Leased Premises or the Building. Tenant shall not keep, use, or permit to be used in or brought into the Leased Premises or Project at any time, by Tenant or any of its employees, agents or invitees, any gun, firearm, weapon, explosive device, ammunition or explosive. Tenant shall not bring into (or permit to be brought into) the Leased Premises any bicycle or similar type of vehicle. In no event may a hoverboard or similar type of motorized device be charged in the Leased Premises or in the Project.
11. No cooking shall be done or permitted by Tenant in the Leased Premises, nor shall the Leased Premises be used for the storage of merchandise, for washing clothes, for lodging, or for any improper, objectionable or immoral purposes.

Notwithstanding the foregoing, however, Tenant may maintain and use microwave ovens, toasters and equipment for brewing coffee, tea,
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hot chocolate and similar beverages, provided that Tenant shall (i) prevent the emission of any food or cooking odor from leaving the Leased Premises, (ii) be solely responsible for cleaning the areas where such equipment is located and removing food related waste from the Leased Premises and the Building, or shall pay Landlord’s standard rate for such service as an addition to cleaning services ordinarily provided, (iii) maintain and use such areas solely for Tenant’s employees and business invitees, not as public facilities, and (iv) keep the Leased Premises free of vermin and other pest infestation and shall exterminate, as needed, in a manner and through contractors reasonably approved by Landlord, preventing any emission of odors, due to extermination, from leaving the Leased Premises. Notwithstanding clause (ii) above, Landlord shall, without special charge, empty and remove the contents of one (1) 15-gallon (or smaller) waste container from the food preparation area so long as such container is fully lined with, and the contents can be removed in. a waterproof plastic liner or bag, supplied by Tenant, which will prevent any leakage of food related waste or odors; provided, however, that if at any time Landlord must pay a premium or special charge to Landlord’s cleaning or scavenger contractors for the handling of food related or so called “wet” refuse. Landlord’s obligation to provide such removal, without special charge, shall cease.
12. Tenant shall not use or keep in the Leased Premises or the Building any kerosene, gasoline, or inflammable or combustible fluid or material, or use any method of heating or air conditioning other than that supplied by Landlord.
13. Landlord will direct electricians as to where and how telephone and data wires are to be introduced into the Leased Premises and the Building. No boring or cutting for wires will be allowed without the prior consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Leased Premises shall be subject to the prior approval of Landlord.
14. Upon the expiration or earlier termination of the Lease, Tenant shall deliver to Landlord the keys of offices, rooms and toilet rooms which have been furnished by Landlord to Tenant and any copies of such keys which Tenant has made. In the event Tenant has lost any keys furnished by Landlord, Tenant shall pay Landlord for such keys.
15. Tenant shall not lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Leased Premises, except to the extent and in the manner approved in advance by Landlord. The expense of repairing any damage resulting from a violation of this rule or removal of any floor covering shall be borne by the tenant by whom, or by whose contractors, employees or invitees, the damage shall have been caused.
16. No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours and in such elevators as shall be designated by Landlord, which elevator usage shall be subject to the Building’s customary charge therefor as established from time to time by Landlord.
17. On Saturdays, Sundays and legal holidays, and on other days between the hours of 6:00 P.M. and 8:00 A.M., access to the Building, or to the halls, corridors, elevators or stairways in the Building, or to the Leased Premises may be refused unless the person seeking access is known to the person or employee of the Building in charge and has a pass or is properly identified. Landlord shall in no case be liable for damages for any error with regard to the admission to or
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exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building during the continuance of the same by closing the doors or otherwise, for the safety of the tenants and protection of property in the Building.
18. Tenant shall be responsible for insuring that the doors of the Leased Premises are closed and securely locked before leaving the Building and must observe strict care and caution that all water faucets or water apparatus are entirely shut off before Tenant or Tenant’s employees leave the Building, and that all electricity, gas or air shall likewise be carefully shut off, so as to prevent waste or damage. Landlord shall not be responsible to Tenant for loss of property on the Leased Premises, however occurring, or for any damage to the property of Tenant caused by the employees or independent contractors of Landlord or by any other person.
19. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Building.
20. The requirements of any tenant will be attended to only upon application at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee will admit any person (tenant or otherwise) to any office without specific instructions from Landlord.

21. No vending machine or similar machines of any description shall be installed, maintained or operated upon the Leased Premises without the prior written consent of Landlord.
22. Subject to Tenant’s right of access to the Leased Premises in accordance with Building security procedures, Landlord reserves the right to close and keep locked all entrance and exit doors of the Building on Saturdays, Sundays and legal holidays and on other days between the hours of 6:00 P.M. and 8:00 A.M., and during such further hours as Landlord may deem advisable for the adequate protection of the Building and the property of its tenants.
23. Landlord reserves the right to rescind any of these rules and regulations and to make future rules and regulations required for the safety, protection and maintenance of the Project, the operation and preservation of the good order thereof, and the protection and comfort of the tenants and their employees and visitors. Such rules and regulations, when made and written notice thereof given to Tenant, shall be binding as if originally included herein. Landlord shall not be responsible to Tenant for the non-observance or violation of these rules and regulations by any other tenant of the Building.
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FIRST AMENDMENT TO OFFICE BUILDING LEASE
(Expansion of Premises; Extension of Term)
THIS FIRST AMENDMENT TO OFFICE BUILDING LEASE (this “Amendment”) is entered into as of the 8th day of November, 2017, by and between 180 GRAND OWNER LLC, a Delaware limited liability company (“Landlord”), and MARQETA, INC., a Delaware corporation (“Tenant”).
RECITALS
A. MACH II 180 LLC, a Delaware limited liability company and Landlord’s predecessor-in-interest under the Lease, as defined herein (“Original Landlord”), and Tenant entered into that certain Office Building Lease dated as of March 1, 2016 (the “Lease”), pursuant to which Tenant leases from Landlord those certain premises containing approximately 18,774 rentable square feet (the “Existing Premises”) consisting of the entire fifth (5th) floor of that certain office building with an address of 180 Grand Avenue, Oakland, California (the “Building”). The Building, the land on which such building is located, the parking garage located adjacent to the Building owned by Landlord but located on a separate tax parcel (the “Parking Garage”), and the sidewalks and similar improvements and easements associated with the foregoing or the operation thereof, are referred to collectively herein as the “Project.”
B. Landlord is the successor-in-interest to Original Landlord and owner of the Project.
C. The Term of the Lease with respect to the Existing Premises is scheduled to expire on November 30, 2023.
D. Tenant desires to lease additional space in the Building containing (i) approximately 18,744 rentable square feet (16,299 usable square feet) consisting of the entire fourth (4th) floor of the Building (the “4th Floor Space”) and (ii) approximately 18,967 rentable square feet (16,326 usable square feet) consisting of the entire sixth (6th) floor of the Building (the “6th Floor Space”) for a total of approximately 37,711 rentable square feet (32,625 usable square feet) (collectively, the “Expansion Space”).
E. Landlord and Tenant hereby desire to amend the Lease in order to provide for, among other things, the expansion of the Existing Premises and an extension of the Term of the Lease with respect to the Existing Premises, on the terms and conditions set forth below.
AGREEMENT
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged, Landlord and Tenant agree as follows:
1. Defined Terms. Capitalized terms not otherwise defined herein shall have the respective meanings given to them in the Lease. Unless the context clearly indicates otherwise, all references to the “Lease” in the Lease and in this Amendment shall hereinafter be deemed to refer to the Lease, as amended hereby.
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2. Addition of Expansion Space.
(a) Expansion Space. In addition to Tenant’s lease of the Existing Premises, Tenant shall lease the Expansion Space for the Permitted Use as follows, and as each portion of the Expansion Space is added to the Leased Premises Tenant is leasing under the Lease, as amended hereby, the Existing Premises and such portion of the Expansion Space are sometimes hereinafter collectively referred to as the “Leased Premises” and, except as otherwise provided in this Amendment, shall be subject to all of the terms of the Lease applicable to the Leased Premises, as defined therein.
(b) Landlord’s Representation and Warranty. Landlord hereby represents to Tenant that the 6th Floor Space is currently leased to HealthNet pursuant to a lease that expires June 14, 2018. Landlord acknowledges that, in order for Landlord to perform the 6th Floor Work (defined below) and deliver the 6th Floor Space to Tenant by the E6FSDD (defined below), HealthNet must vacate the 6th Floor Space no later than thirty (30) days after such expiration date, and therefore Landlord hereby represents and warrants to Tenant that Landlord shall exercise commercially reasonable diligence to cause HealthNet to vacate the entire 6th Floor Space by no later than thirty (30) days after such expiration date, and, if HealthNet does not so vacate the entire 6th Floor Space by such date, Landlord shall enforce its rights under such lease to cause HealthNet to vacate the entire 6th Floor Space as soon thereafter as is reasonably possible, including, without limitation, Landlord’s right under such lease to re-enter and take possession of such 6th Floor Space without process, or by any legal process in force in the State of California.
(c) Commencement Date. Commencing on the earliest to occur of: (i) the date on which Tenant occupies any portion of the 4th Floor Space or the 6th Floor Space, as the case may be; (ii) the date on which the 4th Floor Work or the 6th Floor Work (as defined herein) is Substantially Completed (as defined in Exhibit B attached hereto); or (iii) the date on which the 4th Floor Work or the 6th Floor Work, as the case may be, would have been Substantially Completed but for the occurrence of any Tenant Delay Days (as defined in Exhibit B attached hereto) (such dates referred to herein as the “4th Floor Space Commencement Date” or “4FSCD” and the “6th Floor Space Commencement Date” or “6FSCD”), and expiring on the Expansion Space Expiration Date (as defined below), Tenant shall lease the 4th Floor Space as depicted on Exhibit A-l attached hereto and the 6th Floor Space as depicted on Exhibit A-2 attached hereto, all subject to and in accordance with the terms and conditions of the Lease, as amended hereby. As used herein, the “4th Floor Work” and the “6th Floor Work” shall mean and refer to those certain improvements to the 4th Floor Space and the 6th Floor Space, as the case may be, to be performed by Landlord in accordance with the terms of this Amendment and Exhibit B hereto, including the Connecting Stairwell and/or a Light Well, as provided in Exhibit B hereto. The 4th Floor Work and the 6th Floor Work shall be collectively referred to herein as the “Expansion Space Work.” In connection with the Expansion Space Work, Landlord shall perform certain improvements to the Existing Premises, as indicated in the Expansion Space Plans (as defined below) approved by the parties. For purposes of this Amendment, such improvements shall be included in the definition of the Expansion Space Work. Tenant hereby acknowledges that Landlord will be performing the Expansion Space Work during the Term (as extended hereby), and Tenant shall not be entitled to any additional abatement or reduction of Rent or any other amount payable under the Lease in connection therewith, nor shall the Expansion Space Work be deemed an eviction, actual or constructive, of Tenant. Tenant shall at all times cooperate reasonably and in good faith in
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connection with Landlord’s prosecution of the Expansion Space Work, including, without limitation, by granting Landlord access to the Existing Premises and the Expansion Space and by promptly responding to matters arising in connection with the Expansion Space Work.
(d) Submission of Permit Application. Within two (2) days following Landlord’s approval of the Architectural Drawings pursuant to the terms of Exhibit B hereto, but no later than January 1, 2018 for the 4th Floor Work (and for any remodeling work to be performed within the Existing Premises), and no later than May 1, 2018 for the 6th Floor Work (and for any remodeling work to be performed in the Existing Premises in connection with Landlord’s construction of the Connecting Stairwell and/or a Light Well, as provided in Exhibit B hereto), Tenant shall deliver to Landlord a complete set of Architectural Drawings for the 4th Floor Work and for the 6th Floor Work, as the case may be (the “4th Floor Plans,” the “6th Floor Plans” and collectively the “Expansion Space Plans”). Any day beyond January 1, 2018 and May 1, 2018, as the case may be, that Tenant takes to deliver the 4th Floor Plans and the 6th Floor Plans, as the case may be, shall result in a deduction of one day of rent abatement to which Tenant is entitled hereunder. Landlord shall submit the approved Architectural Drawings, along with a permit application worksheet, application fees and all other documentation and information required by the City of Oakland (the “City”) (collectively, the “Permit Application”) in form and substance complete and accurate for the City to approve a permit for the construction of the Expansion Space Work on the 4th Floor Space and the 6th Floor Space, as the case may be (in each instance, a “Permit”). Following submission of the Permit Application to the City, drawings for any modifications to the mechanical, electrical and plumbing systems of the Expansion Space and the Building required for the Expansion Space Work (the “MEP Plans”) and the Fire Life Safety drawings (the “FLS Drawings”) shall be prepared by Landlord. Tenant shall make any changes requested by Landlord to the Expansion Space Plans reasonably necessary for Landlord to obtain City approval for the applicable Permit Application within ten (10) business days after Landlord’s written request therefor (it being agreed that each day of such ten (10) business day period that it takes Tenant to make such changes shall be deemed a Tenant Delay Day). Landlord shall not be responsible for the accuracy of Tenant’s Architectural Drawings or any item provided by Tenant. Tenant shall, at Landlord’s request, sign each Permit Application in acknowledgment thereof.
(e) Estimated Delivery Date. Landlord shall use commercially reasonable efforts to cause the Expansion Space Work to be Substantially Completed as follows: (i) with respect to the 4th Floor Work, the date of Substantial Completion shall be the one hundred twentieth (120th) day after the date Tenant submits the Expansion Space Plans for the 4th

Floor Space to Landlord in form sufficiently complete for Landlord’s submission of the Permit Application for the 4th Floor Work to the City, which Substantial Completion Landlord estimates shall occur on or about May 23, 2018, it being agreed that Landlord shall not be required to deliver possession of the 4th Floor Space to Tenant any earlier than May 23, 2018 (the “Estimated 4th Floor Space Delivery Date” or “E4FSDD”); and (ii) with respect to the 6th Floor Work, provided Tenant has submitted the Expansion Space Plans for the 6th Floor Space to Landlord in form sufficiently complete for Landlord’s submission of the Permit Application for the 6th Floor Work by no later than May 1, 2018, the date of Substantial Completion shall be November 1,2018 (the “Estimated 6th Floor Space Delivery Date” or “E6FSDD”). If Landlord is unable to tender possession of the 4th Floor Space or the 6th Floor Space in the condition required hereunder by the E4FSDD or the E6FSDD, as the case may be, then: (1) the validity of this Amendment shall not be affected or impaired thereby; (2) Landlord shall not be in default hereunder or be liable for damages therefor;
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and (3) subject to Tenant’s partial rent abatement rights as provided in Section 2(f) below and Tenant’s termination rights as provided in Section 2(g) below, Tenant shall accept possession of the 4th Floor Space and the 6th Floor Space when Landlord tenders possession thereof to Tenant. The E4FSDD and the E6FSDD, as the case may be, shall be extended one day for each day of delay caused by or attributable to a Tenant Delay Day or force majeure event, as such term is defined in Section 9.12 of the Lease (it being understood by the parties hereto that for purposes of this Amendment, the City’s approval of the Permit Application and granting or issuing a Permit will not be considered a force majeure event). Furthermore, if the City requires revisions to the Permit Application for any reason involving the Expansion Space Plans (regardless of fault), the E4FSDD and the E6FSDD, as the case may be, and the 4th Floor Outside Delivery Date and the 6th Floor Outside Delivery Date, as the case may be, shall be extended one day for each day that Tenant takes to deliver revised Expansion Space Plans incorporating all such revisions to Landlord. Without limiting the generality of the foregoing, Tenant shall have three (3) business days following the City’s request to deliver such revised Expansion Space Plans to Landlord. Any day beyond such three (3) business day period that Tenant takes to deliver such revised Expansion Space Plans to Landlord shall result in a deduction of one day of rent abatement to which Tenant is entitled hereunder.
(f) Partial Rent Abatement. Notwithstanding the foregoing, if Landlord is unable to deliver possession of the 4th Floor Space or the 6th Floor Space to Tenant by the E4FSDD or the E6FSDD, as the case may be, and such delay is due solely to Landlord’s acts or omissions and not caused by or attributable to a Tenant Delay Day or force majeure event, then Tenant shall, as its sole remedy therefore, be entitled to an abatement (in addition to the rent abatement provided in Section 8 below) of seventy five percent (75%) of the monthly Base Rent for each day beginning on the E4FSDD or the E6FSDD, as the case may be, and ending on the day Landlord delivers possession of the 4th Floor Space or the 6th Floor Space, as the case may be (in either case, the “Partial Rent Abatement”). Notwithstanding the foregoing, if the foregoing delay in delivery of possession is due to the City requiring changes to the applicable Expansion Space Plans following submission thereof with the applicable Permit Application, and such changes are not due to Tenant’s error or omission or had been raised earlier, then Tenant shall be entitled to only fifty percent (50%) of the Partial Rent Abatement up to one hundred twenty (120) days following the applicable Commencement Date (it being agreed that any time taken by Tenant to revise and resubmit such changes to Landlord for more than three (3) business days shall be deducted from the one hundred twenty (120) day period). For the avoidance of doubt, notwithstanding anything to the contrary contained in this Amendment, each day Tenant takes to revise and resubmit any change to any portion of the Expansion Space Plans to Landlord as required under the terms hereinabove (regardless of whether or not a time period is provided therefor) shall be deemed a Tenant Delay Day.
(g) Tenant’s Termination Right.
(i) 4th Floor Space.
(1) Vacancy. Notwithstanding the above, in the event Landlord has not demonstrated to Tenant’s reasonable satisfaction, by no later than the 4th Floor Vacancy Deadline, as hereinafter defined, that (I) all of the occupants of the 4th Floor Space have vacated or been removed, and (II) Landlord shall commence the 4th Floor Work immediately, then, for as
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long as such conditions remain unsatisfied, Tenant, as its sole remedy therefor, shall have the right to terminate this Amendment with respect to the entire Expansion Space. As used herein, the “4th Floor Vacancy Deadline” is March 31, 2018, as such date may be extended due to delays caused by or attributable to a Tenant Delay Day or force majeure event. Upon any such termination, Tenant shall continue to lease the Existing Premises pursuant to the terms of the Lease, as amended hereby with respect to Tenant’s termination of the Lease with respect to the Expansion Space.
(2) Outside Delivery Date. Notwithstanding the above, in the event the 4th Floor Space Commencement Date has not occurred by November 1, 2018 (the “4th Floor Outside Delivery Date”), as such date may be extended due to delays caused by or attributable to a Tenant Delay Day or force majeure event, then Tenant, as its sole remedies therefor, shall have the right to (A) terminate this Amendment with respect to the entire Expansion Space, or (B) grant Landlord an extension on the 4th Floor Outside Delivery Date of up to ninety (90) days, after which Tenant shall again have the right to terminate this Amendment with respect to the entire Expansion Space if Landlord has failed to deliver the 4th Floor Space by delivering written notice to Landlord within ten (10) business days following the 4th Floor Outside Delivery Date but prior to delivery of possession of the 4th Floor Space. Upon any such termination, Tenant shall continue to lease the Existing Premises pursuant to the terms of the Lease, as amended hereby with respect to Tenant’s termination of the Lease with respect to the Expansion Space.
(ii) 6th Floor Space. Notwithstanding the above, provided Tenant has not terminated this Amendment with respect to the entire Expansion Space as provided in Section 2(g)(i) above, in the event the 6th Floor Space Commencement Date has not occurred by May 1, 2019 (the “6th Floor Outside Delivery Date”), as such date may be extended due to delays caused by or attributable to a Tenant Delay Day or force majeure event, then Tenant, as its sole remedies therefor, shall have the right to: (A) terminate this Amendment with respect to the entire Expansion Space; or (B) grant Landlord an extension on the 6th Floor Outside Delivery Date of up to ninety (90) days, after which Tenant shall again have the right to terminate this Amendment with respect to the entire Expansion Space, by delivering written notice to Landlord within ten (10) business days following the 6th Floor Outside Delivery Date. Upon any such termination, Tenant shall continue to lease the Existing Premises pursuant to the terms of the Lease, as amended hereby.
(iii) Limitation of Tenant’s Liabilities; Remedies. If Tenant exercises its termination right in accordance with this Section 2, Tenant shall have no liability for any costs incurred by Landlord in terminating any lease with a current tenant of the 4th Floor Space or the 6th Floor Space, or with regard to any costs or expenses incurred by Landlord in the performance of any aspects of the Permit Application (as defined below), or the performance of the Expansion Space Work (as defined below), and Landlord shall reimburse Tenant, within thirty (30) days following receipt of invoices from Tenant for all reasonable, actual third party costs incurred by Tenant in the preparation of the Expansion Space Plans (as defined below). In addition, in the event Tenant elects to terminate this Amendment as it applies to the Expansion Space because Landlord has failed to meet any deadline (as the same may be extended) herein applicable to the 6th Floor Space, if at the time of such termination Landlord has delivered the 4th Floor Space to Tenant, Tenant shall remove all of its furniture, equipment and other personal property from the 4th Floor Space and shall vacate same, in broom clean condition, within sixty (60) days after Tenant has so terminated this Amendment as it applies to the Expansion Space.
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(h) Early Access to Expansion Space. Provided Tenant does not interfere with Landlord’s construction of the 4th Floor Work and the 6th Floor Work, as the case may be, Tenant shall have early access to the 4th Floor Space and the 6th Floor Space, as the case may be, fourteen (14) days prior to Landlord’s then-current estimated date of delivery of the 4th Floor Space and the 6th Floor Space, as the case may be (the “Access Date”). Such early occupancy shall be subject to all of the terms and conditions of the Lease (as amended hereby), except for Tenant’s obligation to pay Rent for the applicable portion of the Expansion Space (which obligation shall commence upon the 4th Floor Space Commencement Date and the 6th Floor Space Commencement Date, as the case may be). Such period of early occupancy shall commence on the Access Date and continue through the date immediately preceding the 4th Floor Space Commencement Date and the 6th Floor Space Commencement Date, as the case may be (the “Early Occupancy Period”). During the Early Occupancy Period, Tenant may enter the 4th Floor Space or the 6th Floor Space, as the case may be (but not any other portion of the Building or the Project other than the Existing Premises) for the sole purpose of installing telephones, electronic communication equipment, fixtures and furniture, provided that Tenant shall be solely responsible for all of the foregoing and for any loss or damage thereto from any cause whatsoever. Such early access and such installation shall be permitted only to the extent the same will not interfere with the access, use and occupancy of the Building or the Project by Landlord or any other tenant or occupant or Landlord’s construction of the Expansion Space Work or otherwise delay Landlord’s delivery of any portion of the Expansion Space to Tenant. The provisions of Sections 5.7 and Article 7 of the Lease with respect to Tenant’s insurance and indemnity obligations shall apply in full during the Early Occupancy Period, and Tenant shall (x) provide certificates of insurance evidencing the existence and amounts of liability insurance carried by Tenant and its agents and contractors, reasonably satisfactory to Landlord, prior to and as a condition to such early entry, and (y) comply with all laws applicable to such early entry work in the Expansion Space.
3. Swing Space. Commencing on October 14, 2017, with retroactive effect thereto, Tenant shall lease Suite 700 in the Building (“Suite 700”), containing approximately 2,669 rentable square feet (2,321 usable square feet), subject to the terms and conditions of the Lease, as amended hereby. In addition, Tenant shall have the right upon ten (10) days’ prior written notice to Landlord but no later than December 1, 2017, to lease Suite 725 in the Building (“Suite 725”), containing approximately 4,254 rentable square feet (3,699 usable square feet), commencing no earlier than December 1, 2017. In addition, Tenant shall have the right, exercisable upon delivery of written notice to Landlord by April 1, 2018, to lease Suite 720 in the Building (“Suite 720”), containing approximately 2,792 rentable square feet (2,428 usable square feet), commencing on July 1,2018, Suite 700, 720 and 725 shall collectively be referred to herein as the “Swing Space.” For purposes of this Amendment, the Swing Space shall be deemed part of the Existing Premises and subject to the Lease, as amended hereby. If Tenant exercises its option to lease Suite 725 and/or Suite 720, to the extent Landlord has the legal right to do so and the current tenants therein have vacated and surrendered such spaces, Tenant shall be permitted early access to such spaces under the same terms and conditions provided in Section 2(h) above, except that access to Suite 725 shall be no earlier than November 26, 2017, the day after the current lease of such space expires. All such occupancies shall be on a month-to-month basis and shall terminate automatically at 5:00 p.m. local time on the day immediately prior to the 4th Floor Space Commencement Date (the “Swing Space Termination Date”), unless sooner terminated as provided in the Lease, as amended hereby. Tenant shall accept each suite in the Swing Space in its “AS IS” condition as of the date on which Landlord delivers possession thereof to Tenant. Tenant shall pay, in addition to all other amounts due and payable under the Lease, a monthly Base Rent of $4.50 per rentable square foot for the Swing Space leased by Tenant, during such month-to-month tenancy.
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4. Size of Leased Premises. As of the 4th Floor Space Commencement Date, the “Leased Premises” shall mean and refer to the Existing Premises and the 4th Floor Space consisting of approximately 37,518 rentable square feet in the aggregate. As of the 6th Floor Space Commencement Date, the term the “Leased Premises” shall mean and refer to the Existing Premises, the 4th Floor Space and the 6th Floor Space consisting of approximately 56,485 rentable square feet (48,950 usable square feet) in the aggregate. In addition, Tenant may have the right to expand the Leased Premises pursuant to the terms of the Right of First Offer attached hereto as Exhibit D.
5. Condition of Premises; Warranty. Tenant has been occupying the Existing Premises, is familiar with the condition thereof and accepts the Existing Premises in its “AS IS” state and condition. Tenant shall accept the 4th Floor Space and the 6th Floor Space in their “AS IS” state (except as expressly provided in this Amendment) and broom clean condition as of the 4th Floor Space Commencement Date and the 6th Floor Commencement Date, as the case may be, and Landlord shall have no obligation to make any improvements or renovations in or to the Existing Premises and/or the Expansion Space or to otherwise prepare the same for Tenant’s use and occupancy except as expressly set forth in this Amendment. Unless indicated otherwise by Tenant by written notice to Landlord, any remaining furniture and personal property abandoned by any prior tenants shall be removed from the Expansion Space by Landlord at Landlord’s sole cost prior to delivery of the Expansion Space to Tenant. Notwithstanding the foregoing, Landlord warrants that for twelve (12) months following the 4th Floor Space Commencement Date and the 6th Floor Space Commencement Date, as the case may be (each, a “Warranty Period”), the mechanical, electrical and plumbing systems located in and serving the 4th Floor Space and the 6th Floor Space, as the case may be, shall be in good working order, condition and repair. Landlord shall repair any defective or malfunctioning component of such systems of which Landlord has received written notice from Tenant describing the failure or malfunction within the applicable Warranty Period.
6. Compliance with Law. During the Term and any extensions thereof, Landlord shall, at Landlord’s sole cost (except where provided otherwise in the Lease) and without limiting Tenant’s compliance obligations under the Lease, maintain the Common Areas of the Building, all Building systems (including, but not limited to, fire, life safety, elevators, electrical) and the Leased Premises, including any Swing Space and Offer Space (as defined in Exhibit D attached hereto), in compliance with all governmental laws, regulations, building codes and ordinances, rules and orders, including, without limitation, environmental laws, any “Green” building requirements, whether voluntary or mandated, Title 24, and the Americans with Disabilities Act, regardless if any such are triggered as a result of the Expansion Space Work.
7. Term of Lease.
(a) Expansion Space Term. The period commencing on the 4th Floor Space Commencement Date and expiring on the last day of the eighty seventh (87th) month following the 6th Floor Space Commencement Date (the “Expansion Space Expiration Date” or “ESED”) shall be referred to herein as the “Expansion Space Term.”
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(b) Extension of Term. The parties acknowledge that the current Term of the Lease with respect to the Existing Premises (the “Existing Premises Term”) is scheduled to expire on November 30, 2023. Notwithstanding the foregoing, the Existing Premises Term shall be extended by the period commencing on December 1, 2023 and expiring on the Expansion Space Expiration Date (the “Existing Premises Extension Term”) so that the Terms of the Lease with respect to the Existing Premises and the Expansion Space expire co-terminously. Effective as of the date hereof, the “Term Expiration Date” as used in the Lease shall mean and refer to the Expansion Space Expiration Date.
8. Rent for Premises.
(a) Base Rent for Existing Premises. Throughout the Existing Premises Term, Tenant shall continue to pay Base Rent for the Existing Premises in accordance with the terms of the Lease. Commencing on December 1, 2023 and thereafter on or before the first (1st) day of each calendar month during the Existing Premises Extension Term, Tenant shall pay to Landlord Base Rent for the Existing Premises at the monthly Base Rent rate then-in effect for the 6th Floor Space as set forth in Section 8(c) below.
(b) Base Rent for 4th Floor Space. Commencing on the 4th Floor Space Commencement Date and thereafter on or before the first (1st) day of each calendar month during the Expansion Space Term, in addition to all Rent for the Existing Premises and all other Rent for the 4th Floor Space, Tenant shall pay to Landlord Base Rent for the 4th Floor Space as follows:

Monthly	Base Rent Rate Months Per Rentable Square Foot	Monthly Base Rent
4FSCD - 3	$—	Abated	*
4-12	$4.7	$88,096.8
13-24	$4.841	$90,739.7
25-36	$4.9862	$93,461.9
37-48	$5.1358	$96,265.75
49-60	$5.2899	$99,153.72
61-72	$5.4486	$102,128.34
73-84	$5.612	$105,192.19
85 – ESED	$5.7804	$108,347.95

*
Base Rent for the 4th Floor Space shall be abated for the first three (3) months of the Expansion Space Term. Notwithstanding such abatement of Base Rent, (a) all other sums due under the Lease, including Tenant’s Proportionate Share of Basic Operating Costs, Tenant’s Proportionate Share of Property Taxes and Additional Rent, shall be payable as provided in the Lease, and (b) any increases in Base Rent set forth above shall occur on the dates scheduled therefor. The abatement of Base Rent provided for above is conditioned upon Tenant’s full and timely performance of all of its obligations under the Lease, as amended hereby. If at any time during the Term Tenant defaults under any term or provision of the Lease, as amended hereby, and fails to cure such default within the prescribed cure period, Tenant shall promptly pay to Landlord, in addition to all other amounts due to Landlord under the Lease, as amended hereby, a prorated amount of all Base Rent hereinabove abated (i.e., up to $264,290.40, depending on when

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such default and failure to cure timely occurs), which portion shall be based on the ratio between the number of days remaining in the Expansion Space Term as of the date of the end of all applicable cure periods for such event of default, and the total number of days in the Expansion Space Term applicable to the 4th Floor Space. No such payment by Tenant of any portion of the abated Base Rent shall constitute a waiver by Landlord of any default of Tenant or any election of remedies by Landlord.

(c) Base Rent for 6th Floor Space. Commencing on the 6th Floor Space Commencement Date and thereafter on or before the first (1st) day of each calendar month during the Expansion Space Term, in addition to all Rent for the Existing Premises and the 4th Floor Space and all other Rent for the 6th Floor Space, Tenant shall pay to Landlord Base Rent for the 6 Floor Space as follows:

Months	Monthly Base Rent Rate Per Rentable Square Foot	Monthly Base Rate
6FSCD - 3	$—	Abated	*
4-12	$4.7	$89,144.9
13-24	$4.841	$91,819.25
25-36	$4.9862	$94,573.82
37-48	$5.1358	$97,411.04
49-60	$5.2899	$100,333.37
61-72	$5.4486	$103,343.37
73-84	$5.612	$106,443.67
85 – ESED	$5.7804	$109,636.98

*
Base Rent for the 6th Floor Space shall be abated for the first three (3) months of the Expansion Space Term. Notwithstanding such abatement of Base Rent, (a) all other sums due under the Lease, including Tenant’s Proportionate Share of Basic Operating Costs, Tenant’s Proportionate Share of Property Taxes and Additional Rent, shall be payable as provided in the Lease, and (b) any increases in Base Rent set forth above shall occur on the dates scheduled therefor. The abatement of Base Rent provided for above is conditioned upon Tenant’s full and timely performance of all of its obligations under the Lease, as amended hereby. If at any time during the Term Tenant defaults under any provision of the Lease, as amended hereby, and fails to cure such default within the prescribed cure period, Tenant shall promptly pay to Landlord, in addition to all other amounts due to Landlord under the Lease, as amended hereby, a prorated amount of all Base Rent hereinabove abated (i.e., up to $267,434.70, depending on when such default and failure to cure timely occurs), which portion shall be based on the ratio between the number of days remaining in the Expansion Space Term as of the date of the end of all applicable cure periods for such event of default, and the total number of days in the Expansion Space Term applicable to the 6th Floor Space. No such payment by Tenant of any portion of the abated Base Rent shall constitute a waiver by Landlord of any default of Tenant or any election of remedies by Landlord.

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9. Other Components of Gross Rent.
(a) Tenant’s Proportionate Share. Based on the current measurement of the Building of approximately 278,596 rentable square feet, effective as of the 4th Floor Space Commencement Date, Tenant’s Proportionate Share with respect to the Existing Premises and the 4th Floor Space shall be 13.47%, and effective as of the 6th Floor Space Commencement Date, Tenant’s Proportionate Share with respect to the Existing Premises and the Expansion Space shall be 20.27%.
(b) Base Year. During the Expansion Space Term, the Base Year for the 4th Floor Space shall be calendar year 2018, and the Base Year for the 6th Floor Space shall be calendar year 2019.
(c) Tenant’s Audit Right. Tenant shall continue to have the right to audit Landlord’s books and records with respect to the Expansion Space on the terms and conditions set forth in Section 3.4(e) of the Lease, except that (i) reference to “seven percent (7%)” in the tenth (10th) line from the bottom of such Section shall be deleted and replaced with “five percent (5%)” and (ii) effective as of the date hereof, Landlord shall maintain its books and records for two (2) years following the expiration or earlier termination of the Lease.
(d) Base Year Adjustments. If Landlord eliminates a recurring category of expenses from any Computation Year’s Basic Operating Costs which category was previously included in the Base Year, Landlord may subtract such category from the Base Year commencing with such Computation Year. If Landlord adds a recurring category of expenses to any Computation Year’s Basic Operating Costs which category was previously not included in the Base Year, Landlord shall add such category to the Base Year commencing with such Computation Year. Increases in Basic Operating Costs and Property Taxes shall be determined separately, and a reduction or an increase in the aggregate amount of Basic Operating Costs or Property Taxes in any Computation Year shall not be applied to reduce or increase any increase otherwise applicable to the other category. Tenant shall not be entitled to any reduction, refund, offset, allowance or rebate in Base Rent if the Basic Operating Costs or Property Taxes for any Computation Year are less than the Basic Operating Costs or Property Taxes incurred relating to Basic Operating Costs and/or Property Taxes, as applicable, during the Base Year.
(e) Property Tax Adjustments. If the Building and/or the Project is not fully assessed in the Base Year and any Computation Years, Property Taxes shall be adjusted to reflect the assessment value had the Building and/or the Project been fully completed and assessed for tax purposes. Notwithstanding the foregoing, if Landlord obtains a reduction in Property Taxes for a Base Year, then such reduction shall not reduce the amount of Property Taxes for such Base Year for purposes of calculating Tenant’s Proportionate Share of Property Taxes.
(f) Basic Operating Costs. Section 3.5(a)(11) of the Lease shall be deleted and replaced with the following:
“(11) Amortized costs (together with reasonable financing charges) of capital improvements made to the Project subsequent to the Term Commencement Date
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which are designed to improve the operating efficiency of the Project, achieve energy or carbon reduction, improve the health, safety and welfare of the Project and its tenants, or which may be required by government codes enacted or interpretation rendered after the Term Commencement Date with respect to any existing laws or otherwise required by governmental authorities, including, but not limited to, those improvements required for the benefit of individuals with disabilities, such amortization to be taken in accordance with generally accepted accounting principles.”
(g) Basic Operating Cost Exclusions. Notwithstanding anything to the contrary contained in the Lease, the following items shall be added to the list of Basic Operating Costs exclusions set forth in Section 3.5(d) of the Lease: (i) Costs of a capital nature including capital leases not otherwise allowable; (ii) Landlord’s general overhead expenses not related to the Building; (iii) Costs paid to related parties/subsidiaries greater than market rates; (iv) specific tenant costs or services benefitting specific tenant(s) to the exclusion of Tenant; (v) costs resulting from Landlord’s violation of applicable laws; (vi) costs resulting from the repair of defects in the original design or construction of the Building; (vii) political, charitable, industry or other contributions, subscriptions or membership fees; (viii) damage and repairs attributable to fire or other casualty; (ix) cost for repairs required to be carried by Landlord’s insurance; (x) except for insurance premiums, costs resulting from the negligence or willful misconduct of Landlord or its agents; (xi) Executive salaries or allocation of salaries for personnel working on other properties (provided, however, Landlord may pass through a portion of such salaries which are allocated to the Project); (xii) costs resulting from any violation by Landlord or any tenant of any lease obligation; (xiii) late fees or penalties incurred by Landlord; (xiv) costs reimbursed to Landlord; (xv) cost for art other than normal maintenance; (xvi) costs for removing Hazardous Materials, except the incidental costs attributable to removing Hazardous Materials in the ordinary course of cleaning and maintaining the Project; (xvii) commercial concessions; (xviii) advertising and promotional costs and activities for the Building including gifts and parties; (xix) rent for space within the Building or other locations; (xx) costs for any ground lease of land; (xxi) depreciation and amortization on the Building and the Project; and (xxii) code compliance in effect on or before the Term Commencement Date with regard to the Existing Premises, the 4FSCD with regard to the 4th Floor Space and the 6FSCD with regard to the 6th Floor Space (provided, however, that the foregoing shall not limit Landlord’s right to pass through code compliance costs relating to the Common Areas).
10. Recapture Upon Sublease. Notwithstanding anything to the contrary contained in the Lease, as amended hereby, Landlord’s right to recapture the Leased Premises in the event Tenant subleases more than forty percent (40%) of the Leased Premises shall be on a cumulative basis, i.e., if Tenant subleases a portion or portions of the Leased Premises consisting of up to but no more than forty percent (40%) of the rentable square footage of the Leased Premises (the “Recapture Threshold”), if Tenant then proposes to sublease a separate portion of the Leased Premises that, when added to the portion or portions of the Leased Premises that Tenant is then subleasing, would make the cumulative amount of space in the Leased Premises under sublease exceed the Recapture Threshold, then Landlord shall have the right to recapture such portion of
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the Leased Premises proposed for subleasing only, and not the portion or portions of the Leased Premises which meet or fall below the Recapture Threshold. By way of example, if Tenant subleases thirty percent (30%) of the rentable square footage of the Leased Premises and then subsequently proposes to sublease another fifteen percent (15%) of the rentable square footage of the Leased Premises, Landlord shall have the right to recapture the fifteen percent (15%) of the rentable square footage of the Leased Premises. However, if Tenant subleases a portion of the Leased Premises which is higher than the Recapture Threshold, then Landlord shall have the right to recapture all such portion of the Leased Premises which Tenant desires to sublease. By way of example, if Tenant proposes to sublease forty one percent (41%) of the rentable square footage of the Leased Premises, Landlord shall have the right to recapture such forty one percent (41%) of the rentable square footage of the Leased Premises.
11. Letters of Credit.
(a) New Letter of Credit. The parties acknowledge that Tenant’s performance of its obligations under the Lease is secured by the Letter of Credit in the amount of $901,152.00 for the benefit of Original Landlord (the “Existing Letter of Credit”). Concurrently with its execution of this Amendment, Tenant shall deliver to Landlord an amendment to the Existing Letter of Credit increasing the amount to $1,500,000 and replacing Original Landlord with Landlord as the beneficiary and, assuming Landlord delivers possession of the 6th Floor Space to Tenant by November 1, 2018, modifying the outside automatic extension date to January 31, 2026 (the “New Letter of Credit”); provided, however, on the last day of the thirty-sixth (36th) month following the 6th Floor Space Commencement Date, Tenant shall continue to have the right to reduce the amount of the New Letter of Credit pursuant to Section 5.14(c) of the Lease, except that the amount reduced shall be from $1,500,000 to $750,000 and Tenant shall not be required to provide any evidence of any operating profit as a condition of such reduction. Without limiting the generality of the foregoing, if Landlord delivers possession of the 6th Floor Space after November 1, 2018, Tenant shall deliver to Landlord, within thirty (30) days following Landlord’s delivery of the 6th Floor Space, an amendment to the New Letter of Credit modifying the outside automatic extension date from January 31, 2026 to the last day of the third (3rd) month following the Expansion Space Expiration Date. In addition, in the event Tenant exercises any of its termination rights under Section 2(g) above, Tenant shall be entitled to amend the New Letter of Credit to reduce the amount thereof to $901,152, and Tenant shall be entitled to further amend such New Letter of Credit to reduce the amount thereof to $450,576 as of the last day of the forty-fourth (44th) calendar month after the Term Commencement Date, as provided in Section 5.14(c) of the Lease except that Tenant shall not be obligated to provide any evidence of any operating profit as a condition of such reduction. Notwithstanding the foregoing, if Tenant exercises its option to terminate this Amendment as it pertains to the Expansion Space as provided in Section 2(g) above, Landlord shall, at no cost to Landlord, cooperate with Tenant in amending the New Letter of Credit to decrease the amount thereof to $901,152.00, and to change the outside automatic extension date to February 29, 2024.
(b) Letter of Credit for Connecting Stairwell/Light Well. In connection with the installation of the Connecting Stairwell and/or a Light Well, as provided in Exhibit B hereto, concurrently with Tenant’s submission of the 6th Floor Plans to Landlord, Tenant shall deliver to Landlord a Letter of Credit in an amount equal to the estimated inflated cost of the removal and restoration of the Connecting Stairwell and/or Light Well based on the City approved structural drawings, to be determined in good faith by the parties. Such Letter of Credit shall not be subject to reduction.
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12. Parking. During the Expansion Space Term, in connection with Tenant’s lease of the Expansion Space, Tenant shall have the right to use up to thirty seven (37) additional unreserved parking spaces in the Parking Garage at the prevailing rates established by Landlord for the Building from time to time.
13. Signage.
(a) Suite Signage. Subject to and in compliance with the terms of Section 4.4 of the Lease, Tenant shall have the right, at Tenant’s sole expense (or, at Tenant’s election, deducted from the Construction Allowance, as defined in Exhibit B), to install signage of its name and logo on the walls of the fourth (4th) and sixth (6th) floor elevator lobbies of the Building and on the entrance doors to the 4th Floor Space and the 6th Floor Space.
(b) Building Top Signage.
(i) General Conditions.
(1) Master Signage Program. Landlord is currently in the process of submitting an application to the City for a master sign permit (the “Master Signage Program”) to enable Landlord to install or to allow the installation of, exterior signage for occupants of the Building, including signage on the top of each side of the Building (“Building Top Signage”). Landlord’s application for the Master Signage Program shall be at Landlord’s sole expense, and Landlord shall use commercially reasonable efforts to obtain the City’s approval of the Master Signage Program.
(2) Tenant’s Building Top Signage Permit. Subject to and in compliance with the terms of Section 4.4 of the Lease, Tenant shall, at Tenant’s sole cost, apply for a separate permit for Tenant’s Building Top Signage (“Tenant’s Building Top Signage Permit”). Tenant shall use commercially reasonable efforts to obtain the City’s approval of Tenant’s Building Top Signage Permit, and Landlord shall, at no additional cost to Landlord, cooperate with Tenant in obtaining the same.
(3) Signage Allotment. Subject to City approval of Tenant’s Building Top Signage Permit and in compliance with the Master Signage Program and the terms of the Lease, so long as Tenant is leasing more than 50,000 rentable square feet of the Building and is in physical occupancy of more than 37,500 rentable square feet of space in the Building, Tenant shall have the exclusive right to license one hundred percent (100%) of the total maximum square footage of Building Top Signage permitted for the entire Building. If Tenant is in physical occupancy of more than 37,500 rentable square feet of the Building, but is leasing less than 50,000 rentable square feet of the Building, the maximum square footage of the Building Top Signage available to Tenant shall be seventy five percent (75%) of the total maximum square footage of Building Top Signage permitted by the Master Signage Program and the City for the entire Building. Subject to the Master Signage Program and City approval, Tenant may elect to have such Building Top Signage on one or two sides of the Building. If at any time during the Term, Tenant is in physical occupancy of less than 37,500 rentable square feet in the Building, Tenant
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shall not be entitled to any Building Top Signage and shall, at its sole cost, remove any then-existing Building Top Signage of Tenant within thirty (30) days after receipt of Landlord’s notice instructing such removal; provided, however, if the reason Tenant is in physical occupancy of less than 37,500 rentable square feet in the Building is as a result of Tenant’s termination of this Amendment as it pertains to the Expansion Space as a result of Landlord’s failure to deliver the Expansion Space to Tenant as provided in Section 2(g) above, Tenant shall not be obligated to remove any such then-existing Building Top Signage unless Landlord has reimbursed Tenant for all reasonable, actual out of pocket costs incurred by Tenant in having such signage designed, constructed and installed, and for the estimated costs of removal and disposal of such signage as provided in invoices and approved by Landlord.
(4) License Fee. Tenant shall pay Landlord a monthly fee in the amount of $5,000 for each Building Top Signage. Payment of such fee shall commence upon the completion of installation of each such Building Top Signage.
(5) Assignability; Delay. All Tenant signage rights shall be transferable in whole or in part by Tenant in connection with any assignment of the Lease, as amended hereby, in accordance with Section 5.6 of the Lease. In no way shall any delay or failure of Landlord to deliver to Tenant any exterior signage rights diminish, limit or otherwise affect Tenant’s other obligations under the Lease, as amended hereby.
(ii) Exercise of Option. Tenant shall have the one time right to elect to license the abovementioned Building Top Signage upon written notice to Landlord delivered within twelve (12) months following the later of (A) the 4th Floor Space Commencement Date and (B) the date on which the City approves the Master Signage Program. Such election may be for the full amount of signage to which Tenant is entitled, as provided in Section 13(b)(i)(B) above, or for a lesser amount. Upon Tenant’s timely exercise of such right, Landlord and Tenant shall use commercially reasonable efforts to obtain City approval and install such signage in a timely manner. If Tenant fails to notify Landlord within such twelve (12) month period, or if Tenant elects to license a portion but not all of such rights, then Tenant’s right to any remaining Building Top Signage will be null and void, and Landlord may freely license such rights to other parties without any liability to Tenant, provided, however, that as long as Tenant has any such Building Top Signage, Landlord shall not allow any Building Top Signage of any other party on the same side of the Building.
14. Surrender. Notwithstanding anything to the contrary contained in the Lease, upon the expiration or earlier termination of the Lease, Tenant shall not be obligated to (i) remove or restore any portion of the Expansion Space Work, or (ii) remove any Alterations therein not required to be removed by Landlord in writing; provided, however, Tenant shall pay for all costs in connection with the removal of the Connecting Stairwell and/or the Light Well, to the extent either or both are constructed, and for all costs in connection with the construction of unfinished structural fill-in ceiling/flooring in the area of such Connecting Stairwell and/or Light Well, as applicable.
15. Holding Over. Notwithstanding anything to the contrary contained in the Lease, in the event Tenant continues its occupancy, with or without Landlord’s approval, beyond the expiration of the Term (as extended hereby), Tenant’s occupancy shall be deemed a month to
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month tenancy, which may be terminated by either party upon thirty (30) days’ prior written notice to the other party. Tenant’s payment of Gross Rent during any such holdover period shall be determined in accordance with Section 9.5 of the Lease.
16. Landlord’s Representatives. Effective immediately, the terms “Landlord’s Representatives” and “Landlord Parties” as used in the Lease shall include Landlord, Harvest Properties, Inc., (“Harvest”) and KRE 180 Grand Manager LLC (“KRE”). Furthermore, Tenant shall add Landlord, Harvest and KRE as additional insureds to its insurance policies required under the Lease.
17. Notices. Effective immediately, Landlord’s address for notice purposes under the Lease shall be as follows:
180 Grand Owner LLC
c/o Harvest Properties, Inc.
6425 Christie Avenue, Suite 220
Emeryville, CA 94608
Attention: Asset Manager
18. Civil Code Section 1938 Advisory. Landlord and Tenant acknowledge and agree that the Leased Premises have not been inspected by a Certified Access Specialist (“CASp”) pursuant to Section 1938 of the Civil Code (“Code”). The parties further agree, pursuant to subdivision (e) of Section 55.53 of the Code the following:
(a) A CASp can inspect the Leased Premises and determine whether the Leased Premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the Leased Premises, Landlord may not prohibit Tenant from obtaining a CASp inspection of the Leased Premises for the occupancy or potential occupancy of Tenant, if requested by the Tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of the construction-related accessibility standards within the Leased Premises.
(b) Pursuant to the paragraph above, the parties expressly agree that, if Tenant elects to obtain a CASp inspection of the Leased Premises, Tenant shall be solely responsible for scheduling the inspection and that such inspection shall not unreasonably interfere with the operations of the Leased Premises and/or Building or disturb any other tenant or occupant. Tenant shall be solely responsible for any and all costs to perform the CASp inspection, including any ancillary costs relating thereto. If the results of the inspection determine that modifications or alterations are required to meet all applicable construction-related accessibility standards, Tenant agrees to perform such work, in its sole cost and expense and provided approvals from Landlord are obtained under the Lease, as required; provided, however, if the results of the inspection determine that any such modifications or alterations are required due to Landlord’s performance of the Expansion Space Work, Landlord agrees to perform the work required to meet such standards at its sole cost and expense. Landlord and Tenant agree that all work shall be performed in good workmanlike manner in compliance with all laws and using commercially reasonable efforts to minimize any disruption to the Building and other tenants or occupants, if applicable.
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Furthermore, Tenant agrees that any report that is generated as a result of an inspection pursuant to this Section 18 and all information contained therein, shall remain confidential, except as necessary for Tenant to complete repairs and/or correct violations, as agreed herein.

19. Brokers. Tenant warrants that it has had no dealing with any broker or agent in connection with the negotiation or execution of this Amendment, except for Harvest Properties, Inc., representing Landlord, and Newmark Cornish & Carey, representing Tenant (“Tenant’s Broker”). Landlord shall pay any commission due to such brokers pursuant to a separate written agreement. Tenant agrees to indemnify, defend and hold Landlord harmless from and against any claims by any broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction.
20. Full Force and Effect. Except as modified by the terms of this Amendment, the terms, covenants, conditions and agreements of the Lease are hereby in all respects ratified, confirmed and approved, and remain in full force and effect. Tenant hereby affirms that the Lease, and all of its terms, conditions, covenants, agreements and provisions, except as hereby modified, are in full force and effect.
21. No Changes. This Amendment contains the entire understanding among the parties with respect to the matters contained herein. No representations, warranties, covenants or agreements have been made concerning or affecting the subject matter of this Amendment. This Amendment may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change or modification or discharge is sought.
22. Severability. If any term or provision of this Amendment is, to any extent, held to be invalid or unenforceable, the remainder of this Amendment will not be affected, and each term or provision of this Amendment will be valid and be enforced to the fullest extent permitted by law. If the application of any term or provision of this Amendment to any person or circumstances is held to be invalid or unenforceable, the application of that term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, will not be affected, and each term or provision of this Amendment will be valid and be enforced to the fullest extent permitted by law.
23. Time of Essence. The parties hereto agree that time is of the essence with respect to all of its covenants, obligations and agreements herein.
24. Counterparts. This Amendment may be executed in any number of identical counterparts each of which shall be deemed to be an original and all, when taken together, shall constitute one and the same instrument.
25. No Offer. Submission of this instrument for examination and signature by Tenant does not constitute an offer to lease or a reservation of or option for lease, and this instrument is not effective as a lease amendment or otherwise until executed and delivered by both Landlord and Tenant.
26. Governing Law. This Amendment shall in all respects be interpreted, enforced and governed by and under the laws of the State of California.
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IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first written above.

LANDLORD:	TENANT:

180 GRAND OWNER LLC, a Delaware limited liability company	MARQETA, INC., a Delaware corporation

By: /s/ Justin Pattner Name: Justin Patter Its: Authorized Signatory	By: /s/ Omri Dahan Name: Omri S. Dahan Its: Chief Revenue Officer

Execution Date: 11/8, 2017	Execution Date: 11/8, 2017
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EXHIBIT A-l
4TH FLOOR SPACE
A-1
EXHIBIT A-2
6TH FLOOR SPACE
A-2
EXHIBIT B

WORK LETTER
1. Acceptance of Premises. Except as set forth in the Amendment and this Exhibit, Tenant accepts the Expansion Space in its “AS IS” condition.
2. Tenant’s Architect. Tenant shall have the right to use its selected architect (the “Architect”) to prepare the Expansion Space Plans. Upon delivery of invoices, the Architect’s fees may be included in the Construction Allowance. Tenant shall contract directly with the Architect for the preparation of the Expansion Space Plans.
3. Connecting Stairwell/Light Well. The 6th Floor Work shall include the construction of a stairwell connecting the Existing Premises and the 6th Floor Space (the “Connecting Stairwell”) and/or the construction of a light well between the Existing Premises and the 6th Floor Space (a “Light Well”), each in a location to be designated by Tenant in the 6th Floor Plans and reasonably approved by Landlord.
4. Approval of Space Plans. On or before the fifth (5th) day following the date of mutual execution of this Amendment, Tenant shall deliver to Landlord a space plan prepared by the Architect depicting the Expansion Space Work (the “Space Plans”). Landlord shall notify Tenant whether it approves of the submitted Space Plans within five (5) business days after Tenant’s submission thereof. If Landlord disapproves of such Space Plans, then Landlord shall notify Tenant thereof specifying in reasonable detail the reasons for such disapproval, in which case Tenant shall, within five (5) business days after such notice, revise such Space Plans in accordance with Landlord’s objections and submit same to Landlord for its review and approval. Landlord shall notify Tenant in writing whether it approves of the resubmitted Space Plans within three (3) business days after its receipt thereof. This process shall be repeated until the Space Plans have been finally approved by Landlord and Tenant.
5. Approval of Architectural Drawings. On or before the dates indicated in Section 2(d) of this Amendment, Tenant shall provide to Landlord for its approval final architectural drawings, prepared by the Architect, of the Expansion Space Work; such architectural drawings shall include the partition layout, ceiling plan, electrical outlets and switches, telephone outlets, and detailed plans and specifications for the construction of the Expansion Space Work in accordance with all applicable Laws (the “Architectural Drawings”). Tenant shall include the structural design and stamped drawings for design and construction of the Connecting Stairwell and/or Light Well in the Architectural Drawings for the 6th Floor Work. Landlord shall notify Tenant whether it approves of the submitted Architectural Drawings within ten (10) business days after Tenant’s submission thereof. If Landlord disapproves of such Architectural Drawings, then Landlord shall notify Tenant thereof specifying in reasonable detail the reasons for such disapproval, in which case Tenant shall, within ten (10) business days after such notice, revise such Architectural Drawings in accordance with Landlord’s objections and submit the revised Architectural Drawings to Landlord for its review and approval. Landlord shall notify Tenant in writing whether it approves of the resubmitted Architectural Drawings within five (5) business days after its receipt thereof. This process shall be repeated until the Architectural Drawings have been finally approved by Tenant and Landlord. Landlord shall cause the MEP Plans and the FLS Drawings to be revised, as necessary, to accommodate the approved Architectural Drawings.

6. Definitions. As used herein, a “Tenant Delay Day” shall mean each day of delay in the performance of the Expansion Space Work and Landlord’s delivery of possession of any portion of the Expansion Space to Tenant that occurs (a) because of Tenant’s failure to timely deliver, approve or revise any required documentation, including any portion of the Permit Application, (b) because Tenant fails to timely furnish any information, deliver, revise or approve any required documents, including any portion of the Permit Application Tenant is obligated to provide pursuant to Section 2(d) of the Amendment (whether preliminary, interim revisions or final), pricing estimates, construction bids, and the like, (c) because of any change by Tenant to the Expansion Space Work, (d) because Tenant fails to attend any meeting in connection with the performance of the Expansion Space Work as may be required or scheduled hereunder or otherwise necessary in connection with the preparation or completion of any construction documents or any portion of the Permit Application, (e) because of any revisions to the Expansion Space Plans or the Permit Application after Landlord’s initial submission thereof to the City; or (f) because Tenant or its employee, agent or representative otherwise delays completion of the Expansion Space Work and/or Landlord’s delivery of possession of any portion of the Expansion Space to Tenant, provided Landlord has notified Tenant of such delay and has included in such notice a detailed description of the nature and basis for such delay, and the date(s) and asserted length of such delay. Landlord shall notify Tenant of any such instance of a Tenant Delay Day. As used herein “Substantial Completion,” “Substantially Completed,” and any derivations thereof mean the Expansion Space Work has been performed in substantial accordance with the plans and specifications upon which the City based its approval of the Permit, as determined by Landlord in good faith (other than any details of construction, mechanical adjustment or other similar matter, the non-completion of which does not materially interfere with Tenant’s use or occupancy of the Expansion Space). Notwithstanding anything to the contrary contained in the Lease, Tenant shall be liable for all costs reasonably incurred by Landlord in connection with any Tenant Delay Day and shall reimburse such costs to Landlord within ten (10) days following receipt of Landlord’s demand. Without limiting Landlord’s rights and remedies, provided Landlord notifies Tenant in advance, Landlord shall have the right to cease construction without any liability or penalty until Tenant cures any delay by Tenant.

7. Walk-Through; Punchlist. When Landlord considers the 4th Floor Work or the 6th Floor Work, as the case may be, to be Substantially Completed, Landlord will notify Tenant and within three (3) business days thereafter, Landlord’s representative and Tenant’s representative shall conduct a walk-through of the applicable portion of Expansion Space and identify any necessary touch-up work, repairs and minor completion items that are necessary for final completion of such portion of the Expansion Space Work (“Punchlist Items”). Neither Landlord’s representative nor Tenant’s representative shall unreasonably withhold his or her agreement on Punchlist Items. Landlord shall use reasonable efforts to cause the contractor performing the Expansion Space Work to complete all Punchlist Items within thirty (30) days after agreement thereon.
8. Excess Costs. The entire cost of performing the Expansion Space Work (including design thereof, architectural fees, installation of the Connecting Stairwell and/or Light Well, permit fees, any other consulting services, space planning and preparation and submission of the

Permit Application, costs of construction labor and materials, electrical usage during construction, additional janitorial services, general tenant signage, related taxes and insurance costs, and the construction supervision fee referenced below, but not the costs of any expedited permits applied for or any over-time work utilized by Landlord, all of which costs are herein collectively called (the “Total Construction Costs”) in excess of the Construction Allowance shall be paid by Tenant.
9. Construction Allowance. Landlord shall provide to Tenant a construction allowance not to exceed $3,393,990.00 (based on $90.00 per rentable square foot in the Expansion Space) (the “Construction Allowance”) to be applied toward the Total Construction Costs, as adjusted for any changes to the Expansion Space Work. The Construction Allowance shall not be disbursed to Tenant in cash, but shall be applied by Landlord to the payment of the Total Construction Costs. The Construction Allowance shall be spent as follows: Tenant shall use at least $60.00 per rentable square foot towards the 4th Floor Work and the 6th Floor Work each. The remaining $30.00 per rentable square foot for the 4th Floor Work and the 6th Floor Work each may be used by Tenant towards any portion of the Expansion Space Work, subject to the following conditions: (a) the 6th Floor Work and any additional construction work performed by Tenant in the 6th Floor Space shall be in compliance with Title 24 of the California Code of Regulations (“Title 24”); (b) the 6th Floor Work and any additional construction work performed by Tenant in the 6th Floor Space shall include an open ceiling, installation of the distribution of all ductwork for the heating, ventilation and air conditioning system serving the 6th Floor Space and such other improvements to make the 6th Floor Space compliant with the requirements of Title 24 in effect as of the date hereof; and (c) Tenant shall not be entitled to use any unused portion of the Construction Allowance. For the avoidance of doubt, Landlord’s costs in connection with the Expansion Space Work shall in no event exceed the Construction Allowance, except to the extent of the costs of any expedited permits and over-time labor, and without limiting other amounts for which Tenants is responsible as provided elsewhere in this Amendment, Tenant shall be responsible for all costs of the Expansion Space Plans, the MEP Plans, the FLS Drawings, Tenant’s suite signage, the Permit Application and the Expansion Space Work in excess of the Construction Allowance.
10. Construction Management. Landlord or its affiliate or agent shall supervise the Expansion Space Work, make disbursements required to be made to the contractor, and act as a liaison between the contractor and Tenant and coordinate the relationship between the Expansion Space Work, the Building and the Building’s systems. In consideration for Landlord’s construction supervision services, Tenant shall pay to Landlord a construction supervision fee equal to three percent (3%) of the Total Construction Costs (excluding the construction supervision fee).
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(11) Construction Representatives. Landlord’s and Tenant’s representatives for coordination of construction and approval of change orders will be as follows, provided that either party may change its representative upon written notice to the other:

Landlord’s Representative:	Harvest Properties, Inc. c/o Kristy Michelmore, RPA Senior Property Manager 555 12th Street, Suite 650 Oakland, CA 94607 Telephone: [***] Email: [***]

Tenant’s Representative:	Marqeta, Inc. c/o Penny DeFrank 180 Grand Avenue, 5th Floor Oakland, CA 94612 Telephone: [***] Email: [***]

EXHIBIT C

RENEWAL OPTION
A. If Tenant is not in default under any term or condition of the Lease, as amended by the Amendment, beyond all applicable cure periods, at the time of delivery of the Renewal Notice (as defined below), and as of the commencement of the Renewal Term (as defined below), and the original Tenant named herein is occupying the entire Leased Premises at the time of such election, Tenant may renew the Lease for all or a portion of the Leased Premises (but no less than one floor) for one (1) additional period of five (5) years (the “Renewal Term”), by delivering written notice (the “Renewal Notice”) of the exercise thereof to Landlord not earlier than twelve (12) months nor later than nine (9) months before the expiration of the then current Term. The Base Rent payable for each month during the Renewal Term shall be the Fair Market Rent (as defined below) as of the commencement date of the Renewal Term. Within thirty (30) days after receipt of Tenant’s Renewal Notice, Landlord shall deliver to Tenant written notice of Landlord’s Fair Market Rent proposal for the Renewal Term (“Landlord’s Fair Market Rent Proposal”) and shall advise Tenant of the required adjustment to Base Rent, if any, and the other terms and conditions offered. Within ten (10) business days after receipt of Landlord’s Fair Market Rent Proposal, Tenant shall notify Landlord in writing whether Tenant accepts or rejects Landlord’s Fair Market Rent Proposal. If Tenant rejects Landlord’s Fair Market Rent Proposal, then Tenant’s written notice shall include Tenant’s determination of the Fair Market Rent. If Tenant does not deliver Tenant’s written determination of Fair Market Rent to Landlord within ten (10) business days after receipt of Landlord’s Fair Market Rent Proposal, Tenant will be deemed to have rejected Landlord’s Fair Market Rent Proposal. If Tenant and Landlord disagree on the Fair Market Rent as evidenced by Landlord’s Fair Market Rent Proposal, then Landlord and Tenant shall attempt in good faith to agree upon the Fair Market Rent. If by that date which is six (6) months prior to the commencement of the Renewal Term (the “Trigger Date”), Landlord and Tenant have not agreed in writing as to the Fair Market Rent, then within ten (10) business days following the Trigger Date (the “Withdrawal Deadline”), Tenant shall have the one time right to withdraw its Renewal Notice, and the Lease shall expire upon the expiration of the then current Term. If Tenant does not withdraw its Renewal Notice by the Withdrawal Deadline, the parties shall proceed to determine the Fair Market Rent in accordance with the procedure set forth in Paragraph C below. In all events, Tenant’s exercise of its renewal option right hereunder shall be binding upon Tenant and not subject to rescission except as provided herein.
B. For purposes of this Exhibit, the term “Fair Market Rent” means the annual amount per square foot that a willing, comparable tenant would pay and a willing, comparable landlord of a comparable building in the Downtown Oakland area would accept at “arm’s length”, giving appropriate consideration to the credit of the tenant, free rent and other tenant inducements then being offered for comparable space, length of lease term, size and location of premises being leased, tenant improvement allowances, if any (but excluding any above standard improvements made by Tenant), and other generally applicable terms and conditions for tenancy in comparable space. Further, the Base Year for Basic Operating Costs and Property Taxes shall be amended to the calendar year which immediately follows the end of the then current Term.
C. If Landlord and Tenant are unable to reach agreement on the Fair Market Rent by the Trigger Date, and Tenant has not withdrawn it Renewal Notice by the Withdrawal Deadline,
C-1
then within ten (10) days of the Withdrawal Deadline, Landlord and Tenant shall each simultaneously submit to the other in a sealed envelope its good faith estimate of the Fair Market Rent for the Renewal Term. If either Landlord or Tenant fails to propose a Fair Market Rent, then the Fair Market Rent for the Renewal Term proposed by the other party shall prevail. If the higher of such estimates is not more than one hundred five percent (105%) of the lower, then the Fair Market Rent shall be the average of the two. Otherwise, the dispute shall be resolved by arbitration in accordance with the remainder of this Paragraph C. Within ten (10) days after the exchange of estimates, the parties shall select as an arbitrator either (i) a licensed real estate broker with at least ten (10) years of experience leasing premises in office buildings in the City of Oakland or (ii) an independent MAI appraiser with at least five (5) years of experience in appraising first class office buildings in the City of Oakland (a “Qualified Arbitrator”). If the parties cannot agree on a Qualified Arbitrator, then within a second period of ten (10) days, each shall select a Qualified Arbitrator and within ten (10) days thereafter the two appointed Qualified Arbitrators shall select a third Qualified Arbitrator and the third Qualified Arbitrator shall be the sole arbitrator. If the two Qualified Arbitrators are unable to agree upon the third Qualified Arbitrator within the referenced ten (10)-day period, the third Qualified Arbitrator shall be selected by the parties themselves, if they can agree thereon, within a further period of ten (10) days. If the parties do not so agree, then either party, on behalf of both, may request that the appointment of such third Qualified Arbitrator be made in accordance with the selection procedures of the commercial arbitration rules of the American Arbitration Association (“AAA”) or its successor for arbitration of commercial disputes. If one party shall fail to select a Qualified Arbitrator within the second ten (10)-day period, then the Qualified Arbitrator chosen by the other party shall be the sole arbitrator (the single Qualified Arbitrator initially selected by both parties, the third Qualified Arbitrator appointed by the two (2) Qualified Arbitrators selected by the parties, or the one Qualified Arbitrator selected via the AAA, as applicable, shall hereafter be referred to as the “Sole Arbitrator”). Within thirty (30) days after submission of the matter to the Sole Arbitrator, the Sole Arbitrator shall determine the Fair Market Rent by choosing whichever of the estimates submitted by Landlord and Tenant the Sole Arbitrator judges to be more accurate. The Sole Arbitrator shall notify Landlord and Tenant of his or her decision, which shall be final and binding. If the Sole Arbitrator believes that expert advice would materially assist him or her, the Sole Arbitrator may retain one or more qualified persons to provide expert advice. The parties shall reasonably cooperate with any request from the Sole Arbitrator for information regarding the parties’ respective estimates of Fair Market Rent for the Renewal Term. The fees of the Sole Arbitrator and the expenses of the arbitration proceeding, including (i) the costs of the AAA proceeding, if any, and (ii) the fees of any expert witnesses retained by the Sole Arbitrator, shall be shared equally by Landlord and Tenant. The fees of each party’s respective Qualified Arbitrator shall be borne by that party. Further, each party shall pay the fees of its respective counsel and the fees of any witness called by that party.
D. On or before the commencement date of the Renewal Term, Landlord and Tenant shall execute an amendment to the Lease prepared by Landlord extending the Term on the same terms provided in the Lease, except as follows:
(i) Base Rent shall be adjusted to the Fair Market Rent (which shall be the rental rate set forth in Landlord’s Fair Market Rent Proposal or the Fair Market Rent determined by mutual agreement or by arbitration, as the case may be, as provided in Paragraph C hereinabove);
C-2
(ii) Tenant shall have no further renewal option unless expressly granted by Landlord in writing;
(iii) Landlord shall lease to Tenant the Leased Premises in their then-current condition, and Landlord shall not provide to Tenant any allowances (e.g., a construction allowance) or other tenant inducements, unless the foregoing have been determined to be a part of the formula for the adjustment of Base Rent and Fair Market Rent, as provided in Paragraph C hereinabove, or to the extent otherwise negotiated by the parties; and
(iv) Tenant shall pay for the parking spaces which it is entitled to use at the rates from time to time charged to patrons of the Parking Garage associated with the Project during the extended Term (plus all applicable taxes).
E. In the event that Fair Market Rent is not established prior to the commencement of the Renewal Term, then Tenant shall continue to pay the Base Rent at the rate in effect immediately prior to the expiration of the then current Term of the Lease in addition to all other Rent, and within thirty (30) days of the determination of Fair Market Rent, Tenant shall reimburse Landlord for any difference.
F. Tenant’s rights under this Exhibit shall terminate if: (i)the Lease or Tenant’s right to possession of the Leased Premises is terminated; (ii) Tenant assigns any of its interest in the Lease or sublets more than one (1) full floor of the Leased Premises; or (iii) Tenant fails to timely exercise its option under this Exhibit, time being of the essence with respect to Tenant’s exercise thereof.
C-3
EXHIBIT D
RIGHT OF FIRST OFFER
A. Subject to then-existing renewal or expansion options of other tenants (or, even if not a right under such tenant’s lease, the renewal of a lease of any tenant by Landlord for the Offer Space, as defined herein) (“Prior Rights”), and provided no event of default by Tenant then exists, Landlord shall, prior to offering the same to any party (other than tenants with Prior Rights), first offer to lease to Tenant any available space on floors 2 - 8 of the Building, including each suite in the Swing Space (each, an “Offer Space”), in its then “AS-IS” condition except as otherwise provided herein; such offer shall be in writing and shall specify the lease terms for the Offer Space, including, without limitation, the rent to be paid for the Offer Space, the date on which the Offer Space shall be included in the Leased Premises and the tenant improvements and/or improvement allowance Landlord is prepared to offer for such Offer Space, if any (the “Offer Notice”).
B. Notwithstanding the foregoing, with regard to each suite in the Swing Space, as defined in Section 3 of the First Amendment to Office Building Lease to which this Exhibit is attached (the “Amendment”), for the twelve (12) month period following the 4FSCD (as defined in Section 2(c) of the Amendment) (the “Swing Space Grace Period”), the Offer Notice shall contain the same economic terms as that of the 6th Floor Space pursuant to the Amendment (“6th Floor Terms”). Notwithstanding the foregoing, if Tenant does not elect to lease Suite 725 pursuant to Section 3 of the Amendment, the Swing Space Grace Period with respect to Suite 725 shall commence on December 1, 2017 and expire on the last day of the twelve (12)-month period following the 4FSCD (i.e., Landlord shall have the right to deliver an Offer Notice for Suite 725 to Tenant as early as December 1, 2017).
C. Each Offer Notice shall be substantially similar to the Offer Notice attached to this Exhibit as Schedule 1.
D. Except as provided in Paragraph F below, if Tenant elects to exercise any of its rights under this Exhibit to lease an Offer Space, Tenant must so notify Landlord within ten (10) business days after Landlord delivers the Offer Notice to Tenant, and Tenant must lease the entire Offer Space, on the terms set forth in the Offer Notice.
E. Notwithstanding the foregoing, if, at any time during the Swing Space Grace Period, Landlord desires to improve any suite in the Swing Space on a speculative basis (a “Spec Space”), provided no event of default by Tenant then exists, Landlord must send Tenant an Offer Notice for such Spec Space, in compliance with the terms of Paragraph B above. In such event, notwithstanding the fact that Landlord is not offering such Spec Space to a third party to lease, if Tenant wishes to add such Spec Space to the Leased Premises under the terms of this Exhibit, Tenant must so notify Landlord in writing of its election to lease such Spec Space on the terms set forth in the Offer Notice within ten (10) business days after Landlord delivers the Offer Notice to Tenant.
F. Notwithstanding the foregoing, if prior to Landlord’s delivery to Tenant of an Offer Notice, Landlord has received an offer to lease all or part of the subject Offer Space from a third party (a “Third Party Offer”) and such Third Party Offer includes space in excess of the Offer Space, Tenant must exercise its rights hereunder, if at all, as to all of the space contained in the Third Party Offer.
D-1
G. If Tenant timely elects to lease an Offer Space, then Landlord and Tenant shall execute an amendment to the Lease, effective as of the date such Offer Space is to be included in the Leased Premises, on the terms set forth in the Offer Notice and, to the extent not inconsistent with the Offer Notice terms, the terms of the Lease, as amended by the Amendment, including the expiration date thereof; however, Tenant shall accept the Offer Space in its then “AS-IS” condition, subject to the terms of the Offer Notice pertaining to tenant improvements, and Landlord shall not provide to Tenant any allowances (e.g., moving allowance, construction allowance, and the like) or other tenant inducements except as may be specifically provided in the Offer Notice.
H. If Tenant fails or is unable to timely exercise its right hereunder with respect to an Offer Space, then such right shall lapse with regard to such Offer Space, time being of the essence with respect to the exercise thereof, and if the subject Offer Space is a suite in the Swing Space, then Tenant shall vacate and surrender such suite in accordance with the terms of the Lease, as amended hereby. Thereafter, Landlord may lease all or a portion of such Offer Space to third parties on terms and conditions acceptable to Landlord within ninety percent (90%) of the Net Effective Rent of the applicable Offer Notice within six (6) months following the Offer Notice. As used herein, “Net Effective Rent” will be based on all economic factors commonly taken into account when commercially reasonable landlords in the Uptown Lake Merritt/Oakland area are attempting to lease spaces comparable to the Offer Space, including, without limitation, base rent rate, additional rent, length of lease term, tenant improvements, rent abatement, brokerage commissions and other financial incentives offered to prospective tenants. If a lease for such Offer Space is not signed with such third party on such terms within such six (6) month period, the subject Offer Space shall be available and subject to Tenant’s right of first offer set forth in this Exhibit; provided, however, with respect to any suite in the Swing Space (excluding all Spec Spaces, if any), the terms of the Offer Notice shall be as described in Paragraph A above, except that if the Swing Space Grace Period is still then in effect, the terms of Paragraph B above shall also apply.
I. Tenant may not exercise its rights under this Exhibit if (i) an event of default exists as of the date Tenant exercises its option to lease the subject Offer Space, (ii) Tenant assigns any of its interest in the Lease or sublets more than one (1) floor of the Leased Premises, or (iii) the Lease or Tenant’s right to possession of the Leased Premises is terminated.
J. Payment of any commission with respect to any space leased by Tenant under this Exhibit shall be made by Landlord, and Tenant shall indemnify, defend, and hold Landlord harmless from and against all costs, expenses, attorneys’ fees, and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under Tenant, other than Tenant’s Broker.
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SCHEDULE 1 TO RIGHT OF FIRST OFFER
[Insert Date of Notice]
BY TELECOPY AND FEDERAL EXPRESS

Re:	Office Building Lease dated as of March 1, 2016 (the “Original Lease”), as amended by First Amendment to Office Building Lease (the “Amendment”) dated November 8, 2017, between 180 Grand Owner LLC, a Delaware limited liability company (“Landlord”), and Marqeta, Inc., a Delaware corporation (“Tenant”). Capitalized terms used herein but not defined shall be given the meanings assigned to them in the Lease.
Ladies and Gentlemen:

Pursuant to the Right of First Offer attached as Exhibit D to the Amendment, enclosed please find an Offer Notice on Suite_____. The basic terms and conditions are as follows:

LOCATION:
SIZE:	[rentable] square feet
BASE RENT RATE:	$ per month
BASE YEAR:
TERM:
IMPROVEMENTS:
COMMENCEMENT:
PARKING TERMS:
OTHER MATERIAL TERMS:
Under the terms of the Right of First Offer, you must exercise your rights, if at all, as to the Offer Space on the depiction attached to this Offer Notice within ten (10) business days after Landlord delivers such Offer Notice. Accordingly, you have until 5:00 p.m. local time on ____________, 20 , to exercise your rights under the Right of First Offer and accept the terms as contained herein, failing which your rights under the Right of First Offer shall terminate and Landlord shall be free to lease the Offer Space to any third party. If possible, any earlier response would be appreciated. Please note that your acceptance of this Offer Notice shall be irrevocable and may not be rescinded.
Upon receipt of your acceptance herein, Landlord and Tenant shall execute a further amendment to the Original Lease memorializing the terms of this Offer Notice including the inclusion of the Offer Space in the Leased Premises; provided, however, that the failure by Landlord and Tenant to execute such amendment shall not affect the inclusion of such Offer Space in the Leased Premises in accordance with this Offer Notice
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THE FAILURE TO ACCEPT THIS OFFER NOTICE BY (1) DESIGNATING THE “ACCEPTED” BOX, AND (2) EXECUTING AND RETURNING THIS OFFER NOTICE TO LANDLORD WITHOUT MODIFICATION WITHIN SUCH TIME PERIOD SHALL BE DEEMED A WAIVER OF TENANT’S RIGHTS UNDER THE RIGHT OF FIRST OFFER, AND TENANT SHALL HAVE NO FURTHER RIGHTS TO THE OFFER SPACE, EXCEPT AS PROVIDED IN PARAGRAPH E OF THE RIGHT OF FIRST OFFER. THE FAILURE TO EXECUTE THIS LETTER WITHIN SUCH TIME PERIOD SHALL BE DEEMED A WAIVER OF THIS OFFER NOTICE.
Should you have any questions, do not hesitate to call.
Sincerely,

[please check appropriate box]
ACCEPTED ☐
REJECTED ☐
[TENANT’S SIGNATURE BLOCK]

By:
Name:
Title:
Date:
Enclosure [attach depiction of Offer Space]
D-4
SECOND AMENDMENT TO OFFICE BUILDING LEASE
(Exercise of Signage Right)
THIS SECOND AMENDMENT TO OFFICE BUILDING LEASE (this “Amendment”) is entered into as of the 14th day of March, 2019, by and between 180 GRAND OWNER LLC, a Delaware limited liability company (“Landlord”), and MARQETA, INC., a Delaware corporation (“Tenant”).

RECITALS
A. MACH II 180 LLC, a Delaware limited liability company and Landlord’s predecessor-in-interest under the Lease, as defined herein (“Original Landlord”), and Tenant entered into that certain Office Building Lease dated as of March 1, 2016 (the “Original Lease”), as amended by that certain First Amendment to Office Building Lease dated as of November 8, 2017 (the “First Amendment”; the Original Lease, as amended by the First Amendment, is referred to herein as the “Lease”), pursuant to which Tenant leases from Landlord those certain premises consisting of approximately 56,485 rentable square feet (48,950 usable square feet) in the aggregate (the “Premises”) comprised of (i) approximately 18,744 rentable square feet (16,299 usable square feet) consisting of the entire fourth (4th) floor, (ii) approximately 18,774 rentable square feet consisting of the entire fifth (5”‘) floor, and (iii) approximately 18,967 rentable square feet (16,326 usable square feet) consisting of the entire sixth (6th) floor of that certain office building with an address of 180 Grand Avenue, Oakland, California (the “Building”). The Building, the land on which the Building is located, the parking garage located adjacent to the Building owned by Landlord but located on a separate tax parcel, and the sidewalks and similar improvements and easements associated with the foregoing or the operation thereof, are referred to collectively herein as the “Project.”
B. The parties acknowledge that the Master Signage Program, as approved by the City of Oakland on May 1, 2018, currently allows Building Top Signage to be installed on each of the north, south, east and west sides of the Building.
C. Tenant has obtained Tenant’s Building Top Signage Permit for, and is currently licensing and has installed the Building Top Signage located on, the north and south sides of the Building (the “Existing Building Top Signage”), subject to the payment of a monthly fee of $5,000.00 for each such Building Top Signage.
D. Tenant did not exercise its option to license the Building Top Signage located on the east and west sides of the Building (the “Additional Building Top Signage”) in accordance with the terms of Section 13(b)(ii) of the First Amendment. Notwithstanding the foregoing, Landlord is willing to extend the time period for Tenant’s exercise of such option.
E. Landlord and Tenant now desire to amend the Lease in order to provide for, among other things, such agreement upon the terms and conditions set forth below.
AGREEMENT
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged, Landlord and Tenant agree as follows:
1. Defined Terms. Capitalized terms not other-wise defined herein shall have the respective meanings given to them in the Lease. Unless the context clearly indicates otherwise, all references to the “Lease” in the Lease and in this Amendment shall hereinafter be deemed to refer to the Lease, as amended hereby.
2. Additional Building Top Signage.
(a) Exercise of Option. Subject to the terms and conditions of the Lease, as amended hereby, and notwithstanding anything to the contrary contained in the Lease, effective retroactively as of March 10, 2019, Tenant shall be deemed to have exercised its option to license the Additional Building Top Signage. Except as expressly provided in the Lease, Tenant has no option to license any other signage at the Project.
(b) Payment of Signage Fee. Notwithstanding anything to the contrary contained in the Lease, including the second sentence of Section 13(b)(i)(4) of the First Amendment, commencing April 1, 2019, in addition to all Rent and other sums due under the Lease, including the monthly fee for the Existing Building Top Signage in the aggregate amount of $10,000.00, Tenant shall pay Landlord the monthly fee for each Additional Building Top Signage in the amount of $5,000.00 for a total of $10,000.00. Tenant has no obligation to install the Additional Building Top Signage but reserves the right to do so during the Term of the Lease, and if and when Tenant elects to install such Additional Building Top Signage, Tenant shall be responsible for obtaining Tenant’s Building Top Signage Permit for such Additional Building Top Signage.
3. Notices. Effective immediately, Landlord’s address for notice purposes under the Lease shall be as follows:
180 Grand Owner LLC
c/o Harvest Properties, Inc.
180 Grand Avenue, Suite 1400
Oakland, CA 94612
Attention: Asset Manager

4. Brokers. Tenant warrants that it has had no dealing with any broker or agent in connection with the negotiation or execution of this Amendment, except for Harvest Properties, Inc., representing Landlord. Tenant agrees to indemnify, defend and hold Landlord harmless from and against any claims by any broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this Amendment.
5. Full Force and Effect. Except as modified by the terms of this Amendment, the terms, covenants, conditions and agreements of the Lease are hereby in all respects ratified, confirmed and approved, and remain in full force and effect. Tenant hereby affirms that the Lease, and all of its terms, conditions, covenants, agreements and provisions, except as hereby modified, are in full force and effect.
6. No Changes. This Amendment contains the entire understanding among the parties with respect to the matters contained herein. No representations, warranties, covenants or agreements have been made concerning or affecting the subject matter of this Amendment. This Amendment may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change or modification or discharge is sought.
7. Severability. If any term or provision of this Amendment is, to any extent, held to be invalid or unenforceable, the remainder of this Amendment will not be affected, and each term or provision of this Amendment will be valid and be enforced to the fullest extent permitted by law. If the application of any term or provision of this Amendment to any person or circumstances is held to be invalid or unenforceable, the application of that term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, will not be affected, and each term or provision of this Amendment will be valid and be enforced to the fullest extent permitted by law.
8. Time of Essence. The parties hereto agree that time is of the essence with respect to all of its covenants, obligations and agreements herein.
9. Counterparts. This Amendment may be executed in any number of identical counterparts each of which shall be deemed to be an original and all, when taken together, shall constitute one and the same instrument.
10. No Offer. Submission of this instrument for examination and signature by Tenant does not constitute an offer to lease or a reservation of or option for lease, and this instrument is not effective as a lease amendment or otherwise until executed and delivered by both Landlord and Tenant.
11. Governing Law. This Amendment shall in all respects be interpreted, enforced and governed by and under the laws of the State of California.
IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first written above.

LANDLORD:		TENANT:

180 GRAND OWNER LLC, a Delaware limited liability company		MARQETA, INC., a Delaware corporation

By:	/s/ Paul Wasserman	By:	/s/ Jason Gardner

Name:	Paul Wasserman	Name:	Jason Gardner

Its:	Manager, Authorized Signatory	Its:	CEO

Execution Date:	March 15, 2019	Execution Date:	March 14, 2019

THIRD AMENDMENT TO OFFICE BUILDING LEASE
(Expansion of Leased Premises)
THIS THIRD AMENDMENT TO OFFICE BUILDING LEASE (this “Third
Amendment”) is entered into as of the 7th day of November, 2019 (the “Third Amendment Effective Date”), by and between OAKLAND GRAND OWNER LLC, a Delaware limited liability company (“Landlord”), and MARQETA, INC., a Delaware corporation (“Tenant”).
RECITALS
A.MACH II 180 LLC, a Delaware limited liability company and Landlord’s predecessor-in-interest under the Lease, as defined herein (“Original Landlord”), and Tenant entered into that certain Office Building Lease dated as of March 1, 2016 (the “Original Lease”), as amended by that certain First Amendment to Office Building Lease dated as of November 8, 2017 (the “First Amendment”) and that certain Second Amendment to Office Building Lease dated as of March 14, 2019 (the “Second Amendment”; the Original Lease, as amended by the First Amendment and the Second Amendment, is referred to herein as the “Existing Lease”), pursuant to which Tenant leases from Landlord those certain premises consisting of approximately 56,485 rentable square feet (48,950 usable square feet) in the aggregate (the “Existing Premises”) comprised of (i) approximately 18,744 rentable square feet (16,299 usable square feet) consisting of the entire fourth (4th) floor, (ii) approximately 18,774 rentable square feet consisting of the entire fifth (5th) floor, and (iii) approximately 18,967 rentable square feet (16,326 usable square feet) consisting of the entire sixth (6th) floor of that certain office building with an address of 180 Grand Avenue, Oakland, California (the “Building”). The Building, the land on which the Building is located, the parking garage located adjacent to the Building owned by Landlord but located on a separate tax parcel, and the sidewalks and similar improvements and easements associated with the foregoing or the operation thereof, are referred to collectively herein as the “Project.”
B.Landlord and Tenant desire by this Third Amendment to amend the Lease in order to provide for, among other things, an expansion of the Existing Premises to include approximately 6,799 rentable square feet in the aggregate designated as Suites 700 and 725 (collectively, the "Expansion Space") located on the seventh (7th) floor of the Building, as depicted on Exhibit A attached hereto, and further amend, modify and supplement the Lease as set forth herein.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing recitals which are incorporated herein by reference and for other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged, Landlord and Tenant agree as follows:
1.Defined Terms. Capitalized terms not otherwise defined herein shall have the respective meanings given to them in the Existing Lease. Unless the context clearly indicates otherwise, all references to the "Lease" in the Existing Lease and in this Third Amendment shall hereinafter be deemed to refer to the Existing Lease, as amended hereby.

1.Addition of Expansion Space. In addition to Tenant’s lease of the Existing Premises, commencing on the date on which Landlord delivers possession of the Expansion Space to Tenant in the condition required by this Third Amendment (the “Expansion Space Delivery Date” or “ESDD” as used in the Base Rent schedule below, and such delivery being referred to herein as “Delivery” and Landlord’s act of doing so as “Deliver”), which is estimated to occur on November 15, 2019 (the “Estimated Expansion Space Delivery Date”), Tenant shall lease the Expansion Space for the Permitted Use, subject to and in accordance with all of the terms and conditions of the Existing Lease, as amended hereby. If Landlord is unable to deliver possession of the Expansion Space to Tenant by the Estimated Expansion Space Delivery Date, then: (i) the validity of this Third Amendment shall not be affected or impaired thereby; (ii) the expiration of the Expansion Space Term (as defined below) shall not be affected thereby; (iii) Landlord shall not be in default hereunder or be liable for damages therefor; and
(iv) Tenant shall accept possession of the Expansion Space when Landlord achieves Delivery of the Expansion Space. Tenant’s obligation to pay Rent for the Expansion Space shall begin on the Expansion Space Commencement Date, as defined below. Upon Landlord’s request, Tenant shall execute (or make good faith corrective comments to) and deliver to Landlord a document confirming the Expansion Space Delivery Date, the Expansion Space Commencement Date, the expiration date of the Term, and Tenant’s acceptance of the Expansion Space (an “Expansion Space Confirmation Letter Agreement”); provided, however, Tenant’s failure to execute (or make good faith corrective comments to) such document within ten (10) business days after receipt thereof shall be deemed to constitute Tenant’s agreement to the contents of such document.
2.Condition of Leased Premises; Warranty. Tenant has been occupying the Existing Premises, is familiar with the condition thereof and accepts the Existing Premises as of the Third Amendment Effective Date in its current “AS IS” state and condition. Tenant shall accept the Expansion Space in its “AS IS” state as of the Expansion Space Delivery Date, and Landlord shall have no obligation to make or pay for any improvements or renovations in or to the Existing Premises and/or the Expansion Space or to otherwise prepare the same for Tenant’s use and occupancy except as expressly set forth in this Third Amendment, provided that Landlord will Deliver the Expansion Space to Tenant broom clean and free of any prior occupant’s (or Landlord’s) personal property, refuse or equipment/furniture. Notwithstanding the foregoing, Landlord warrants that for twelve (12) months following the Expansion Space Delivery Date (the “Warranty Period”), that the mechanical, electrical, life-safety and plumbing systems located in and/or serving the Expansion Space shall be in good working order, condition and repair. Landlord shall promptly repair (at Landlord’s sole cost) or replace (subject to Landlord’s right to reimbursement pursuant to the terms of the Lease), as necessary, any defective or malfunctioning component of such systems of which Landlord has received written notice from Tenant describing the failure or malfunction within the Warranty Period.
3.Expansion Space Work; Expansion Space Work Allowance.
(a)Expansion Space Work. Following the Expansion Space Delivery Date, Tenant plans to install, construct and/or perform certain upgrades to the Expansion Space (the “Expansion Space Work”) in accordance with the space plan attached hereto as Exhibit A (the “Space Plan”), using Building-standard materials, methods, quantities and finishes except as provided in the last sentence of this Section 4(a). All Expansion Space Work shall be performed

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in a good and workmanlike manner, in compliance with all applicable Laws, and in accordance with the terms and conditions of the Lease, as amended hereby, including, without limitation, Section 5.7 of the Original Lease (it being agreed that removal of the Expansion Space Work, if any, shall be governed by the terms of Section 5.7(d) of the Original Lease). Landlord acknowledges that Tenant anticipates that the Expansion Space Work will include certain finishes and other items which are upgrades above Landlord’s “Building standard” finishes, including, without limitation, upgrades to the lighting, ceiling, mill work, appliances, paint, color, carpet, etc., so as to generally be consistent with the level of improvements installed in the Existing Premises; Landlord will not unreasonably withhold its consent to such upgrades. Tenant shall be responsible for the cost of the Expansion Space Work, including all such upgrades, subject to the Expansion Space Work Allowance (as defined below).
(b)Approval of Architectural Drawings. Tenant shall provide to Landlord for its approval final architectural drawings based on the Space Plan, prepared by an architect selected by Tenant (“Architect”), of the Expansion Space Work; such architectural drawings shall include, as applicable, the partition layout, ceiling plan, electrical outlets and switches, telephone outlets, and detailed plans and specifications for the construction of the Expansion Space Work in accordance with all applicable Laws (the “Architectural Drawings”). Landlord shall use commercially reasonable efforts to notify Tenant whether it approves of the submitted Architectural Drawings within ten (10) business days after Tenant’s submission thereof. If Landlord disapproves of such Architectural Drawings, then Landlord shall notify Tenant thereof specifying in reasonable detail the reasons for such disapproval, in which case Tenant shall, within ten (10) business days after such notice, revise such Architectural Drawings in accordance with Landlord’s objections and submit the revised Architectural Drawings to Landlord for its review and approval. Landlord shall use commercially reasonable efforts to notify Tenant in writing whether it approves of the resubmitted Architectural Drawings within five (5) business days after its receipt thereof. Landlord’s failure to notify Tenant within the foregoing time periods shall not be a default by Landlord under the Lease. This process shall be repeated until the Architectural Drawings have been finally approved by Tenant and Landlord. Tenant shall be solely responsible for applying for, obtaining and maintaining any permits and approvals required by applicable jurisdictional authorities for the Expansion Space Work, and Landlord shall, at no cost to Landlord, reasonably cooperate with Tenant in connection therewith. Landlord shall not be responsible for the accuracy of the Architectural Drawings or any item prepared by Tenant.
(c)Expansion Space Work Allowance. Subject to the terms and conditions hereof, Landlord shall reimburse Tenant for the costs incurred by Tenant in the design, permitting and construction of the Expansion Space Work (including, without limitation, architectural fees, engineering fees and project management fees) (collectively, the “ESW Construction Costs”); provided, however, Landlord’s obligation to reimburse Tenant for the ESW Construction Costs shall be: (i) limited to the lesser of (A) the actual ESW Construction Costs incurred by Tenant in design, permitting, project management and performance of the Expansion Space Work; and (B) an amount not to exceed $611,910.00 (based on $90.00 per rentable square foot of the Expansion Space, the “Expansion Space Work Allowance”); and
(ii) conditioned upon Landlord’s receipt of written notice (which notice shall be accompanied by the invoices and documentation set forth below) from Tenant that the Expansion Space Work has been completed and accepted by Tenant. Landlord shall reimburse Tenant for the ESW

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Construction Costs (limited as described above) on a monthly basis as design and construction proceed, within thirty (30) days following Landlord’s receipt of a monthly request for disbursement, accompanied by: (x) copies of third party invoices for costs incurred by Tenant in constructing the Expansion Space Work; (y) evidence that Tenant has paid the invoices for such costs; and (z) lien waivers (conditional or unconditional, as appropriate) and mechanics’ lien releases from any contractor or subcontractor who has constructed any portion of the Expansion Space Work for which payment is requested or any materialman with lien rights who has supplied materials used or incorporated into any such portion of the Expansion Space Work (if applicable), all such waivers and releases to be on the applicable statutory form and otherwise reasonably satisfactory to Landlord. Tenant must submit all reimbursement requests to Landlord by December 31, 2020 (the “Outside Allowance Request Date”), and Landlord will not be obligated to make any payment related to the Expansion Space Work for requests submitted after such date. However, the Outside Allowance Request Date shall be delayed on a day-for-day basis for each day that the Expansion Space Delivery Date is delayed beyond the Estimated Expansion Space Delivery Date and for each day that Tenant’s performance of the Expansion Space Work is delayed due to force majeure or Landlord Delay (as defined below). Under no circumstances shall Landlord be required to reimburse Tenant for any portion of the ESW Construction Costs while Tenant is in default under the Lease beyond any applicable notice and cure period; provided, that Landlord shall resume such reimbursement of Tenant for the ESW Construction Costs in accordance with this Section 4(c) as soon as Tenant has cured its default under the Lease, to Landlord’s satisfaction. Any unused portion of the Expansion Space Work Allowance for which Tenant has not submitted a reimbursement request by the Outside Allowance Request Date shall be deemed forfeited (and expressly may not be credited toward Rent due under the Lease, as amended hereby). Furthermore, Tenant may not use any portion of the Expansion Space Work Allowance for its furniture, fixtures, equipment, personal property or telecommunications equipment and cabling nor shall Tenant be entitled to receive any unused portion of the Expansion Space Work Allowance. As used herein, “Landlord Delay” shall mean (A) actual delays to the extent resulting solely from the failure of Landlord to approve or disapprove the Architectural Drawings within the time period set forth in Section 4(b), which failure is not due to (i) Tenant’s failure to provide information requested by Landlord in order to approve or disapprove the Architectural Drawings or (ii) a reason outside Landlord’s reasonable control or (B) intentional interference (when judged in accordance with industry custom and practice) by Landlord, its agents, employees or contractors with the Expansion Space Work (including the impairment of Tenant's contractors' or vendors' or employees' access to the Expansion Space, failure to provide reasonable access to the Building's loading docks or other facilities necessary for the construction of the Expansion Space Work and/or the movement of materials and personnel to the Expansion Space for such purpose) and which objectively preclude or delay the construction of improvements in the Building by any person, which interference relates to access by Tenant, or Tenant's employees, contractors, vendors or representatives to the Building. If Tenant contends that a Landlord Delay has occurred, Tenant shall notify Landlord in writing of the event which constitutes such delay (the "Delay Notice"). Such notice may be via electronic mail to Landlord's property manager. Tenant will additionally use reasonable efforts to mitigate the effects of any Landlord Delay through the re-sequencing or re-scheduling of work, if feasible, but this sentence will not be deemed to require Tenant to incur overtime or after-hours costs unless Landlord agrees in writing to bear such costs. If such actions, inaction or circumstance described in any Delay Notice regarding an alleged Landlord Delay are not cured by Landlord within two (2) business days after Landlord's receipt of the

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Delay Notice, and if such action, inaction or circumstance otherwise qualify as a Landlord Delay, then a Landlord Delay shall be deemed to have occurred commencing as of the third (3rd) business day after Landlord's receipt of the Delay Notice and ending as of the date such delay ends. Notwithstanding the foregoing, if, as a result of a Landlord Delay, and notwithstanding Tenant's mitigation efforts described above, the date of substantial completion of the Expansion Space Work is delayed for a longer period than the actual length of the Landlord Delay (due to the need to reschedule subcontractors or suppliers and/or re-sequence elements of work, but no more than two (2) consecutive days), then, for the purposes of determining the extension of the date of substantial completion, the Landlord Delay will be deemed to be the number of days substantial completion of the Expansion Space Work is delayed as a result of such Landlord Delay.
2.Size of Leased Premises. As of the Expansion Space Delivery Date, the “Leased Premises” shall mean and refer to the Existing Premises and the Expansion Space consisting of approximately 63,284 rentable square feet in the aggregate.
3.Expansion Space Term. The Term of the Lease with respect to the Expansion Space shall commence on the Expansion Space Delivery Date and expire concurrently with the Term of the Lease with respect to the Existing Premises on February 28, 2026 (the “Expansion Space Term”).
4.Base Rent for Expansion Space. From the Expansion Space Delivery Date to April 14, 2020, Tenant shall not be obligated to pay Base Rent for the Expansion Space, but Tenant shall pay all Rent for the Existing Premises and all other charges due under the Lease, as amended hereby. Commencing on April 15, 2020 (the “Expansion Space Commencement Date”) and thereafter on or before the first (1st) day of each calendar month during the Expansion Space Term, in addition to all Rent for the Existing Premises and all other Rent for the Expansion Space, Tenant shall pay to Landlord Base Rent for the Expansion Space as follows:

Months	Monthly Base Rent Rate Per Rentable Square Foot	Monthly Base Rent
ESDD – 4/14/20	$0.0000	$0.00
4/15/20 – 6/14/20	$0.0000	Abated*
6/15/20 – 4/14/21	$5.4000	$36,714.60
4/15/21 – 4/14/22	$5.5620	$37,816.04
4/15/22 – 4/14/23	$5.7289	$38,950.52
4/15/23 – 4/14/24	$5.9007	$40,119.03
4/15/24 – 4/14/25	$6.0777	$41,322.61
4/15/25 – 2/28/26	$6.2601	$42,562.28

*Base Rent for the Expansion Space shall be abated for the first two (2) months of the Expansion Space Term. Notwithstanding the foregoing, the Expansion Space Commencement

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Date (and the dates upon which the Base Rent rate payable as described above is increased) shall be delayed on a day-for-day basis for each day that the Expansion Space Delivery Date is delayed beyond the Estimated Expansion Space Delivery Date and for each day that substantial completion of the Expansion Space Work is delayed as a consequence of force majeure or Landlord Delay (in such event, the Expansion Space Confirmation Letter Agreement will restate

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the Base Rent schedule using the correct calendar dates). Notwithstanding such abatement of Base Rent, (a) all other sums due under the Lease, including Tenant’s Proportionate Share of Basic Operating Costs, Tenant’s Proportionate Share of Property Taxes and Additional Rent, shall be payable as provided in the Lease, and (b) any increases in Base Rent set forth above shall occur on the dates scheduled therefor. The abatement of Base Rent provided for above is conditioned upon Tenant’s full and timely performance of all of its obligations under the Lease. If at any time during the Term Tenant defaults under any term or provision of the Lease, as amended hereby, and fails to cure such default within the prescribed cure period, Tenant shall promptly pay to Landlord, in addition to all other amounts due to Landlord under the Lease, as amended hereby, a prorated amount of all Base Rent hereinabove abated (i.e., up to $73,429.20, depending on when such default and failure to cure timely occurs), which portion shall be based on the ratio between the number of days remaining in the Expansion Space Term as of the date of the end of all applicable cure periods for such event of default, and the total number of days in the Expansion Space Term. No such payment by Tenant of any portion of the abated Base Rent shall constitute a waiver by Landlord of any default of Tenant or any election of remedies by Landlord.
5.Tenant’s Proportionate Share; Base Year. Effective as of the Expansion Space Commencement Date, (i) Tenant’s Proportionate Share with respect to the Expansion Space shall be 2.44% (i.e., 6,799/278,596), and (ii) the Base Year for the Expansion Space shall be calendar year 2020.
6.Parking. During the Expansion Space Term, in connection with Tenant’s lease of the Expansion Space, Tenant shall have the right to use up to seven (7) additional unreserved parking spaces in the Parking Garage at the prevailing rates established by Landlord for the Building from time to time.
7.Signage. Subject to and in compliance with the terms of Section 4.4 of the Original Lease, Landlord, at its sole cost, shall furnish Tenant with space on the Building directory for the Expansion Space.
8.Give Back Option. Notwithstanding anything to the contrary contained in the Lease, if during the Expansion Space Term, Tenant leases the entirety of one or more floors in the Building (other than the Existing Premises or the Expansion Space) (such floor(s) referred to herein as the “Additional Expansion Space”), Tenant shall, upon at least thirty (30) days’ prior written notice to Landlord, have the one-time option, without penalty, to terminate the Lease with respect to the Expansion Space only, which termination shall be effective on the third (3rd) consecutive day after the date on which Tenant moves into the Additional Expansion Space, and Landlord and Tenant shall execute an amendment to the Lease memorializing the termination of the Expansion Space and the lease of the Additional Expansion Space on terms and conditions reasonably acceptable to both parties.
9.Landlord’s Representatives. Effective immediately, the terms “Landlord’s Representatives” and “Landlord Parties” as used in the Lease shall include AXA Real Estate Investment Managers US LLC, a Delaware limited liability company (“AXA”). Furthermore, Tenant shall include AXA as an additional insured to its insurance policies required under the Lease.

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10.Notices. Effective immediately, Landlord’s address for notice purposes under the Lease shall be as follows:
Oakland Grand Owner LLC c/o Harvest Properties, Inc. 180 Grand Ave, Suite 1400
Oakland, CA 94610 Attention: Asset Manager
With a copy to:

Oakland Grand Owner LLC
c/o AXA Real Estate Investment Managers US LLC 711 Third Avenue, Suite 210
New York, NY 10017
Attn: Stephen D. McCarthy and Caryn Lombardi

11.Brokers. Tenant warrants that it has had no dealing with any broker or agent in connection with the negotiation or execution of this Third Amendment, except for Harvest Properties, Inc., representing Landlord, and Newmark Knight Frank, representing Tenant. Landlord shall pay any commission due to such brokers pursuant to a separate written agreement. Tenant agrees to indemnify, defend and hold Landlord harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction. Landlord agrees to indemnify, defend and hold Tenant harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Landlord with regard to this leasing transaction.
12.Full Force and Effect. Except as modified by the terms of this Third Amendment, the terms, covenants, conditions and agreements of the Existing Lease are hereby in all respects ratified, confirmed and approved, and remain in full force and effect. Tenant hereby affirms that the Existing Lease, and all of its terms, conditions, covenants, agreements and provisions, except as hereby modified, are in full force and effect.
13.No Changes. This Third Amendment contains the entire understanding among the parties with respect to the matters contained herein. No representations, warranties, covenants or agreements have been made concerning or affecting the subject matter of this Third Amendment. This Third Amendment may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change or modification or discharge is sought.
14.Severability. If any term or provision of this Third Amendment is, to any extent, held to be invalid or unenforceable, the remainder of this Third Amendment will not be affected, and each term or provision of this Third Amendment will be valid and be enforced to the fullest extent permitted by law. If the application of any term or provision of this Third Amendment to any person or circumstances is held to be invalid or unenforceable, the application of that term or provision to persons or circumstances other than those as to which it is held invalid or

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unenforceable, will not be affected, and each term or provision of this Third Amendment will be valid and be enforced to the fullest extent permitted by law.
15.Time of Essence. The parties hereto agree that time is of the essence with respect to all of its covenants, obligations and agreements herein.
16.Counterparts. This Third Amendment may be executed in any number of identical counterparts each of which shall be deemed to be an original and all, when taken together, shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including .pdf or any electronic signature complying with the U.S. Federal ESIGN Act of 2000, e.g., www.docusign.com or echosign, etc.) and any counterpart so delivered shall be deemed to have been duly and validly delivered, valid and effective for all purposes and binding upon the parties hereto.
17.No Offer. Submission of this Third Amendment for examination and signature by Tenant does not constitute an offer to lease or a reservation of or option for lease, and this instrument is not effective as a lease amendment or otherwise until executed and delivered by both Landlord and Tenant.
18.Governing Law. This Third Amendment shall in all respects be interpreted, enforced and governed by and under the laws of the State of California.
IN WITNESS WHEREOF, Landlord and Tenant have executed this Third Amendment as of the Third Amendment Effective Date.

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LANDLORD:

OAKLAND GRAND OWNER LLC,
a Delaware limited liability company
By:/s/ Kathryn Collins

TENANT:

MARQETA, INC.,
a Delaware corporation
By: /s/ Tripp Faix
Name: Its:

Kathryn Collins
Vice President

Name: Tripp Faix
Its: CFO

Execution Date:

November 12, 2019

Execution Date: November 8, 2019
By:/s/ Sarah Irving
Name: Its:

Sarah Irving
Vice President
Execution Date: November 12, 2019

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EXHIBIT A EXPANSION SPACE
[SEVENTH (7TH) FLOOR]